                                                                    EXHIBIT 10.1
================================================================================

                 AMENDED AND RESTATED CREDIT, SECURITY, GUARANTY
                              AND PLEDGE AGREEMENT

                          DATED AS OF DECEMBER 15, 2003

                                      AMONG

                         LIONS GATE ENTERTAINMENT CORP.

                                       AND

                         LIONS GATE ENTERTAINMENT INC.,

                                  AS BORROWERS

                                       AND

                        THE GUARANTORS REFERRED TO HEREIN

                                       AND

                         THE LENDERS REFERRED TO HEREIN

                                       AND

                              JPMORGAN CHASE BANK,
                             AS ADMINISTRATIVE AGENT
                                       AND
                                 AS ISSUING BANK

                                       AND

                      JPMORGAN CHASE BANK (TORONTO BRANCH),
                           AS CANADIAN FACILITY AGENT

                                       AND

                               FLEET NATIONAL BANK
                                       AND
                                  BNP PARIBAS,
                            AS CO-SYNDICATION AGENTS

================================================================================

                                TABLE OF CONTENTS

                                                                                                                         PAGE
1.  DEFINITIONS......................................................................................................      2

2.  THE LOANS........................................................................................................     41

    SECTION 2.1     U.S. Dollar Revolving Credit Loans...............................................................     41

    SECTION 2.2     Term Loans.......................................................................................     44

    SECTION 2.3     Canadian Dollar Loans............................................................................     44

    SECTION 2.4     Bankers' Acceptances.............................................................................     46

    SECTION 2.5     Notes; Repayment.................................................................................     50

    SECTION 2.6     Letters of Credit................................................................................     51

    SECTION 2.7     Interest.........................................................................................     57

    SECTION 2.8     Commitment Fee and Other Fees....................................................................     57

    SECTION 2.9     Termination and/or Reduction of the Revolving Credit  Commitments................................     58

    SECTION 2.10    Default Interest; Alternate Rate of Interest.....................................................     59

    SECTION 2.11    Continuation and Conversion of Loans and Bankers' Acceptances....................................     60

    SECTION 2.12    Prepayment of Loans and Bankers' Acceptances;  Reimbursement of Lenders..........................     63

    SECTION 2.13    Change in Circumstances..........................................................................     66

    SECTION 2.14    Change in Legality...............................................................................     69

    SECTION 2.15    United States Withholding........................................................................     69

    SECTION 2.16    Foreign Currency Conversion; Withholding.........................................................     71

    SECTION 2.17    Interest Act (Canada)............................................................................     73

    SECTION 2.18    Interest Adjustments.............................................................................     73

    SECTION 2.19    Manner of Payments...............................................................................     74

    SECTION 2.20    Provisions Relating to the Borrowing Base........................................................     74

3.  REPRESENTATIONS AND WARRANTIES OF CREDIT PARTIES.................................................................     75

    SECTION 3.1     Existence and Power..............................................................................     75

    SECTION 3.2     Authority and No Violation.......................................................................     76

    SECTION 3.3     Governmental Approval............................................................................     76

    SECTION 3.4     Binding Agreements...............................................................................     76

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                         PAGE
    SECTION 3.5     Financial Statements.............................................................................     77

    SECTION 3.6     No Material Adverse Change.......................................................................     77

    SECTION 3.7     Ownership of Pledged Securities, Subsidiaries, etc...............................................     78

    SECTION 3.8     Copyrights, Trademarks and Other Rights..........................................................     78

    SECTION 3.9     Fictitious Names.................................................................................     79

    SECTION 3.10    Title to Properties..............................................................................     79

    SECTION 3.11    Places of Business...............................................................................     79

    SECTION 3.12    Litigation.......................................................................................     79

    SECTION 3.13    Federal Reserve Regulations......................................................................     79

    SECTION 3.14    Investment Company Act...........................................................................     80

    SECTION 3.15    Taxes............................................................................................     80

    SECTION 3.16    Compliance with ERISA............................................................................     80

    SECTION 3.17    Agreements.......................................................................................     81

    SECTION 3.18    Security Interest................................................................................     81

    SECTION 3.19    Disclosure.......................................................................................     81

    SECTION 3.20    Distribution Rights..............................................................................     82

    SECTION 3.21    Environmental Liabilities........................................................................     82

    SECTION 3.22    Pledged Securities...............................................................................     82

    SECTION 3.23    Compliance with Laws.............................................................................     83

    SECTION 3.24    Canadian Plans...................................................................................     83

4.  CONDITIONS OF LENDING............................................................................................     84

    SECTION 4.1     Conditions Precedent to Initial Loan or Letter of Credit.........................................     84

    SECTION 4.2     Conditions Precedent to Each Loan, Bankers' Acceptance and Letter of Credit......................     89

    SECTION 4.3     Conditions Precedent to Loans and/or Letters of Credit under the Special Production Tranche......     89

5.  AFFIRMATIVE COVENANTS............................................................................................     90

    SECTION 5.1     Financial Statements and Reports.................................................................     91

    SECTION 5.2     Corporate Existence; Compliance with Laws........................................................     92

    SECTION 5.3     Maintenance of Properties........................................................................     93

    SECTION 5.4     Notice of Material Events........................................................................     93

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                         PAGE
    SECTION 5.5     Insurance........................................................................................     94

    SECTION 5.6     Production and Distribution......................................................................     95

    SECTION 5.7     Music............................................................................................     95

    SECTION 5.8     Copyrights and Trademarks........................................................................     95

    SECTION 5.9     Books and Records................................................................................     96

    SECTION 5.10    Third Party Audit Rights.........................................................................     96

    SECTION 5.11    Observance of Agreements.........................................................................     97

    SECTION 5.12    Laboratories; No Removal.........................................................................     97

    SECTION 5.13    Taxes and Charges; Indebtedness in Ordinary Course of Business...................................     97

    SECTION 5.14    Liens............................................................................................     98

    SECTION 5.15    Further Assurances; Security Interests...........................................................     98

    SECTION 5.16    ERISA and Canadian Plan Compliance and Reports...................................................     98

    SECTION 5.17    Subsidiaries.....................................................................................    100

    SECTION 5.18    Environmental Laws...............................................................................    100

    SECTION 5.19    Use of Proceeds..................................................................................    101

    SECTION 5.20    Uncompleted Items of Product.....................................................................    101

    SECTION 5.21    Negative Cost Statements.........................................................................    102

    SECTION 5.22    Distribution Agreements, Acceptable L/C's, Etc...................................................    103

    SECTION 5.23    Completion Guaranty..............................................................................    103

    SECTION 5.24    Security Agreements with the Guilds..............................................................    103

6.  NEGATIVE COVENANTS...............................................................................................    104

    SECTION 6.1     Limitations on Indebtedness and Preferred Equity Interests.......................................    104

    SECTION 6.2     Limitations on Liens.............................................................................    105

    SECTION 6.3     Limitation on Guarantees.........................................................................    107

    SECTION 6.4     Limitations on Investments.......................................................................    108

    SECTION 6.5     Restricted Payments..............................................................................    108

    SECTION 6.6     Limitation on Leases.............................................................................    109

    SECTION 6.7     Consolidation, Merger, Sale or Purchase of Assets, etc...........................................    110

    SECTION 6.8     Receivables......................................................................................    110

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                         PAGE
    SECTION 6.9     Sale and Leaseback...............................................................................    110

    SECTION 6.10    Places of Business; Change of Name...............................................................    111

    SECTION 6.11    Limitations on Capital Expenditures..............................................................    111

    SECTION 6.12    Transactions with Affiliates.....................................................................    111

    SECTION 6.13    Business Activities..............................................................................    111

    SECTION 6.14    Fiscal Year End..................................................................................    111

    SECTION 6.15    Overhead Expense.................................................................................    111

    SECTION 6.16    Consolidated Capital Base........................................................................    112

    SECTION 6.17    Leverage Ratio...................................................................................    112

    SECTION 6.18    Unused Availability..............................................................................    112

    SECTION 6.19    Liquidity Ratio..................................................................................    112

    SECTION 6.20    Fixed Charges Coverage Ratio.....................................................................    113

    SECTION 6.21    Film Spending Ratio..............................................................................    113

    SECTION 6.22    Prohibitions of Amendments and Waivers...........................................................    113

    SECTION 6.23    Amortization Method..............................................................................    113

    SECTION 6.24    No Further Negative Pledge.......................................................................    113

    SECTION 6.25    Development Costs................................................................................    113

    SECTION 6.26    Additional Limitation on Production and Acquisition of Product...................................    114

    SECTION 6.27    Bank Accounts....................................................................................    114

    SECTION 6.28    ERISA Compliance.................................................................................    114

    SECTION 6.29    Hazardous Materials..............................................................................    115

    SECTION 6.30    Use of Proceeds of Loans and Requests for Letters of Credit......................................    115

    SECTION 6.31    Interest Rate Protection Agreements, etc.........................................................    115

    SECTION 6.32    Subsidiaries.....................................................................................    115

    SECTION 6.33    AFI Facility.....................................................................................    115

7.  EVENTS OF DEFAULT................................................................................................    116

8.  GRANT OF SECURITY INTEREST; REMEDIES.............................................................................    119

    SECTION 8.1     Security Interests...............................................................................    119

    SECTION 8.2     Use of Collateral................................................................................    119

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                         PAGE
    SECTION 8.3     Collection Accounts..............................................................................    119

    SECTION 8.4     Credit Parties to Hold in Trust..................................................................    120

    SECTION 8.5     Collections, etc.................................................................................    120

    SECTION 8.6     Possession, Sale of Collateral, etc..............................................................    120

    SECTION 8.7     Application of Proceeds on Default...............................................................    122

    SECTION 8.8     Power of Attorney................................................................................    122

    SECTION 8.9     Financing Statements, Direct Payments............................................................    123

    SECTION 8.10    Further Assurances...............................................................................    123

    SECTION 8.11    Termination and Release..........................................................................    123

    SECTION 8.12    Remedies Not Exclusive...........................................................................    124

    SECTION 8.13    Quiet Enjoyment..................................................................................    124

    SECTION 8.14    Continuation and Reinstatement...................................................................    124

9.  GUARANTY.........................................................................................................    124

    SECTION 9.1     Guaranty.........................................................................................    124

    SECTION 9.2     No Impairment of Guaranty, etc...................................................................    126

    SECTION 9.3     Continuation and Reinstatement, etc..............................................................    126

    SECTION 9.4     Limitation on Guaranteed Amount etc..............................................................    127

10. PLEDGE...........................................................................................................    127

    SECTION 10.1    Pledge...........................................................................................    127

    SECTION 10.2    Covenant.........................................................................................    127

    SECTION 10.3    Registration in Nominee Name; Denominations......................................................    128

    SECTION 10.4    Voting Rights; Dividends; etc....................................................................    128

    SECTION 10.5    Remedies Upon Default............................................................................    128

    SECTION 10.6    Application of Proceeds of Sale and Cash.........................................................    130

    SECTION 10.7    Securities Act, etc..............................................................................    130

    SECTION 10.8    Continuation and Reinstatement...................................................................    131

    SECTION 10.9    Termination......................................................................................    131

11. CASH COLLATERAL..................................................................................................    131

    SECTION 11.1    Cash Collateral Accounts.........................................................................    131

    SECTION 11.2    Investment of Funds..............................................................................    132

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                         PAGE
    SECTION 11.3    Grant of Security Interest.......................................................................    132

    SECTION 11.4    Remedies.........................................................................................    132

12. THE ADMINISTRATIVE AGENT, THE CANADIAN AGENT AND THE ISSUING BANK................................................    133

    SECTION 12.1    Administration by the Administrative Agent.......................................................    133

    SECTION 12.2    Advances and Payments............................................................................    134

    SECTION 12.3    Sharing of Setoffs, Cash Collateral and Sharing Events...........................................    135

    SECTION 12.4    Notice to the Lenders............................................................................    136

    SECTION 12.5    Liability of the Administrative Agent, Canadian Agent, Issuing Bank and Syndication Agent........    136

    SECTION 12.6    Reimbursement and Indemnification................................................................    137

    SECTION 12.7    Rights of Administrative Agent and Canadian Agent................................................    138

    SECTION 12.8    Independent Investigation by Lenders.............................................................    138

    SECTION 12.9    Agreement of Required Lenders....................................................................    138

    SECTION 12.10   Notice of Transfer...............................................................................    139

    SECTION 12.11   Successor Administrative Agent...................................................................    139

    SECTION 12.12   Successor Issuing Bank...........................................................................    139

    SECTION 12.13   Successor Canadian Agent.........................................................................    140

    SECTION 12.14   Quebec Power of Attorney.........................................................................    140

13. MISCELLANEOUS....................................................................................................    141

    SECTION 13.1    Notices..........................................................................................    141

    SECTION 13.2    Survival of Agreement, Representations and Warranties, etc.......................................    141

    SECTION 13.3    Successors and Assigns; Syndications; Loan Sales; Participations.................................    142

    SECTION 13.4    Expenses; Documentary Taxes......................................................................    145

    SECTION 13.5    Indemnification of the Administrative Agent, the Issuing Bank and the Lenders....................    146

    SECTION 13.6    CHOICE OF LAW....................................................................................    147

    SECTION 13.7    WAIVER OF JURY TRIAL.............................................................................    147

    SECTION 13.8    WAIVER WITH RESPECT TO DAMAGES...................................................................    147

    SECTION 13.9    No Waiver........................................................................................    148

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                         PAGE
    SECTION 13.10   Extension of Payment Date........................................................................    148

    SECTION 13.11   Amendments, etc..................................................................................    148

    SECTION 13.12   Severability.....................................................................................    149

    SECTION 13.13   SERVICE OF PROCESS...............................................................................    149

    SECTION 13.14   Headings.........................................................................................    150

    SECTION 13.15   Execution in Counterparts........................................................................    150

    SECTION 13.16   Subordination of Intercompany Indebtedness, Receivables and Advances.............................    150

    SECTION 13.17   Entire Agreement.................................................................................    150

    SECTION 13.18   Transition.......................................................................................    151

                                    Schedules

1.1            Schedule of Commitments
1.2            Acceptable Obligors/Allowable Amounts
1.3            Guarantors
1.4            Pay Television Formula
1.5            Home Video Formula
3.1(a)         List of jurisdictions where the Credit Parties are qualified
3.7(a)         Credit Parties/Pledged Securities
3.7(b)         Beneficial Interests
3.7(c)         Inactive Subsidiaries
3.7(d)         Unrestricted Subsidiaries
3.8(a)(i)      All Items of Product
3.8(a)(ii)     Items of Product: Copyrights
3.8(b)         Trademarks
3.9            Fictitious Names
3.11           Chief Executive Office, Location of Collateral and Records
3.12           Litigation
3.17           Material Agreements
3.18           Filing Offices for UCC-1, PPSA and CCQ Financing Statements
3.22           Pledged Securities
3.24           Real Properties
6.1            Existing Indebtedness
6.2            Existing Liens
6.3            Existing Guarantees
6.4            Existing Investments
6.26           Existing Bank Accounts

Exhibits

A-1   Form of U.S. Dollar Revolving Credit Note
A-2   Form of Canadian Dollar Note
A-3   Form of Term Note
B-1   Form of Opinion of Heenan Blaikie LLP, Canadian counsel to the Borrowers
B-2   Form of Opinion of O'Melveny & Myers LLP, U.S. counsel to the Borrowers
C-1   Form of Copyright Security Agreement
C-2   Form of Copyright Security Agreement Supplement
D     Form of Laboratory Access Letter
E-1   Form of Pledgeholder Agreement (Uncompleted Product)
E-2   Form of Pledgeholder Agreement (Completed Product)
F     Form of Trademark Security Agreement
G     Form of Contribution Agreement
H     Form of Borrowing Certificate
I     Form of Borrowing Base Certificate
J     Form of Assignment and Acceptance
K     Form of Notice of Assignment and Irrevocable Instructions
L     Form of Instrument of Assumption and Joinder

M-1   Form of Hypothec
M-2   Form of Pledge of Debenture
N     Form of Special Purpose Producer Credit Agreement
O     Letter to Sellers regarding Excluded Assets and Box Office Contingent
      Payments
P     Form of Giustra Pledge Agreement

                           AMENDED AND RESTATED CREDIT, SECURITY, GUARANTY AND PLEDGE AGREEMENT, dated as of September 25, 2000, as amended and restated as of December 15, 2003 (as further amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), among (i) Lions Gate Entertainment Corp., a British Columbia corporation ("LGEC") and Lions Gate Entertainment Inc., a Delaware corporation ("LGEI" and, together with LGEC, the "Borrowers");
                           (ii) the Guarantors referred to herein; (iii) the Lenders referred to herein; (iv) JPMORGAN CHASE BANK, a New York banking corporation, as agent for the Lenders (in such capacity, the "Administrative Agent") and as the issuer of letters of credit (in such capacity, the "Issuing Bank"); (v) JPMorgan Chase Bank (Toronto Branch), as Canadian Agent (in such capacity, "Canadian Agent"); and (vi) FLEET NATIONAL BANK and BNP PARIBAS as Co-Syndication Agents (in such capacity, the "Co-Syndication Agents").

                             INTRODUCTORY STATEMENT

                  All terms not otherwise defined above or in this Introductory Statement are as defined in Article 1 hereof or as defined elsewhere herein.

                  On September 25, 2000 the Borrowers, certain of the Guarantors, the Administrative Agent and certain lenders entered into a Credit, Security Guaranty and Pledge Agreement providing for a secured credit facility (the "Existing Credit Agreement").

                  LGEC has requested that the Lenders amend and restate the Existing Credit Agreement, in order, among other things, to make available a US$350,000,000 five-year secured credit facility consisting of (x) a five-year revolving credit facility (the "Revolving Credit Facility") of US$215,000,000 consisting of a U.S. Dollar Revolving Credit Facility pursuant to which U.S. Dollar Revolving Credit Loans in an aggregate amount not to exceed US$200,000,000 outstanding at any one time may be made to LGEI by the U.S. Dollar Lenders and a Canadian Dollar Facility pursuant to which Canadian Dollar Loans in an amount not to exceed the Canadian Dollar Equivalent of US$15,000,000 outstanding at any one time may be made by the Canadian Dollar Lenders to LGEC and (y) a five-year term loan of US$135,000,000 to LGEI (the "Term Loan Facility"). The proceeds of the Term Loan Facility will be used to finance, in part, the merger of LGF Acquisition Corporation ("Merger Sub") with and into Film Holdings Co. ("FHC"), which is the corporate parent of Artisan Entertainment Inc. ("Artisan") and certain related transactions which will result in Artisan becoming a wholly-owned subsidiary of LGEI (collectively, the "Acquisition"), all as described in the Merger Agreement among FHC, LGEC and Merger Sub dated as of October 24, 2003 (the "Merger Agreement") and to refinance indebtedness of the Borrowers and Artisan in connection with the Acquisition. The proceeds of the Revolving Credit Facility will be used to (i) finance, in part, the Acquisition, (ii) refinance existing indebtedness of the Borrowers and Artisan in connection with the Acquisition, (iii) finance the development, production, distribution or acquisition of intellectual properties including feature films, television and video product and/or rights therein or thereto and (iv) for other general corporate purposes, including acquisitions.

                  To provide assurance for the repayment of the Loans and the other Obligations of the Borrowers hereunder, the Borrowers will, among other things, provide or cause to be provided to the Administrative Agent, for the benefit of itself, the Issuing Bank and the Lenders, the following (each as more fully described herein):

(i)      a guaranty of the Obligations by each of the Guarantors pursuant to
Article 9 hereof;

(ii) a security interest in the Collateral from each of the Credit Parties pursuant to Article 8 hereof; and

(iii) a pledge by each of the Pledgors of the Pledged Securities owned by it pursuant to Article 10 hereof.

                  Subject to the terms and conditions set forth herein, the Administrative Agent is willing to act as agent for the Lenders, the Issuing Bank is willing to issue the Letters of Credit, the Canadian Agent is willing to act as agent for the Canadian Dollar Lenders, and each Canadian Dollar Lender is willing to make Canadian Dollar Loans to LGEC and Special Purpose Producers, to create Bankers' Acceptances for the account of LGEC as provided herein and to participate in Letters of Credit as provided herein, and each U.S. Dollar Lender is willing to make Term Loans to LGEI, to make US. Dollar Revolving Credit Loans to LGEI and Special Purpose Producers and to participate in the Letters of Credit as provided herein, in an aggregate amount at any one time outstanding not in excess of its Commitment hereunder.

                  Accordingly, the parties hereto hereby agree as follows that, effective on the Closing Date, the Existing Credit Agreement is amended and restated in its entirety to read as follows:

1.       DEFINITIONS

                  For the purposes hereof unless the context otherwise requires, all Section references herein shall be deemed to correspond with Sections herein, the following terms shall have the meanings indicated, all accounting terms not otherwise defined herein shall have the respective meanings accorded to them under GAAP and all terms defined in the UCC and not otherwise defined herein shall have the respective meanings accorded to them therein. Notwithstanding the foregoing, for purposes of computing Consolidated Capital Base, Consolidated Net Income, Consolidated Senior Debt and compliance with the covenants contained in Sections 6.15 through 6.21, inclusive, Cine-Groupe Corporation, Christal Films Distribution Inc., Christal Films Productions Inc. and CinemaNow shall not be consolidated. The income or loss of such companies shall not be consolidated going forward except to the extent that cash dividends are actually paid by such entities to LGEC or one of its Consolidated Subsidiaries and the balance sheet entries for such entities shall be the amount that would have been their current contribution as of the date hereof to Consolidated Capital Base had it been computed as of the date hereof with such entities being consolidated in accordance with GAAP. Notwithstanding the foregoing qualification if subsequent to the date hereof LGEC determines to sell its interest in any of such entities, their contribution to Consolidated Capital Base shall be the lesser of the foregoing amount and such amount as represents the estimated Net Proceeds from the sale thereof. Unless the context otherwise requires, any of the following terms may be used in the singular or the plural, depending on the reference:

                  "Acceptable L/C" shall mean an irrevocable letter of credit which (i) is in form and on terms acceptable to the Administrative Agent, (ii) is payable in Dollars at an office of the issuing or confirming bank in New York City, and (iii) is issued or confirmed by (a) any Person that on the date of issuance or confirmation of the letter of credit, is a Lender; (b) any commercial bank that has (or which is the principal operating subsidiary of a holding company which has) as of the time such letter of credit is issued, public debt outstanding with a rating of at least "A" (or the equivalent of an "A") from one of the nationally recognized debt rating agencies; or (c) any other bank which the Required Lenders may in their sole discretion determine to be of acceptable credit quality.

                  "Acceptable Domestic Account Debtor" shall mean any Person listed as such on Schedule 1.2 hereto (as modified from time to time in accordance with Section 2.20).

                  "Acceptable Foreign Account Debtor" shall mean any Person listed as such on Schedule 1.2 hereto (as modified from time to time in accordance with Section 2.20).

                  "Acceptable Major Account Debtor" shall mean any Person listed as such on Schedule 1.2 hereto (as modified from time to time in accordance with Section 2.20).

                  "Acceptable Obligor" shall mean any of the Acceptable Domestic Account Debtors, the Acceptable Foreign Account Debtors and the Acceptable Major Account Debtors.

                  "Acceptable Tax Credit" shall mean the amount that a Credit Party is entitled to or can reasonably be expected to be entitled to receive as a refund of tax with respect to any tax credit pursuant to sections 125.4 or
125.5 of the ITA, sections 80, 81 or 82.1 of the Income Tax Act (British Columbia) R.S.B.C. 1996, c.215, as amended (the "BC Act") or the comparable provision of law of any other Canadian Province (an "Other Provincial Act"), which meets the following criteria:

(i) the tax credit is in respect of an item of Product that has commenced principal photography and that does not remain Uncompleted beyond the time period, if any, permitted under the Federal Act, the BC Act or Other Provincial Act, as applicable, with respect to such credit;

(ii) the Credit Party shall have delivered to the Administrative Agent the items listed in Sections 5.20 and 5.23 hereof for the applicable item of Product to the extent required thereunder;

(iii) not more than eighteen months has elapsed since the "taxation year" (as defined under the ITA) of the Credit Party to which such tax credit would relate;

(iv) the Credit Party has filed an application with the Minister of Canadian Heritage in respect of the item of Product for:

         (a) in the case of a tax credit under section 125.4 of the ITA, a Canadian Film or Video Production Certificate (Part A) and has requested to be provided with an estimated amount of the tax credit to which the Credit Party will be entitled; or

         (b) in the case of a tax credit under section 125.5 of the ITA, an Accredited Film or Video Production Certificate;

(v) the Credit Party has filed an application with the Minister of Small Business, Tourism and Culture in respect of the item of Product for:

         (a) in the case of a tax credit under sections 80 or 81 of the BC Act, an Eligibility Certificate appropriate to the particular credit and Product; or

         (b) in the case of a tax credit under section 82.1 of the BC Act, an Accreditation Certificate;

(vi) the amount of a refund of tax with respect to a tax credit that a Credit Party is entitled or can reasonably be expected to be entitled to receive is net of any tax, interest, penalty or other amount payable by a Credit Party under the Federal Act, the BC Act or Other Provincial Act, as applicable, or any other amount payable by the Credit Party to which the credit can be or has been applied by set-off or in any other manner whatsoever by Her Majesty in Right of Canada, Her Majesty in Right of the Province of British Columbia, any other applicable province or any Governmental Authority thereof;

(vii) the amount of the tax credit shall be reduced by the amount of the portion, if any, which is the subject matter of any communication from the Canada Customs and Revenue Agency, the Canadian Audio-Visual Certification Office, B.C. Film or any other relevant Governmental Authority that questions the entitlement of the Credit Party thereto or otherwise seeks to restrict or deny such entitlement;

(viii) where the amount of a tax credit in respect of an item of Product or, in the case of a television series, any one season of such series exceeds the sum of C$1,000,000, the Credit Party has provided the Lenders with an independent accountant's opinion/review letter in form and substance satisfactory to the Administrative Agent confirming the estimated amount of the tax credit;

(ix) the Administrative Agent (for the benefit of itself, the Canadian Agent, the Issuing Bank and the Lenders) has a first priority perfected security interest in the tax credit and notice of such security interest in accordance with any applicable requirements of the ITA, the BC Act or Other Provincial Act, as applicable, has been delivered to the Canada Customs and Revenue Agency and any other relevant Governmental Authority; and

(x) in the case of any tax credit under any Other Provincial Act, such other actions or requirements as the Administrative Agent or its counsel may require;

provided, however, that (x) to the extent that circumstances arise or occur that would cause the actual tax credit to be less than the amount that would be determined based on any estimated amounts as set forth on any applications for any certificate described in clauses (iv) and (v) of this definition, the Canadian Film or Video Production Certificate (Part A), the Certificate of Completion (Part B), any interim estimate letter received from B.C. Film in the case of a tax credit under Sections 80 and 81 of the BC Act or a comparable certificate in case of a credit under any Other Provincial Act, as applicable, the Acceptable Tax Credit shall be reduced to reflect the revised estimate and (y) an Acceptable Tax Credit shall cease to be an Acceptable Tax Credit (A) if the Credit Party has not filed its return of income and all other certificates, forms and documents required under the applicable legislation to be filed together therewith in order to claim such tax credit within 6 months from the end of the "taxation year" referred to in clause (iii) of this definition, (B) in the case of a tax credit under section 125.4 of the ITA, if the Credit Party has not filed an application to the Minister of Canadian Heritage, together with all documents required to be filed together therewith, for a Certificate of Completion (Part B) in respect of an item of Product within 6 months from the end of the "taxation year" referred to in clause (iii) of this definition and, where such Certificate has been issued, if the Minister has revoked the Certificate or notified the Credit Party of his or her intention to revoke such Certificate or (C) if the relevant Governmental Authority has (i) denied the Credit Party's application of the applicable certificate set forth in clauses (iv) and (v) of this definition, (ii) not issued the applicable certificate within fifteen months following the Credit Party's application thereof or (iii) revoked or notified the Credit Party of their intention to revoke such certificate.

                  "Acceptance Fee" shall have the meaning given to such term in
Section 2.4(b).

                  "Acquisition" shall have the meaning given such term in the Introductory Statement hereof.

                  "Administrative Agent" shall mean JPMorgan Chase Bank, in its capacity as agent for the Lenders hereunder or such successor Administrative Agent as may be appointed pursuant to Section 12.11 hereof.

                  "AFI" shall mean Artisan Film Investors, a Delaware Business Trust.

                  "AFI Facility" shall mean the secured credit facility for AFI pursuant to the Credit and Security Agreement dated as of October 13, 1999 among AFI, the Lenders named therein and JPMorgan Chase Bank as Administrative Agent and Fronting Bank.

                  "AFI II" shall mean Artisan Film Investors LLC, a Delaware limited liability company.

                  "Affiliate" shall mean any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, another Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such latter Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such controlled Person whether by contract or otherwise.

                  "Affiliated Group" shall mean a group of Persons, each of which is an Affiliate (other than by reason of having common directors or officers) of some other Person in the group.

                  "Allowable Amount" shall mean, with respect to any Acceptable Obligor, such amount as may be specified on Schedule 1.2 hereto (as applicable) as the maximum aggregate exposure for such Acceptable Obligor (as modified from time to time in accordance with Section 2.20 hereof).

                  "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City. "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Administrative Agent is subject for new negotiable nonpersonal time deposits in Dollars of over US$100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "Alternate Base Rate Loan" shall mean a Loan based on the Alternate Base Rate in accordance with the provisions of Article 2 hereof.

                  "Applicable Law" shall mean all provisions of statutes, rules, regulations and orders of the United States or Canada, any state or province thereof or municipality therein or of any foreign governmental body or of any regulatory agency applicable to the Person in question, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

                  "Applicable Margin" shall mean (i) in the case of U.S. Dollar Revolving Credit Loans that are Alternate Base Rate Loans, 1.75% per annum, (ii) in the case of Revolving Credit Loans that are Eurodollar Loans, 2.75% per annum, (iii) in the case of Canadian Prime Rate Loans, 1.75% per annum, (iv) in the case of Term Loans that are Alternate Base Rate, 2.25% per annum and (v) in the case of Term Loans that are Eurodollar Loans, 3.25% per annum.

                  "Approved Completion Guarantor" shall mean a financially sound and reputable completion guarantor approved by the Required Lenders. The Required Lenders hereby pre-approve as a completion guarantor (i) Fireman's Fund Insurance Company, acting through its agent, International Film Guarantors, L.P. (the general partner of which is International Film Guarantors, Inc.), (ii) Film Finances, Inc. and its Affiliates (including Film Finances Canada (1998) Ltd.) that are insured under the same Lloyds of London insurance policies as Film Finances, Inc. (only to the extent the completion guaranty is accompanied by a Lloyds of London "cut-through endorsement"); provided, however, that any such pre-approval may be revoked by the Administrative Agent if deemed appropriate in its sole discretion or if so instructed by the Required Lenders, at any time upon 30 days prior written notice to the Borrowers; but further, provided, that such pre-approval may not be revoked with regard to an item of Product if a Completion Guaranty has already been issued for such item of Product.

                  "Artisan" shall have the meaning given such term in the Introductory Statement hereof.

                  "Assessment Rate" shall mean, for any date, the annual assessment rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in Dollars at the Administrative Agent's domestic offices.

                  "Assignment and Acceptance" shall mean an agreement substantially in the form of Exhibit J hereto or such other form as is acceptable to the Administrative Agent, executed by the assignor, assignee and other parties as contemplated thereby.

                  "Authorized Officer" shall mean the Vice-Chairman, the Chief Executive Officer or the Chief Financial Officer of a Borrower.

                  "BA Exposure" shall mean, at any time, the aggregate face amount of all outstanding Bankers' Acceptances.

                  "Bankers' Acceptance" shall mean a bill of exchange, denominated in Canadian Dollars, drawn by LGEC and accepted by a Lender pursuant to Section 2.4.

                  "Bankers' Acceptance Rate" shall mean, on any day, and with respect to any Bankers' Acceptance, an annual rate of interest equal to the rate quoted by the Canadian Dollar Lender accepting and discounting such Bankers' Acceptance for discounting Canadian bankers' acceptances having a face amount and term comparable to the face amount and term of such Bankers' Acceptance as of 10:00 a.m. New York City time on such day, or if such day is not a Business Day, then on the next immediately preceding Business Day.

                  "Bankruptcy and Insolvency Act" shall mean the Bankruptcy and Insolvency Act, R.S.C. 1985, c. B-3, as heretofore and hereafter amended.

                  "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, as codified at 11 U.S.C. Section 101 et seq.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrowing" shall mean a group of Loans of a single Interest Rate Type and as to which a single Interest Period is in effect on a single day.

                  "Borrowing Base" shall mean, at any date for which the amount thereof is to be determined, an amount equal to the aggregate (without double counting) of the following:

(i) 100% of Eligible Receivables from Acceptable Major Account Debtors, plus

(ii)     100% of Eligible L/C Receivables, plus

(iii) 90% of Eligible Receivables from Acceptable Domestic Account Debtors, plus

(iv) 85% of Eligible Receivables from Acceptable Foreign Account Debtors, plus

(v) 75% of Acceptable Tax Credits for which a Credit Party has not received the applicable certificates referred to in clauses (iv) and (v) of the definition of "Acceptable Tax Credit" or any analogous certificates required under any Other Provincial Act, and 85% of Acceptable Tax Credits thereafter, plus

(vi)     50% of Other Domestic Receivables, plus

(vii)    50% of Other Foreign Receivables, plus

(viii)   50% of the Eligible Library Amount, plus

(ix)     100% of amounts held in the Cash Collateral Accounts, plus

(x) the lesser of fifty percent (50%) of the book value of physical videocassette inventory or $3,000,000, plus

(xi) in the case of an item of Product which is intended for domestic theatrical release, the Home Video Credit plus the Pay Television Credit plus the Free Television Credit; provided, however, that if any such Product has not had a general theatrical release in the United States within twelve months of its Completion, the Borrowers shall no longer be entitled to include the foregoing credits in respect of such item of Product in the Borrowing Base, plus

(xii) in the case of an item of Product which is intended as a direct to video release, the Direct To Video Credit; provided, however, that if such Product has not been released in the domestic home video market within twelve months of its Completion, the Borrowers shall no longer be entitled to include the foregoing credits in respect of such item of Product in the Borrowing Base, plus

(xiii) in the case of an item of Product which is intended for foreign exploitation, the Foreign Rights Credit; provided, however, that if such item of Product has not been released in a major foreign territory within 12 months of its Completion, the Borrowers shall no longer be entitled to include the foregoing credits in respect of such item of Product in the Borrowing Base, minus

(xiv) to the extent not otherwise deducted in computing the Borrowing Base, the aggregate amount of all accrued but unpaid residuals owed to any trade guild with respect to any item of Product, to the extent that the obligation of any Credit Party to pay such residuals is secured by a security interest in such item of Product or rights therein or proceeds thereof, which security interest is not subordinated to the security interests of the Lenders (but the amount deducted with respect to any such item of Product shall not exceed the amount included in the Borrowing Base attributable to such item of Product), minus

(xv) a reserve of US$1,500,000 until such time as a Credit Party has purchased all of the outstanding certificates of AFI (but the amount deducted shall in no event be greater than the portion of the Borrowing Base attributable to all items of Product owned by AFI or rights in items of Product held by AFI
II).

provided, however, that

(i) the portion of the Borrowing Base attributable to any particular Acceptable Obligor (and its affiliates) other than Fox may not exceed 15% of the total Borrowing Base;

(ii) the amount included in the Borrowing Base at any time for Other Domestic Receivables and Other Foreign Receivables (in each case, other than theatrical receivables) shall not exceed US$15,000,000 in the aggregate for all such receivables or US$250,000 for any domestic obligor or US$250,000 for any foreign obligor;

(iii) the portion of the Borrowing Base attributable at any time to each item of Product which has not yet been Completed shall not exceed the Credit Parties' investment in such item of Product, or if pursuant to the other provisions hereof a Completion Guaranty is required for such item of Product, such lesser amount as would be payable to the Administrative Agent by the completion guarantor under such Completion Guaranty in the event such Product is not timely Completed (except that if a Letter of Credit is issued hereunder in order to support the applicable Credit Party's minimum payment obligation to acquire distribution rights in an item of Product, amounts attributable to such rights may be included in the Borrowing Base (even though the item of Product has not yet been Completed) but only if (A) proof of Completion of the Item of Product must be presented in order to draw under the Letter of Credit and (B) the portion of the

Borrowing Base attributable to such Item of Product does not exceed the amount of such Letter of Credit for such Item of Product);

(iv) the portion of the Borrowing Base attributable to Acceptable Tax Credits shall not exceed US$15,000,000 in the aggregate;

(v) no amounts shall be in included in the Borrowing Base which are attributable to an item of Product or right in which a Credit Party cannot warrant sufficient title to the underlying rights;

(vi) no amount shall be included in the Borrowing Base unless the Administrative Agent (for the benefit of itself, the Canadian Agent, the Issuing Bank and the Lenders) has a first priority perfected security interest except for amounts attributable to items of Product for which a guild has a first priority security interest pursuant to (i) an intercreditor agreement entered into between such guild and the Administrative Agent in accordance with Section 6.2(e) hereof or (ii) in the case of items of Product that were acquired as part of the Acquisition, a lien that existed as of the Closing Date;

(vii) the amount included in the Borrowing Base attributable to theatrical receivables from obligors other than Acceptable Obligors shall not exceed US$5,000,000 in the aggregate at any one time for all such receivables or US$500,000 for any such obligor;

(viii) no additional amounts attributable to Acceptable Tax Credits shall be included in the Borrowing Base after six months before the scheduled Maturity Date; and

(ix) the portion of the Borrowing Base attributable to any of the Home Video Credit, Pay Television Credit, Free Television Credit, Direct to Video Credit or Foreign Rights Credit shall not exceed 90% of the Production Exposure for all such items of Product to which such credits relate.

                  "Borrowing Base Certificate" shall have the meaning given to such term in Section 5.1(e) hereof.

                  "Borrowing Certificate" shall mean a borrowing certificate, substantially in the form of Exhibit H hereto, to be delivered by the Borrowers to the Administrative Agent in connection with each Borrowing.

                  "Box Office Contingent Payments" shall mean certain contingent payments based on the box office performance of the films currently entitled "The Punisher" and "Dirty Dancing: Havana Nights" to be made by the Borrowers to the Sellers on the terms set forth in the Merger Agreement.

                  "Budgeted Negative Cost" shall mean, with respect to any item of Product, the amount of the cash budget (stated in U.S. Dollars) for such item of Product including all costs customarily included in connection with the acquisition of all underlying literary, musical and other rights with respect to such item of Product and in connection with the preparation, production and completion of such item of Product including costs of materials, equipment, physical properties, personnel and services utilized in connection with such item of Product, both "above-the-line" and "below-the-line", any Completion Guaranty fee, and all other items customarily included in negative costs, including finance charges and interest expense, but excluding production fees and overhead charges payable to a Credit Party, except to the extent such payments to a Credit Party are reimbursements for production or development costs advanced by a Credit Party to a Person that is not a Credit Party.

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks are required or permitted to close in the State of New York, the State of California and the provinces of Ontario, Quebec and British Columbia; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London Interbank Market.

                  "Canadian Agent" shall mean JPMorgan Chase Bank (Toronto Branch) in its capacity as agent for the Canadian Dollar Lenders hereunder or such successor Canadian Agent as may be appointed pursuant to Section 12.13 hereof.

                  "Canadian Clearing Account" shall mean the account of the Canadian Agent.

                  "Canadian Dollar Cash Collateral Account" shall have the meaning given such term in Section 11.1 hereof.

                  "Canadian Dollar Credit Commitment" shall mean the commitment of each Canadian Dollar Lender to make Canadian Dollar Loans, accept and discount Bankers' Acceptances and to participate in Letters of Credit from the Initial Date applicable to such Lender through the Commitment Termination Date up to an aggregate amount at any one time outstanding, not in excess of the amount set forth (i) opposite its name in the Schedule of Commitments appearing in Schedule 1.1 hereto (or its Canadian Dollar Equivalent) or (ii) in any applicable Assignment and Acceptance(s) to which it may be a party, as the case may be, as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

                  "Canadian Dollar Equivalent" shall mean with respect to any amount which is denominated in a currency other than Canadian Dollars, the amount in Canadian Dollars determined by converting such other currency into Canadian Dollars at the Bank of Canada noon spot rate in effect on the preceding business day, as determined by the Canadian Agent.

                  "Canadian Dollar Facility" shall mean a revolving credit facility providing for the issuance of Canadian Dollar Loans, Bankers' Acceptances and Letters of Credit to LGEC in an aggregate principal amount of US$15,000,000 or the Canadian Dollar Equivalent.

                  "Canadian Dollar Lenders" shall mean (i) the financial institutions whose names appear at the foot hereof and who are designated as such on Schedule 1.1 hereto and (ii) any assignee of a Canadian Dollar Lender pursuant to Section 13.3.

                  "Canadian Dollar Loans" shall mean the loans made hereunder in accordance with Section 2.3.

                  "Canadian Dollar Note" shall have the meaning given to such term in Section 2.5(b) hereof.

                  "Canadian Dollars" and "C$" shall mean the lawful currency of Canada.

                  "Canadian L/C Exposure" shall mean, at any time, the amount expressed in Canadian Dollars or the Canadian Dollar Equivalent of the aggregate face amount of all drafts which may then or thereafter be presented by beneficiaries under all Letters of Credit issued to LGEC then outstanding plus (without duplication), the face amount of all drafts which have been presented or accepted under all Letters of Credit issued to LGEC but have not yet been paid or have been paid but not reimbursed, whether directly or from the proceeds of a Canadian Dollar Loan hereunder.

                  "Canadian Plan" shall mean any employee benefit, pension, retirement or other equivalent or analogous plan or program including, without limitation, any multi-employer pension plan, established or maintained by, for or on behalf of any Credit Party, or any Subsidiary of any Credit Party, domiciled in Canada which is subject to the minimum funding standards prescribed by Applicable Law of Canada or any province, territory or other political subdivision thereof.

                  "Canadian Prime Rate" shall mean the rate of interest per annum in effect from time to time that is equal to the greater of (i) the prime rate of the Canadian Agent, being the rate of interest publicly announced by it from time to time as its reference rate then in effect for determining interest rates for commercial loans in Canadian Dollars made by the Canadian Agent in Canada; and (ii) the annual rate of interest equal to the sum of the CDOR Rate for bankers' acceptances having a term of one month plus 1% per annum.

                  "Canadian Prime Rate Loan" shall mean a Loan based on the Canadian Prime Rate in accordance with the provisions of Article 2.

                  "Capital Expenditures" shall mean, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period which, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items included in cash flows (including Capital Leases) and (ii) to the extent not covered by clause (i) hereof, the aggregate of all expenditures properly capitalized in accordance with GAAP by such Person to acquire, by purchase or otherwise, the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any other Person (other than the portion of such expenditures allocable in accordance with GAAP to net current assets or which is allocable to the acquisition of items of Product).

                  "Capital Lease", as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  "Cash Collateral Accounts" shall have the meaning given to such term in Section 11.1 hereof.

                  "Cash Equivalents" shall mean (i) marketable securities issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) time deposits, demand deposits, certificates of deposit, acceptances or prime commercial paper or repurchase obligations for underlying securities of the types described in clause (i) entered into with, any Lender or any commercial bank having a short-term deposit rating of at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc., (iii) commercial paper with a rating of A-1 or A-2 or the equivalent thereof by Standard & Poor's Corporation or P-1 or P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within twelve months after the date of acquisition, (iv) any mutual fund or other pooled investment vehicle which invests principally in the foregoing obligations or (v) any book-based securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence any of: (a) direct obligations of, or obligations fully guaranteed as to the timely payment of principal and interest by, the Government of Canada having remaining terms to maturity of no more than 365 days, (b) direct obligations of, or obligations fully guaranteed as to the timely payment of principal and interest by, the Government of a province of Canada having remaining terms to maturity of no more than 365 days, (c) demand deposits, term deposits or certificates of deposits (having original maturities of no more than 365 days) of banks or trust companies chartered or licensed under the laws of Canada or any province thereof; provided that, at the time of the investment or contractual commitment to invest therein, the short-term debt rating of such bank or trust company shall have a rating of at least R-1 (middle) from Dominion Bond Rating Service Limited or of at least an equivalent rating from Canadian Bond Rating Service, (d) commercial paper (having a remaining term to maturity of no more than 365 days) having, at the time of the investment or contractual commitment to invest therein, a rating of at least R-1 (middle) from Dominion Bond Rating Service Limited or of at least an equivalent rating from Canadian Bond Rating Service or (e) notes issued by or bankers' acceptances (having original maturities of no more than 365 days) accepted by any bank or trust company referred to in (c) above.

                  "CCQ" shall mean the Civil Code of Quebec as in effect in the province of Quebec on the date of execution of this Credit Agreement (as amended from time to time).

                  "CDOR Rate" shall mean, on any day, the annual rate of interest which is the rate determined by the Canadian Agent as being the arithmetic average (rounded to the nearest one-thousandth of 1%, with five ten-thousandths of 1% being rounded upwards) of the rates applicable to bankers acceptances for the appropriate term displayed and identified as such on the "Reuters Screen CDOR Page" (as defined in the International Swap and Derivatives Association Inc. definitions, as modified and amended from time to time) as at approximately 10:00 a.m. on such day, or if such day is not a Business Day then on the immediately preceding Business Day (as adjusted by the Canadian Agent after 10:00 a.m. to reflect any error in a posted rate of interest or in the posted average annual rate of interest); provided, however, if such rates do not appear on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any day shall be calculated as the arithmetic average of the discount rates applicable to bankers' acceptances for the appropriate term quoted by the Canadian Lenders as of approximately 10:00 a.m. on such day, or if such day is not a Business Day, then on the immediately preceding Business Day. If less than all the Canadian Lenders quote the aforementioned rate on the days and at the times described above, the "CDOR Rate" shall be such other rate or rates as LGEC and the Canadian Agent may agree.

                  "Chain of Title" shall have the meaning given to such term in
Section 5.20 hereof.

                  "Change in Control" shall mean (i) any Person or group (such term being used as defined in Section 13(s) and 14(d) of the Securities Exchange Act of 1934, as amended) that acquires ownership or control of in excess of 20% of equity securities having voting power to vote in the election of the Board of Directors of LGEC either on a fully diluted basis or based solely on the voting stock then outstanding, (ii) if at any time, individuals who at the date hereof constituted the Board of Directors of LGEC (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of LGEC, as the case may be, was approved by a vote of the majority of the directors then still in office who were either directors at the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of LGEC then in office or (iii) any change of control as defined in the Indenture for the Convertible Senior Subordinated Notes.

                  "Change in Management" shall mean either (i) Jon Feltheimer or
(ii) James Keegan, or a replacement for any such individuals approved in accordance with this definition (a "Key Manager") shall cease for any reason, including, without limitation, termination of employment, death or disability (the term "disability" or "disabled" as used herein meaning an inability continuing for one hundred and eighty (180) consecutive days (the "Disability Period") to materially perform the functions and services currently being performed by such Person), to materially perform the functions and services currently being performed for the Borrowers by such Person and (ii) the Borrowers shall fail, for a period of ninety (90) consecutive days following the last day of the Disability Period in which a Key Manager may be considered disabled or the day on which a Key Manager shall have otherwise ceased to materially perform his executive functions with the Borrowers as aforesaid, to replace such Key Manager with an individual acceptable to the Required Lenders in their sole discretion. Any replacement for a Key Manager shall be deemed reasonably acceptable to the Required Lenders unless, within 30 days after receiving a written notice from the Borrowers containing the name of the proposed replacement, the Administrative Agent notifies the Borrowers in writing that the Required Lenders object to such replacement.

                  "Chase Clearing Account" shall mean the account of the Administrative Agent maintained at the office of JPMorgan Chase Bank, Loan and Agency Services Group, 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention:
Pearl Esparza, designated as the "Lions Gate Clearing Account", Account No. 323151353.

                  "Closing Date" shall mean the date on which the conditions precedent set forth in Section 4.1 hereof have been satisfied or waived.

                  "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations issued thereunder, as now and hereafter in effect, as codified at 26 U.S.C. Section 1 et seq. or any successor provision thereto.

                  "Collateral" shall mean with respect to each Credit Party, all of such Credit Party's right, title and interest in and to all personal property, tangible and intangible, wherever located or situated and whether now owned, presently existing or hereafter acquired or created, including, but not limited to, all goods, accounts, instruments, intercompany obligations, contract rights, partnership and joint venture interests, documents, chattel paper, general intangibles, goodwill, equipment, machinery, inventory, investment property, copyrights, trademarks, trade names, insurance proceeds, cash, deposit accounts and the Pledged Securities, and any proceeds thereof, products thereof or income therefrom, further including but not limited to, all of such Credit Party's right, title and interest in and to each and every item and type of Product, the scenario, screenplay or script upon which an item of Product is based, all of the properties thereof, tangible and intangible, and all domestic and foreign copyrights and all other rights therein and thereto, of every kind and character, whether now in existence or hereafter to be made or produced, and whether or not in possession of such Credit Party, including with respect to each and every item of Product and without limiting the foregoing language, each and all of the following particular rights and properties (to the extent they are now owned or hereafter created or acquired by such Credit Party):

(i)      all scenarios, screenplays and/or scripts at every stage thereof;

(ii) all common law and/or statutory copyright and other rights in all literary and other properties (hereinafter called "said literary properties") which form the basis of such item of Product and/or which are or will be incorporated into such item of Product, all component parts of such item of Product consisting of said literary properties, all motion picture rights in and to the story, all treatments of said story and said literary properties, together with all preliminary and final screenplays used and to be used in connection with such item of Product, and all other literary material upon which such item of Product is based or from which it is adapted;

(iii) all motion picture rights in and to all music and musical compositions used and to be used in such item of Product, if any, including, each without limitation, all rights to record, rerecord, produce, reproduce or synchronize all of said music and musical compositions in and in connection with motion pictures;

(iv) all tangible personal property relating to such item of Product, including, without limitation, all exposed film, developed film, positives, negatives, prints, positive prints, answer prints, special effects, preparing materials (including interpositives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices, and all other forms of pre-print elements), sound tracks, cutouts, trims and any and all other physical properties of every kind and nature relating to such item of Product whether in completed form or in some state of completion, and all masters, duplicates, drafts, versions, variations and copies of each thereof, in all formats whether on film, videotape, disk or other optical or electronic media or otherwise and all music sheets and promotional materials relating to such item of Product (collectively, the "Physical Materials");

(v) all collateral, allied, subsidiary and merchandising rights appurtenant or related to such item of Product including, without limitation, the following rights: all rights to produce remakes, sequels or prequels to such item of Product, based upon such item of Product, said literary properties or the theme of such item of Product and/or the text or any part of said literary properties; all rights throughout the world to broadcast, transmit and/or reproduce by means of television (including commercially sponsored, sustaining and subscription or "pay" television) or by streaming video or by other means over the internet or any other open or closed physical or wireless network or by any process analogous to any of the foregoing, now known or hereafter devised, such item of Product or any remake, sequel or prequel to the item of Product; all rights to produce primarily for television or similar use, a motion picture or series of motion pictures, by use of film or any other recording device or medium now known or hereafter devised, based upon such item of Product, said literary properties or any part thereof, including, without limitation, based upon any script, scenario or the like used in such item of Product; all merchandising rights including, without limitation, all rights to use, exploit and license others to use and exploit any and all commercial tie-ups of any kind arising out of or connected with said literary properties, such item of Product, the title or titles of such item of Product, the characters of such item of Product and/or said literary properties and/or the names or characteristics of said characters and including further, without limitation, any and all commercial exploitation in connection with or related to such item of Product, any remake, sequel or prequel thereof and/or said literary properties;

(vi) all statutory copyrights, domestic and foreign, obtained or to be obtained on such item of Product, together with any and all copyrights obtained or to be obtained in connection with such item of Product or any underlying or component elements of such item of Product, including, in each case without limitation, all copyrights on the property described in subparagraphs (i) through (v) inclusive, of this definition, together with the right to copyright (and all rights to renew or extend such copyrights) and the right to sue in the name of any of the Credit Parties for past, present and future infringements of copyright;

(vii) all insurance policies and completion guaranties connected with such item of Product and all proceeds which may be derived therefrom;

(viii) all rights to distribute, sell, rent, license the exhibition of and otherwise exploit and turn to account such item of Product, the Physical Materials, the motion picture rights in and to the story and/or other literary material upon which such item of Product is based or from which it is adapted, and the music and musical compositions used or to be used in such item of Product;

(ix) any and all sums, proceeds, money, products, profits or increases, including money profits or increases (as those terms are used in the UCC or otherwise) or other property obtained or to be obtained from the distribution, exhibition, sale or other uses or dispositions of such item of Product or any part of such item of Product, including, without limitation, all sums, proceeds, profits, products and increases, whether in money or otherwise, from the sale, rental or licensing of such item of Product and/or any of the elements of such item of Product including, without limitation, from collateral, allied, subsidiary and merchandising rights, and further including, without limitation, all monies held in any Collection Account;

(x) the dramatic, nondramatic, stage, television, radio and publishing rights, title and interest in and to such item of Product, and the right to obtain copyrights and renewals of copyrights therein;

(xi) the name or title of such item of Product and all rights of such Credit Party to the use thereof, including, without limitation, rights protected pursuant to trademark, service mark, unfair competition and/or any other applicable statutes, common law, or other rule or principle of law;

(xii) any and all contract rights and/or chattel paper which may arise in connection with such item of Product;

(xiii) all accounts and/or other rights to payment which such Credit Party presently owns or which may arise in favor of such Credit Party in the future, including, without limitation, any refund or rebate in connection with a completion guaranty or otherwise, all accounts and/or rights to payment due from Persons in connection with the distribution of such item of Product, or from the exploitation of any and all of the collateral, allied, subsidiary, merchandising and other rights in connection with such item of Product;

(xiv) any and all "general intangibles" (as that term is defined in the UCC) not elsewhere included in this definition, including, without limitation, any and all general intangibles consisting of any right to payment which may arise in connection with the distribution or exploitation of any of the rights set out herein, and any and all general intangible rights in favor of such Credit Party for services or other performances by any third parties, including actors, writers, directors, individual producers and/or any and all other performing or nonperforming artists in any way connected with such item of Product, any and all general intangible rights in favor of such Credit Party relating to licenses of sound or other equipment, or licenses for any photograph or photographic or other processes, and any and all general intangibles related to the distribution or exploitation of such item of Product including general intangibles related to or which grow out of the exhibition of such item of Product and the exploitation of any and all other rights in such item of Product set out in this definition;

(xv) any and all goods including, without limitation, inventory (as that term is defined in the UCC) which may arise in connection with the creation, production or delivery of such item of Product and which goods pursuant to any production or distribution agreement or otherwise are owned by such Credit Party;

(xvi) all and each of the rights, regardless of denomination, which arise in connection with the acquisition, creation, production, completion of production, delivery, distribution, or other exploitation of such item of Product, including, without limitation, any and all rights in favor of such Credit Party, the ownership or control of which are or may become necessary or desirable, in the opinion of the Administrative Agent, in order to complete production of such item of Product in the event that the Administrative Agent exercises any rights it may have to take over and complete production of such item of Product;

(xvii) any and all documents issued by any pledgeholder or bailee with respect to such item of Product or any Physical Materials (whether or not in completed form) with respect thereto;

(xviii) any and all Collection Accounts, Production Accounts or other bank accounts established by such Credit Party with respect to such item of Product;

(xix) any and all rights of such Credit Party under any Distribution Agreements relating to such item of Product; and

(xx) any and all rights of such Credit Party under contracts relating to the production or acquisition of such item of Product, including but not limited to, all contracts which have been delivered to the Administrative Agent pursuant to this Credit Agreement.

Notwithstanding the foregoing or any contrary provision herein or in any other Fundamental Document, Collateral shall not include the Excluded Assets.

                  "Collection Account" shall have the meaning given to such term in Section 8.3(a) hereof.

                  "Commitment" shall mean the U.S. Dollar Revolving Credit Commitment and/or the Term Loan Commitment and/or the Canadian Dollar Credit Commitment of each Lender.

                  "Commitment Fee" shall have the meaning given to such term in
Section 2.8(a) hereof.

                  "Commitment Termination Date" shall mean (i) December 31, 2008 or (ii) such earlier date on which the Commitments shall terminate in accordance with Section 2.8 or Article 7 hereof.

                  "Complete" or "Completed" or "Completion" shall mean with respect to any item of Product, that (A) either (i) sufficient elements have been delivered by the applicable Borrower to, and accepted, deemed or determined to be accepted and/or exploited by, a Person (other than the Borrowers or Affiliates thereof) to permit such Person to exhibit the item of Product in the theatrical or other medium for which the item of Product is intended for initial exploitation or (ii) the applicable Borrower has certified to the Administrative Agent that an independent laboratory has in its possession a complete final 35 mm or 70 mm (or other size which has become standard in the industry) composite positive print, video master or other equivalent master copy of the item of Product as finally cut, main and end titled, edited, scored and assembled with sound track printed thereon in perfect synchronization with the photographic action and fit and ready for exhibition and distribution in the theatrical or other medium for which the item of Product is intended for initial exploitation, provided if such certification shall not be verified to the Administrative Agent by such independent laboratory within 20 Business Days after a request by the Administrative Agent for verification, such item of Product shall revert to being Uncompleted until the Administrative Agent receives such verification, and
(B) if such item of Product was acquired by a Credit Party from a third party, the entire acquisition price or minimum advance shall have been paid to the extent then due and there is no condition or event (including, without limitation, the payment of money not yet due, except to the extent that an amount sufficient to make such payment has been reserved from availability under both the Borrowing Base and the unused Commitments hereunder) the occurrence of which might result in such Credit Party losing any of its rights in such item of Product.

                  "Completion Guaranty" shall mean with respect to any item of Product a completion guaranty, in form and substance satisfactory to the Administrative Agent, issued by an Approved Completion Guarantor, which (i) names the Administrative Agent (for the benefit of the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders) or the applicable outside production financier to the extent such item of Product is financed in accordance with Section 6.1(f) hereof as a beneficiary thereof to the extent of the applicable Credit Party's financial interest in such item of Product and
(ii) guarantees that such item of Product will be Completed in a timely manner, or else payment made to the Administrative Agent (on behalf of the Administrative Agent, the Canadian Agent, the Issuing Bank and the

Lenders) of an amount at least equal to the aggregate amount expended on the production of such item of Product by, or for the account of, the applicable Credit Party plus interest on, and other bank charges with respect to, such amount.

                  "Consolidated Capital Base" shall mean the sum of the principal amount of all Subordinated Debt outstanding plus the amount of total stockholders' equity (including capital stock and retained earnings and deficits) of LGEC and its Consolidated Subsidiaries (but excluding any retained earnings and deficit of Cine-Groupe Corporation, Christal Films Distribution Inc., Christal Film Productions Inc. and CinemaNow), minus the book value of any item of Product having a budgeted Negative Cost in excess of US$8,000,000 which has not been released within 18 months after Completion.

                  "Consolidated Net Income" shall mean, for any period for which such amount is being determined, the net income (or loss) of LGEC and its Consolidated Subsidiaries for such period taken as a single accounting period in accordance with GAAP, provided that there shall be excluded (i) income (or loss) of any Person (other than a Consolidated Subsidiary) in which LGEC or any of its Consolidated Subsidiaries has an equity investment or comparable interest, except to the extent of the amount of dividends or other distributions actually paid to LGEC or any of its Consolidated Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person (other than LGEC or any Person which is a Consolidated Subsidiary of LGEC on the Closing Date before giving effect to the Acquisition) accrued prior to the date it becomes a Consolidated Subsidiary of LGEC or is merged into or Consolidated with LGEC or any of its Consolidated Subsidiaries or the Person's assets are acquired by LGEC or any of its Consolidated Subsidiaries, and (iii) the income of any Consolidated Subsidiary (other than LGEI) to the extent that the declaration or payment of dividends or similar distributions by that Consolidated Subsidiary of its income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Consolidated Subsidiary.

                  "Consolidated Senior Debt" shall mean all Indebtedness of LGEC and its Consolidated Subsidiaries other than Subordinated Debt.

                  "Consolidated Subsidiaries" shall mean all Subsidiaries of a Person which are required or permitted to be consolidated with such Person for financial reporting purposes in accordance with GAAP.

                  "Contribution Agreement" shall mean the contribution agreement substantially in the form of Exhibit G hereto, as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

                  "Copyright Security Agreement" shall mean a Copyright Security Agreement, substantially in the form of Exhibit C-1 hereto, as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time by delivery of a Copyright Security Agreement Supplement or otherwise.

                  "Copyright Security Agreement Supplement" shall mean a Copyright Security Agreement Supplement substantially in the form of Exhibit C-2 hereto.

                  "Convertible Senior Subordinated Notes" shall mean LGEI's convertible senior subordinated notes issued pursuant to an offering circular dated November 28, 2003 which are due November 30, 2010.

                  "Credit Exposure" shall mean, without duplication, with respect to any Lender, the sum of such Lender's (i) aggregate principal amount of outstanding Loans hereunder and under Special Purpose Producer Credit Agreements, (ii) Pro Rata Share of the then current L/C Exposure, (iii) aggregate face amount of outstanding Bankers' Acceptances which have been accepted by such Lender, with any of the foregoing which are denominated in Canadian Dollars being included at their U.S. Dollar Equivalent and (iv) Pro Rata Share of the unused amount of the Revolving Credit Commitment then in effect.

                  "Credit Party" shall mean each of the Borrowers and Guarantors.

                  "Currency Agreement" shall mean any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement designed to protect a Credit Party against fluctuations in currency values.

                  "DBNA" shall mean the Depository Bills and Notes Act (Canada) S.C. 1998, c. 13 as heretofore and hereafter amended.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Designated Picture" shall mean any project for the production of a theatrical feature motion picture, which meets the following criteria: (a) is not yet Completed; (b) for which a Credit Party will be the initial copyright owner or will be acquiring the copyright upon Completion, except to the extent otherwise approved by the Administrative Agent pursuant to Section 4.3(e); (c) is being produced by a Credit Party or a Special Purpose Producer; (d) has a Budgeted Negative Cost which would not result in a violation of the covenants herein if produced by a Credit Party; (e) will be produced under the terms of a Completion Guaranty issued by an Approved Completion Guarantor; (f) over which a Credit Party has meaningful direct or indirect budgetary or artistic control; and (g) has been declared to the Administrative Agent as a "Designated Picture" and has satisfied the conditions precedent for Loans under the Special Production Tranche set forth in Section 4.3 hereof.

                  "Direct to Video Credit" shall mean shall mean with respect to each item of Product that is intended for direct-to-video release, an amount equal to 40% of the Budgeted Negative Cost therefor, or such lesser amount as the Borrowers determine will be received by them from both the video distribution and television distribution of such item of Product in the United States and Canada; provided however, that no Direct To Video Credit will be included in the Borrowing Base with respect to any item of Product prior to its Completion except (i) for items of Product being funded under the Special Production Tranche, (ii) for items of Product for which a Letter of Credit is issued in order to support the Borrowers' minimum payment obligation to acquire distribution rights in such item of Product and (iii) for purposes of computing the Leverage Ratio; provided further that such credit shall be reduced dollar-for-dollar by the amount of any advance or other payment paid, or contractually committed to be paid, to any Credit Party with respect to both the video and television distribution of such item of Product; provided further that such credit shall be eliminated with respect to an item of Product upon twenty-four
(24) months after Completion.

                  "Discount Proceeds" means, for any Bankers' Acceptance, an amount equal to (A) the amount (rounded to the nearest whole cent, and with one-half of one cent being rounded up) calculated on the applicable Borrowing date by multiplying (a) the face amount of the Bankers' Acceptance by (b) the quotient of one divided by the sum of one plus the product of (i) the Banker's Acceptance Rate (expressed as a decimal) applicable to such Bankers' Acceptance multiplied by (ii) a fraction, the numerator of which is the contract period of the Bankers' Acceptance expressed in days and the denominator of which is 365, with such quotient being rounded up or down to the fifth decimal place, and with ..000005 being rounded up, minus (B) the Acceptance Fee.

                  "Distribution Agreements" shall mean (i) any and all agreements entered into by a Credit Party pursuant to which such Credit Party has sold, leased, licensed or assigned distribution rights or other exploitation rights to any item of Product to an un-Affiliated Person and (ii) any and all agreements hereafter entered into by a Credit Party pursuant to which such Credit Party sells, leases, licenses or assigns distribution rights or other exploitation rights to an item of Product to an un-Affiliated Person.

                  "EBIT" shall mean, for any period, for LGEC and its Subsidiaries on a Consolidated basis, the sum for such period of (i) Consolidated Net Income, (ii) Total Interest, and (iii) provision for income taxes during such period, all as determined for such period in conformity with GAAP excluding non-cash extraordinary, unusual or non-recurring gains and losses (e.g., shutdown and consolidation expenses), recognizing that for purposes of this definition write-downs and amortization of capitalized film costs are not considered to be extraordinary, unusual or non-recurring

                  "Eligible Canadian Assignee" shall mean either (x) a commercial bank or other financial institution regularly engaged in the business of making commercial loans organized under the laws of Canada or any province thereof or a branch of a foreign commercial bank which is licensed to do business in Canada or any province thereof or (y) an institution consented to by the Borrowers.

                  "Eligible L/C Receivable" shall have the same definition as an Eligible Receivable except that (i) an Acceptable L/C shall have been delivered to the Administrative Agent for the full amount of the receivable and (ii) such receivable need not be with an Acceptable Obligor.

                  "Eligible Library Amount" shall be (x) US$358,600,000 as of the Closing Date and (y) thereafter, the aggregate of the amounts for all of the components of the Credit Parties' library determined initially and on an annual basis thereafter by an independent consultant selected and paid for by the Borrowers and approved by the Administrative Agent in its reasonable discretion exercised in good faith using methodology consistent with the initial valuation without double counting for items of Product that are receiving other credit in the Borrowing Base on an annual basis and on an interim basis at the Administrative Agent's request no more than once a year; provided, however, that (i) there will be interim reductions to the Eligible Library Amount to reflect decreases, if any, in the remaining value of unsold library rights resulting from significant library dispositions during such interim period (e.g., any single agreement or series of related agreements pertaining to the licensing, distribution or sale of library product providing for aggregate payments (including reasonably estimated contingent payments) to LGEC or a Subsidiary of LGEC in excess of US$10,000,000); (ii) the Eligible Library Amount may be increased in the case of a significant library acquisition upon delivery of a supplemental valuation report meeting the above requirements; (iii) the portion of the Borrowing Base attributable to the Eligible Library Amount shall at no time be greater than US$175,000,000 and shall be decreased by US$10,000,000 on each anniversary of the Closing Date prior to the Maturity Date; and (iv) the Eligible Library Amount shall not be eligible for inclusion in the Borrowing Base until all valuations and legal due diligence deemed necessary by the Administrative Agent in connection therewith have been completed.

                  "Eligible Receivables" shall mean, at any date at which the amount thereof is to be determined, an amount equal to the sum of the present values (discounted on a quarterly basis, in the case of amounts which are not due and payable within 12 months following the date of determination by a rate of interest equal to the interest rate in effect on the date of the computation with regard to Alternate Base Rate Loans) of (a) all net amounts which pursuant to a binding agreement are contractually obligated to be paid to any Credit Party either unconditionally or subject only to normal delivery requirements, and which are reasonably expected by the Borrowers to be payable and collected from Acceptable Obligors minus (b) the sum, without double-counting, of (i) the following items (based on the relevant Credit Party's then best estimates): royalties, residuals, commissions, participations and other payments to third parties, collection/distribution expenses and commissions, home video fulfillment costs, taxes (including foreign withholding, remittance and similar taxes) chargeable in respect of such accounts receivable, and any other projected expenses of a Credit Party arising in connection with such amounts and
(ii) the outstanding amount of unrecouped advances made by a distributor to the extent subject to repayment by a Credit Party or adjustment or recoupment, but Eligible Receivables shall not include amounts:

(i) in the aggregate due from a single Acceptable Obligor which are in excess of the Allowable Amount with respect to such Acceptable Obligor or, in the case of an Affiliated Group, in the aggregate due from the relevant Acceptable Obligors with respect to that Affiliated Group, unless in either case such excess is supported by an Acceptable L/C;

(ii) which in the sole judgement of the Administrative Agent, are subject to material conditions precedent to payment (including a material performance obligation or a material executory aspect on the part of a Credit Party or any other party or obligations contingent upon future events not within the relevant Credit Party's direct control);

(iii) which are (i) more than 120 days past due, in the case of receivables due from an obligor which has its principal place of business and jurisdiction of incorporation or formation within North America, or (ii) more than one hundred and twenty (120) days past due, in the case of receivables due from an obligor which has its principal place of business and jurisdiction of incorporation or formation located outside North America;

(iv) which are theatrical receivables due from any obligor in connection with the theatrical exhibition, distribution or exploitation of an item of Product that are still outstanding three months after their booking;

(v) to be paid in a currency other than United States Dollars to the extent exceeding US$3,000,000 (except for Canadian Dollars for which the threshold shall be C$15,000,000) in the aggregate, unless hedged in a manner satisfactory to the Administrative Agent;

(vi)     to the extent included in the Credit Parties' estimated bad debts;

(vii) due from any obligor which has 20% or more of the total receivable amount from such obligor 120 or more days past due (exclusive of amounts that are being disputed or contested in good faith);

(viii) for which there is bona fide request for a material credit, adjustment, compromise, offset, counterclaim or dispute; provided, however, that only the amount in question shall be excluded from such receivable;

(ix) which arise from a multi-picture Distribution Agreement which allows the obligor on such receivable to exercise a right of offset or recoupment for any amount payable to or advanced by such obligor under such Distribution Agreement, against any amount payable with respect to such receivable; provided, however, that only the maximum amount which such obligor may offset or recoup shall be excluded from Eligible Receivables

(x) which are attributable to an item of Product or right in which a Credit Party cannot warrant sufficient title to the underlying rights to justify such receivable;

(xi) in which the Administrative Agent (for the benefit of itself, the Issuing Bank and the Lenders) does not have a first priority perfected security interest;

(xii) which are determined by the Administrative Agent in its reasonable discretion, acting in good faith, upon written notice from the Administrative Agent to LGEC and effective 10 days subsequent to LGEC's receipt of such notice, to be unacceptable;

(xiii) which relate to an item of Product or right as to which the Administrative Agent has not received a fully executed laboratory access letter or pledgeholder agreement for a laboratory holding physical elements sufficient to fully exploit the rights held by the Credit Party in such item of Product;

(xiv) which may be subject to repayment to the extent not earned by performance;

(xv) which are attributable to an item of Product which has not been Completed unless the relevant Credit Party is in compliance with all credit agreement covenants applicable to the production of such item of Product, including without limitation, delivery of any required completion guaranty;

(xvi) which are attributable to any item of Product which has not been Completed and for which a completion guaranty is required by the credit agreement, to the extent there is not in effect a completion guaranty from an Approved Completion Guarantor or to the extent that such receivable amounts exceed the amount which would be paid to the relevant Credit Party under the related completion guaranty if the item of Product were abandoned as of the date of computation of the Borrowing Base (except that if a Letter of Credit is issued hereunder in order to support the Credit Party's minimum payment obligation to acquire distribution rights in an item of Product, amounts attributable to such rights may be treated as Eligible Receivables (even though the item of Product has not yet been Completed) but only if (A) proof of Completion of the item of Product must be presented in order to draw under the Letter of Credit, (B) the portion of the Borrowing Base attributable to such Eligible Receivables for such item of Product does not exceed the amount of such Letter of Credit for such item of Product, and (C) such amounts otherwise meet all of the applicable criteria for inclusion as Eligible Receivables); or

(xvii) which will not become due and payable until one year or more after the scheduled Maturity Date.

                  "Eligible U.S. Assignee" shall mean either (x) a commercial bank or other financial institution regularly engaged in the business of making commercial loans organized under the laws of the United States of America or any State thereof or a branch of a foreign commercial bank which is licensed to do business in the United States of America or any State thereof or (y) an institution consented to by the Borrowers.

                  "Environmental Laws" shall mean any and all federal, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material or environmental protection or health and safety, as now or at any time hereafter in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. Section 1251 et seq., the Clean Air Act ("CAA"), 42 U.S.C. Sections 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. Sections 136 et seq., the Surface Mining Control and Reclamation Act ("SMCRA"), 30 U.S.C. Sections 1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.
Section 9601 et seq., the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act ("EPCRA"), 42 U.S.C. Section 11001 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Occupational Safety and Health Act as amended ("OSHA"), 29 U.S.C. Section 655 and Section 657, the Waste Management Act, R.S.B.C. 1996, c. 481, the Transportation of Dangerous Goods Act, R.S.B.C. 1996, c. 458 and other such laws relating to the storage, transportation, treatment and disposal of Hazardous Substances into the air, surface water, ground water, land surface, subsurface strata or any building or structure and, together, in each case, with any amendment thereto, and the regulations adopted pursuant thereto.

                  "Equity Interests" means shares of the capital stock, partnership interests, membership interest in a limited liability company, beneficial interests in a trust or other equity interests in any Person or any warrants, options or other rights to acquire such interests.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as heretofore and hereafter amended, as codified at 29 U.S.C. Section 1001 et seq. and the regulations promulgated thereunder.

                  "ERISA Affiliate" shall mean each Person (as defined in Section 3(9) of ERISA) which is treated as a single employer with any Credit Party under Section 414(b), (c), (m) or (o) of the Code.

                  "Eurodollar Loan" shall mean a Loan based on the LIBO Rate in accordance with the provisions of Article 2 hereof.

                  "Event of Default" shall have the meaning given to such term in Article 7 hereof.

                  "Excluded Assets" shall mean certain amounts from any recoveries received by the Borrowers from the Cash Flow Insurance Claims (as such term is defined in the Merger Agreement) to be paid to the Sellers on the terms set forth in the Merger Agreement.

                  "Existing Credit Agreement" shall have the meaning given such term in the Introductory Statement hereof.

                  "Fee Letter" shall mean that certain letter agreement dated as of October 8, 2003 between LGEC and LGEI on the one hand, and the Administrative Agent and JPMorgan Securities Inc. on the other hand, relating to the payment of certain fees by the Borrowers.

                  "FHC" shall mean Film Holdings Co.

                  "Film Spending Ratio" shall have the meaning given to such term in Section 6.21 hereof.

                  "Fixed Charges Coverage Ratio" shall have the meaning given to such term in Section 6.20 hereof.

                  "Foreign Rights Credit" shall mean with respect to each item of Product for which a Credit Party holds foreign distribution rights, an amount equal to 15% of the Budgeted Negative Cost for such item of Product, or such lesser amount as such Credit Party reasonably projects will be received by it on a net present value basis from foreign distribution of such item of Product (computed in a manner acceptable to the Administrative Agent); reduced in either case dollar-for-dollar by the amount of any advance or other payment paid, or committed to be paid, (including, without limitation, any Eligible Receivables) to any Credit Party with respect to the exhibition or other exploitation of such item of product in any media outside the United States and Canada; provided however, that no Foreign Rights Credit will be included in the Borrowing Base with respect to any item of Product prior to its Completion except (i) for items of Product being funded under the Special Production Tranche and (ii) for purposes of computing the Leverage Ratio.

                  "Fox" shall mean Twentieth Century Fox Home Entertainment Inc.

                  "Free Television Credit" shall mean with respect to each item of Product that is intended for theatrical release in the United States and for which a Credit Party holds free television rights for such territory, an amount equal to 5% of the Budgeted Negative Cost for such item of Product or such lesser amount as the Borrower reasonably projects will be received by it on a net present value basis from exploitation of such item of Product in such media (computed in a manner acceptable to the Administrative Agent), in each case, net of any amounts paid or advanced to the Credit Parties with respect to such item of Product in such media; provided however that no Free Television Credit will be included in the Borrowing Base with respect to any item of Product prior to its Completion except (i) for items of Product being funded under the Special Production Tranche and (ii) for purposes of computing the Leverage Ratio; and further provided, that the Free Television Credit with respect to each item of Product shall be eliminated upon the earlier of (A) the sale or licensing of free television rights for such item of Product in the United States and (B) the three-year anniversary of the U.S. theatrical release of such item of Product.

                  "Fundamental Documents" shall mean, this Credit Agreement, the Notes, the Bankers' Acceptances, the Pledgeholder Agreements, the Laboratory Access Letters, the Copyright Security Agreement, the Copyright Security Agreement Supplements, the Trademark Security Agreement, the Giustra Pledge Agreement, the Notices of Assignment and Irrevocable Instruction, the Contribution Agreement, any Instrument of Assumption and Joinder, the Hypothec and debenture, Pledge of Debenture and mandate delivered in connection therewith, UCC financing statements, the PPSA financing statements, each Special Purpose Producer Credit Agreement and each of the agreements delivered pursuant thereto and any other ancillary documentation which is required to be or is otherwise executed by any Credit Party and delivered to the Administrative Agent in connection with this Credit Agreement or any of the documents listed above.

                  "GAAP" shall mean generally accepted accounting principles as now or hereafter adopted by the Canadian Institute of Chartered Accountants or any successor thereto in effect from time to time consistently applied.

                  "Giustra Pledge Agreement" shall mean the pledge agreement entered into among Frank Giustra as trustee, LGEC, Lions Gate Television Corp. and the Administrative Agent substantially in the form of Exhibit P hereto.

                  "Governmental Authority" shall mean any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States, Canada or any foreign jurisdiction.

                  "Guarantors" shall mean LGEC with respect to the Obligations of LGEI, LGEI with respect to the Obligations of LGEC, and all the other entities listed on Schedule 3.7(a) and Schedule 1.3 hereto and any other direct or indirect Subsidiary of a Credit Party acquired or created after the date hereof, which Subsidiary becomes a signatory to this Credit Agreement as a Guarantor as required by Section 5.17; provided, however, that for the sake of clarification, no Unrestricted Subsidiary or Inactive Subsidiary shall be a Guarantor hereunder; provided, further, that neither AFI nor AFI II shall be considered a Guarantor under this Credit Agreement until such time as a Credit Party acquires a controlling equity or membership interest in AFI or AFI II, as applicable.

                  "Guaranty" shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing or intended to guarantee any Indebtedness, Capital Lease, dividend or other monetary obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, by contract, as a general partner or otherwise, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (c) to purchase property, securities or services, in each case, primarily for the purpose of assuring the performance by the primary obligor of any such primary obligation. The amount of any Guaranty shall be deemed to be an amount equal to (x) the stated or determinable amount of the primary obligation in respect of which such Guaranty is made (or, if the amount of such primary obligation is not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder)) or (y) the stated maximum liability under such Guaranty, whichever is less.

                  "Hazardous Materials" shall mean any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or similar materials defined in any Environmental Law.

                  "Home Video Credit" shall mean with respect to each item of Product that is intended for domestic theatrical release and for which the Borrowers hold domestic home video rights, an amount equal to (A) for the period prior to theatrical release of such item of Product, 25% of the Budgeted Negative Cost therefor and (B) thereafter, shall mean, at any date at which the amount thereof is to be determined, for each item of Product for which the Borrowers have not yet received from Fox (or Fox's successor or replacement) a royalty statement reporting actual home video sales, an amount determined in accordance with the home video formula set forth on Schedule 1.5 hereto no earlier than 15 days after theatrical release of such item of Product; provided however that no Home Video Credit will be included in the Borrowing Base with respect to any item of Product prior to its Completion except (i) for items of Product being funded under the Special Production Tranche, (ii) for items of Product for which a Letter of Credit is issued in order to support the Borrowers' minimum payment obligation to acquire distribution rights in such item of Product and (iii) for purposes of computing the Leverage Ratio, and provided further that with respect only to items of Product that have been released theatrically on less than 100 screens the Home Video Credit shall not at any time exceed 25% of the Budgeted Negative Cost therefor.

                  "Hypothec" shall mean a hypothec substantially in the form of Exhibit M-1.

                  "Inactive Subsidiary" shall mean (i) as of the Closing Date, each direct or indirect Subsidiary of LGEC listed on Schedule 3.7(c) hereto, and
(ii) any additional direct or indirect Subsidiary of LGEC hereafter acquired or formed by LGEC or any of its Subsidiaries which in either case has assets of less than US$50,000; provided, however, that an Inactive Subsidiary shall cease to be an Inactive Subsidiary hereunder at such time, if any, that such former Inactive Subsidiary acquires assets valued at more than US$50,000.

                  "Indebtedness" shall mean (without double counting), at any time and with respect to any Person, (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables (payable within 90 days) arising in the ordinary course of business); (ii) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (iii) obligations of such Person under Capital Leases; (iv) deferred payment obligations of such Person resulting from the adjudication or settlement of any litigation; and (v) indebtedness of others of the type described in clauses (i), (ii), (iii) and (iv) hereof which such Person has (a) directly or indirectly assumed or guaranteed in connection with a Guaranty or
(b) secured by a Lien on the assets of such Person, whether or not such Person has assumed such indebtedness (provided, that if such Person has not assumed such indebtedness of another Person then the amount of indebtedness of such Person pursuant to this clause (v) for purposes of this Credit Agreement shall be equal to the lesser of the amount of the indebtedness of the other Person or the fair market value of the assets of such Person which secures such other indebtedness).

                  "Initial Date" shall mean (i) in the case of the Administrative Agent and the Issuing Bank, the date hereof, (ii) in the case of each Lender which is an original party to this Credit Agreement, the date hereof and (iii) in the case of any other Lender, the effective date of the Assignment and Acceptance pursuant to which it became a Lender.

                  "Instrument of Assumption and Joinder" shall mean an Instrument of Assumption and Joinder substantially in the form of Exhibit L hereto.

                  "Interest Deficit" shall have the meaning given to such term in Section 2.17 hereof.

                  "Interest Payment Date" shall mean (i) with respect to Canadian Prime Rate Loans, the last Business Day of each calendar month (commencing on the last Business Day of December 2003), (ii) as to any Eurodollar Loan having an Interest Period of one, two or three months, the last day of such Interest Period, (iii) as to any Eurodollar Loan having an Interest Period of more than three months, the last day of such Interest Period and, in addition, each date during such Interest Period that would be the last day of an Interest Period commencing on the same day as the first day of such Interest Period but having a duration of three months or an integral multiple thereof and
(iv) with respect to Alternate Base Rate Loans, the last Business Day of each March, June, September and December (commencing the last Business Day of December, 2003).

                  "Interest Period" shall mean as to any Eurodollar Loan, the period commencing on the date such Loan is made, continued or converted or the last day of the preceding Interest Period and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two, three, six, nine or twelve months thereafter as the Borrowers may elect; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Business Day, (ii) no Interest Period may be selected which would end later than the Maturity Date, (iii) interest shall accrue from and including the first day of such Interest Period to but excluding the last date of such Interest Period and (iv) no Interest Period of nine or twelve months may be selected unless such Interest Period is generally available in the market (as determined by the Administrative Agent at the time of each request) and is consented to by all the Lenders.

                  "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, synthetic cap, collar or floor or other financial agreement or arrangement designed to protect a Credit Party against fluctuations in interest rates.

                  "Interest Rate Type" shall have the meaning given to such term in Section 2.1(e) hereof.

                  "Investment" shall mean any stock, evidence of indebtedness or other security of any Person, any loan, advance, contribution of capital, extension of credit or commitment therefor (including, without limitation, the Guaranty of loans made to others, but excluding current trade and customer accounts receivable arising in the ordinary course of business and payable in accordance with customary trading terms in the ordinary course of business), any purchase of (i) any security of another Person or (ii) any business or undertaking of any Person or any commitment to make any such purchase, or any other investment.

                  "Issuing Bank" shall mean (i) with regard to all Letters of Credit issued to LGEI, JPMorgan Chase Bank, a New York banking corporation in its capacity as such and (ii) with regard to all Letters of Credit issued to LGEC, a commercial bank meeting the requirements of Section 12.12 hereof that has been so appointed by the Administrative AGENT, or in either case such successor as may be appointed pursuant to Section 12.12 hereof.

                  "ITA" shall mean the Income Tax Act (Canada) R.S.C. 1985 (5th supp.) c.1, and the regulations enacted thereunder, as amended.

                  "Laboratory" shall mean any laboratory acceptable to the Administrative Agent which is located in the United States or Canada or any other jurisdiction which may be acceptable to the Administrative Agent in its discretion and is a party to a Pledgeholder Agreement or a Laboratory Access Letter.

                  "Laboratory Access Letter" shall mean a letter agreement among
(i) a Laboratory holding any elements of any item of Product to which any Credit Party has the right of access, (ii) such Credit Party and (iii) the Administrative Agent, substantially in the form of Exhibit D hereto or a form otherwise acceptable to the Administrative Agent.

                  "L/C Exposure" shall mean, at any time for which it is to be determined, the sum of the U.S. L/C Exposure plus the U.S. Dollar Equivalent of the Canadian L/C Exposure.

                  "Lender" and "Lenders" shall mean the Canadian Dollar Lenders and/or the U.S. Dollar Lenders, as applicable.

                  "Lending Office" shall mean, with respect to any of the Lenders, the branch or branches (or affiliate or affiliates) from which such Lender's Canadian Prime Rate Loans, Bankers' Acceptances, Eurodollar Loans or Alternate Base Rate Loans, as the case may be, are made or maintained and for the account of which all payments of principal of, and interest on, such Lender's Canadian Prime Rate Loans, Bankers' Acceptances, Eurodollar Loans or Alternate Base Rate Loans are made, as notified to the Administrative Agent from time to time.

                  "Leverage Ratio" shall have the meaning given such term in
Section 6.17 hereof.

                  "Letter of Credit" shall mean a letter of credit issued by the Issuing Bank pursuant to Section 2.5 hereof.

                  "LIBO Rate" shall mean, with respect to the Interest Period for a Eurodollar Loan, an interest rate per annum equal to the quotient (rounded upwards to the next 1/100 of 1%) of (A) the average of the rates at which U.S. Dollar deposits approximately equal in principal amount to the Administrative Agent's portion of such Eurodollar Loan and for a maturity equal to the applicable Interest Period are offered to the Lending Office of the Administrative Agent in immediately available funds in the London Interbank Market for Eurodollars at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period divided by (B) one minus the applicable statutory reserve requirements of the Administrative Agent, expressed as a decimal (including without duplication or limitation, basic, supplemental, marginal and emergency reserves), from time to time in effect under Regulation D or similar regulations of the Board. It is agreed that for purposes of this definition, Eurodollar Loans made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D.

                  "Library Revenue" shall mean all revenue earned by a Credit Party after the first exploitation cycle of a Completed item of Product which shall include revenue attributable to theatrical exploitation, the first six months of video sales, the first pay-television contract and minimum guarantees from the first international sales.

                  "Lien" shall mean any mortgage, copyright mortgage, pledge, security interest, hypothec, encumbrance, lien or charge or any other claim of any kind whatsoever (including, without limitation, any conditional sale or other title retention agreement, any agreement to grant a security interest at a future date, any lease in the nature of security, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction).

                  "Liquidity Ratio" shall have the meaning given such term in
Section 6.19 hereof.

                  "Loan" or "Loans" shall mean the Canadian Dollar Loans and/or the U.S. Dollar Loans, as applicable.

                  "Margin Stock" shall be as defined in Regulation U of the Board.

                  "Material Adverse Effect" shall mean any change or effect that
(a) has a materially adverse effect on the business, assets, properties, operations or financial condition of the Credit Parties taken as a whole, (b) materially impairs the legal right, power or authority of any Credit Party to perform its respective obligations under the Fundamental Documents to which it is a party or (c) materially impairs the validity or enforceability of, or materially impairs the rights, remedies or benefits available to the Lenders under, the Fundamental Documents ; provided, however, that any event or condition will be deemed to have a "Material Adverse Effect" if such event or condition when taken together with all other events and conditions occurring or in existence at such time (including all other events and conditions which, but for the fact that a representation, warranty or covenant is subject to a "Material Adverse Effect" exception, would cause such representation or warranty contained herein to be untrue or such covenant to be breached) would result in a "Material Adverse Effect", even though, individually, such event or condition would not do so.

                  "Maturity Date" shall mean December 31, 2008.

                  "Merger Agreement" shall have the meaning given such term in the Introductory Statement hereof.

                  "Multiemployer Plan" shall mean a plan described in Section 4001(a)(3) of ERISA to which any Credit Party or ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the five preceding plan years made or accrued an obligation to make contributions.

                  "Negative Pick-up Obligation" means, with respect to any item of Product produced by a third party, a commitment to pay a certain sum of money or other Investment made by the Credit Party in order to obtain ownership or distribution rights in such item of Product, but which does not require any payment unless or until the requirements of clause (A) of the definition of Completion have been satisfied. Negative Pick-up Obligation includes both "traditional" negative pickup arrangements and indirect structures.

                  "Net Cash Proceeds" shall mean cash payments received (including any cash payments received by way of repayment of intercompany Indebtedness, special dividend or deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received) from any sale, lease, transfer or other disposition of any Investment or other asset by a Credit Party or a Subsidiary of a Credit Party in each case net of (A) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, (B) any taxes payable and reasonably estimated income taxes as a consequence of such sale, lease, transfer or other disposition and (C) all distributions and other payments made to holders of interests in any such Credit Party or Subsidiary owned by Persons other than a Credit Party as a result of such sale, lease, transfer or other disposition and (D) the amount of any Indebtedness (other than Indebtedness hereunder) secured by the property or assets being sold and/or required to be repaid by a Credit Party on the occasion of such sale.

                  "Note" or "Notes" shall mean the U.S. Dollar Revolving Credit Notes and/or Canadian Dollar Notes and/or the Term Notes, as applicable.

                  "Notice of Assignment and Irrevocable Instructions" shall mean the Notice of Assignment and Irrevocable Instructions substantially in the form of Exhibit K hereto or in such other form as shall be acceptable to the Administrative Agent, including, without limitation, the inclusion of such notice and instructions in a Distribution Agreement.

                  "Obligations" shall mean the obligation of the Borrowers to make due and punctual payment of (i) principal of and interest on the Loans, the face amount of each Bankers' Acceptance, the Commitment Fees, any reimbursement obligations in respect of Letters of Credit, monetary obligations of any Credit Party pursuant to interparty agreements delivered in connection with Special Purpose Producer Agreements, costs and attorneys' fees and all other monetary obligations of the Borrowers to the Administrative Agent, the Canadian Agent, the Issuing Bank or any Lender under this Credit Agreement, the Notes, any other Fundamental Document or the Fee Letter, (ii) all amounts payable by the Borrowers to any Lender under any Currency Agreement or Interest Rate Protection Agreement, provided that the Administrative Agent shall have received written notice thereof within ten (10) Business Days after execution of such Currency Agreement or Interest Rate Protection Agreement and (iii) amounts payable to JPMorgan Chase Bank or any of its Affiliates in connection with any bank account maintained by the Borrowers or any other Credit Party at JPMorgan Chase Bank or any such Affiliate or any other banking services provided to the Borrowers or any other Credit Party by JPMorgan Chase Bank or any such Affiliate.

                  "Off-Balance Sheet Commitments" shall mean all binding, irrevocable commitments of the Credit Parties for the acquisition of items of Product, including cash flow commitments, Program Acquisition Guarantees, Negative Pick-up Obligations and print and advertising commitments which are not, pursuant to GAAP, reflected on the Consolidated balance sheet of LGEC; provided, however, that such obligations for print and advertising commitments shall not be included in Off-Balance Sheet Commitments until principal photography has commenced for the item of Product to which such commitment relates provided, further, that with respect to an item of Product for which Artisan has committed to provide a portion of the production costs in connection with an item of Product in connection with the AFI Facility, Off-Balance Sheet Commitments in respect of Artisan's commitment for such item of Product shall be reduced (but not below zero) by any amounts in the approved budget of such Product (e.g. overhead costs and producers' fees) which are payable to Artisan for its own account..

                  "Off-Balance Sheet Receivables" shall mean all amounts contractually required to be paid to any Credit Party under Distribution Agreements for any item of Product, which amounts are not, pursuant to GAAP, reflected on the consolidated balance sheet of LGEC.

                  "Other Domestic Receivables" shall mean those receivables that meet all of the requirements of an "Eligible Receivable" other than that the obligor is not an Acceptable Obligor and such obligor has its principal place of business and jurisdiction of incorporation or formation located within North America.

                  "Other Foreign Receivables" shall mean those receivables that meet all of the requirements of an "Eligible Receivable" other than that the obligor is not an Acceptable Obligor and such obligor has its principal place of business or jurisdiction of incorporation or formation located outside North America.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Pay Television Credit" shall mean with respect to each item of Product that is intended for domestic theatrical release and for which the Borrowers hold domestic pay television rights, an amount equal to (A) until 30 days after the theatrical release of such item of Product, 5% of the Borrowers' Production Exposure therefor and (B) thereafter, the greater of (x) the amount determined 30 days after theatrical release of each item of Product based upon the pay television formula set forth on Schedule 1.4 hereto and (y) $275,000; provided however that no Pay Television Credit will be included in the Borrowing Base with respect to any item of Product prior to its Completion except (i) for items of Product being funded under the Special Production Tranche, (ii) for items of Product for which a Letter of Credit is issued in order to support the Borrowers' minimum payment obligation to acquire distribution rights in such item of Product and (iii) for purposes of computing the Leverage Ratio; provided further that such credit shall be eliminated with respect to an item of Product upon the earlier of: (i) in the case of an item of Product which is not eligible for inclusion under Artisan's existing output agreement with Showtime Networks Inc., the entering into a distribution agreement for exploitation of such Product on pay television and (ii) twenty-four (24) months after the theatrical release of such item of Product.

                  "Percentage" shall mean with respect to any Lender, the percentage of the Total U.S. Dollar Revolving Credit Commitment, Total Term Loan Commitment or Total Canadian Dollar Credit Commitment, represented by such Lender's U.S. Dollar Credit Commitment, Term Loan Commitment or Canadian Dollar Credit Commitment, as applicable.

                  "Permitted Encumbrances" shall mean Liens permitted under
Section 6.2 hereof.

                  "Permitted Preferred Stock" shall mean (i) the Series A Preferred Shares and any additional shares thereof issued in lieu of dividends thereon and (ii) any shares of additional preferred stock issued by LGEC that does not require any cash payments at any time prior to one year after the Maturity Date, whether for dividends, mandatory redemption, change of control put at the option of the holder or otherwise.

                  "Person" shall mean any natural person, corporation, division of a corporation, limited liability company, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

                  "Physical Materials" shall have the meaning given to such term in paragraph (iv) of the definition of "Collateral" herein.

                  "Pledge of Debenture" shall mean a pledge of debenture substantially in the form of Exhibit M-2 hereof.

                  "Pledged Collateral" shall mean the Pledged Securities and any proceeds (as defined in Section 9-306(1) of the UCC) of the Pledged Securities.

                  "Pledged Securities" shall mean all of the issued and outstanding capital stock or other equity interests of each of the Credit Parties (other than LGEC) and all other equity securities or interests now owned or hereafter acquired by any of the Credit Parties, including without limitation the securities listed in Schedule 3.7(a) hereto.

                  "Pledgeholder Agreement" shall mean a laboratory pledgeholder agreement among a Credit Party (or Credit Parties), the Administrative Agent, certain distributors (as applicable), the Approved Completion Guarantor (if there is one), and one or more Laboratories, substantially in the form of Exhibit E-1 or Exhibit E-2 hereto, or in such other form and with such additional parties as shall be acceptable to the Administrative Agent.

                  "Pledgors" shall mean those Credit Parties that own any of the Pledged Securities.

                  "PPSA" shall mean unless otherwise provided in this Credit Agreement, the Personal Property Security Act, R.S.O. 1990 c.P.10 as heretofore and hereafter amended and in effect in the Province of Ontario, or, where the context requires, the legislation of the other provinces of Canada relating to security in personal property generally, including accounts receivable, as adopted by and in effect from time to time in such provinces or territories in Canada, as applicable.

                  "Pro Rata Share" shall mean with respect to any Obligation or other amount, each Lender's pro rata share of such Obligation or other amount determined in accordance with such Lender's Percentage.

                  "Product" shall mean any motion picture, film or video tape or other audio-visual work or any episode thereof produced for theatrical, non-theatrical or television release or for release in any other medium, in each case whether recorded on film, videotape, cassette, cartridge, disc or on or by any other means, method, process or device whether now known or hereafter developed, with respect to which any Credit Party (i) is the copyright owner or
(ii) acquires an equity interest or distribution rights. The term "item of Product" shall include, without limitation, the scenario, screenplay or script upon which such item of Product is based, all of the properties thereof, tangible and intangible, and whether now in existence or hereafter to be made or produced, whether or not in possession of a Credit Party, and all rights therein and thereto, of every kind and character.

                  "Production Account(s)" shall mean individually or collectively, as the context so requires, each demand deposit account(s) established by a Credit Party or Special Purpose Producer at a commercial bank located in the United States or Canada or otherwise acceptable to the Administrative Agent, for the sole purpose of paying the production costs of a particular item of Product, and, where applicable, as to which the Approved Completion Guarantor for such item of Product, has agreed in writing that amounts deposited in such account shall be deemed available for production of such item of Product, for purposes of the Completion Guaranty for such item of Product.

                  "Production Exposure" for an Uncompleted item of Product shall mean (i) with respect to any item of Product for which a Credit Party has direct production responsibility, the Budgeted Negative Cost for such item of Product (net of amounts being cash-flowed as and when needed by an Acceptable Obligor and pursuant to contractual arrangements with such Accepted Obligor and a Credit Party reasonably acceptable to the Administrative Agent), and

(ii) with respect to all other Product, the acquisition price paid or to be paid by a Credit Party for such item of Product or any rights therein, including without limitation, the amount of any related Program Acquisition Guarantee, Negative Pick-up Obligations or co-financing obligation.

                  "Program Acquisition Guarantees" shall mean any commitment of a Credit Party to a producer or owner of Product in conjunction with the acquisition of Product or distribution rights in Product by such Credit Party to the effect that (a) the gross revenues to be generated in the future from the exploitation of such Product or the net revenues to be received by such producer or owner from the exploitation of such Product will equal or exceed an amount specified in the acquisition agreement related to such Product or (b) otherwise requires payment by the Credit Party of a minimum amount specified in the acquisition agreement related to such Product regardless of actual performance of such Product.

                  "Quiet Enjoyment" shall be as defined in Section 8.13 hereof.

                  "Regulation T", "Regulation U" or "Regulation X" shall mean such regulation of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Replication Advances" shall mean advances incurred pursuant to (i) that certain DVD Services Agreement dated as of April 18, 2002 between Artisan Home Entertainment Inc. and Cinram Inc. as in effect on the date hereof, and (ii) dvd, tape or film processing replication deals which require repayment if certain replication commitments are not fulfilled; provided, that repayment of such advances (w) may not be accelerated or be required to be paid on demand unless such repayment obligation is completely unsecured, (x) does not require cash payments of interest, (y) is on terms at least as favorable as the Credit Parties' current replication deals and (z) matures after the Maturity Date.

                  "Reportable Event" shall mean any reportable event as defined in Section 4043(c) of ERISA, other than a reportable event as to which provision for 30-day notice to the PBGC would be waived under applicable regulations had the regulations in effect on the Closing Date been in effect on the date of occurrence of such reportable event.

                  "Required Lenders" shall mean Lenders holding at least 51% of the Total Credit Exposure.

                  "Required Revolving Credit Lenders" shall mean Revolving Credit Lenders holding at least 51% of the Total Revolving Credit Commitment.

                  "Restricted Payment" shall mean (i) any distribution, cash dividend or other direct or indirect payment on account of shares of any Equity Interest in any Credit Party, (ii) any redemption or other acquisition, re-acquisition or retirement by a Credit Party of any Equity Interest in any Credit Party or an Affiliate, now or hereafter outstanding, (iii) any payment made to retire, or obtain the surrender of, any outstanding warrants, puts or options or other rights to purchase or otherwise acquire any Equity Interest in any Credit Party or an Affiliate, now or hereafter outstanding, (iv) any payment by a Credit Party of principal of, premium, if any, or interest on, or any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt, the Vialta Note or any Replication Advance and (v) any payment under any Synthetic Purchase Agreement.

                  "Revolving Credit Commitment" shall mean the U.S. Dollar Revolving Credit Commitment and the Canadian Dollar Credit Commitment.

                  "Revolving Credit Facility" shall have the meaning given to such term in the Introductory Statement hereof.

                  "Revolving Credit Loans" shall mean the U.S. Dollar Revolving Credit Loans and the Canadian Dollar Loans.

                  "Revolving Credit Notes" shall mean the U.S. Dollar Revolving Credit Notes and the Canadian Dollar Notes.

                  "Sellers" shall have the meaning given to such term in the Merger Agreement.

                  "Series A Preferred Shares" shall mean the 5.25% convertible redeemable preferred shares, Series A issued by LGEC.

                  "Sharing Event" shall mean that (i) an Event of Default shall have occurred and be continuing and such Event of Default shall either be (x) an Event of Default specified in paragraph (h) or (i) of Article 7 hereof or (y) any other Event of Default for which the Administrative Agent has opted to, or has been directed by the Required Lenders to, declare the principal of and interest on the Loans and Notes and all other amounts payable hereunder or thereunder to be forthwith due and payable or (ii) the Borrowers have failed to pay all outstanding Obligations at the Maturity Date.

                  "Special Production Tranche" shall mean, with respect to each Designated Picture, a portion of the Revolving Credit Commitments equal to the sum of the Strike Price for such Designated Picture, plus the amount of any enhancements committed to be funded by a Credit Party or Special Purpose Producer for such Designated Picture, plus to the extent not already included in one of the foregoing items, an interest reserve for the period through the projected date of Completion of such Designated Picture.

                  "Special Purpose Producer" shall mean a special purpose corporation or limited liability company formed solely for the purpose of producing a particular theatrical motion picture, television series or direct to home video Product which, in each case, will be purchased or distributed by a Credit Party.

                  "Special Purpose Producer Credit Agreement" shall mean a credit, security and pledge agreement between a Special Purpose Producer and the Administrative Agent, substantially in the form of Exhibit N hereto.

                  "Strike Price" shall mean, with respect to any item of Product, the amount of funds required to be provided for the production of such item of Product under the relevant Completion Guaranty.

                  "Subordinated Debt" shall mean the Convertible Senior Subordinated Notes, all Indebtedness of any of the Credit Parties that is subordinated to the Obligations pursuant to written agreements, containing interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to the Required Lenders and which does not require any cash payments prior to one year after the Maturity Date and which has other terms and conditions acceptable to the Required Lenders provided, however, that for purposes of clarification, neither the Vialta Note nor any Replication Advance shall constitute Subordinated Debt.

                  "Subsidiary" shall mean with respect to any Person, any corporation, association, joint venture, partnership, limited liability company or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person; provided, however, that for purposes of this Agreement (other than in the definition of Unrestricted Subsidiary and Inactive Subsidiary) and the Fundamental Documents, neither an Unrestricted Subsidiary nor an Inactive Subsidiary shall be a Subsidiary of any Credit Party.

                  "Synthetic Purchase Agreement" means any swap, derivative or other agreement or combination of agreements pursuant to which any Credit Party is or may become obligated to make (i) any payment in connection with a purchase by any third party from a Person other than a Credit Party of any Equity Interest in any Credit Party or any Subordinated Debt or (ii) any payment (other than on account of a permitted purchase by it of any Equity Interest in any Credit Party or any Subordinated Debt) the amount of which is determined by reference to the price or value at any time of any Equity Interest in any Credit Party or any Subordinated Debt; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of a Credit Party (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

                  "Term Loan Commitment" shall mean the commitment of each U.S. Dollar Lender to make a Term Loan to LGEI up to an aggregate amount not in excess of the amount set forth (i) opposite its name under the column entitled "Term Loan Commitment" in the Schedule of Commitments appearing in Schedule 1, or (ii) any applicable Assignment and Acceptance(s) to which it may be a party, as the case may be, as such amount may be reduced from time to time in accordance with this Credit Agreement.

                  "Term Loans" shall mean the loans made hereunder in accordance with the provisions of Section 2.2.

                  "Term Loan Facility" shall have the meaning given such term in the Introductory Statement.

                  "Term Note" shall have the meaning given to such term in
Section 2.2 hereof.

                  "Total Canadian Dollar Credit Commitment" shall mean the aggregate amount of the Canadian Dollar Credit Commitments then in effect of all of the Canadian Dollar Lenders, as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

                  "Total Credit Exposure" shall mean an amount equal to (i) the aggregate principal amount of all outstanding Loans hereunder and under Special Purpose Producer Credit Agreements, plus (ii) the then current amount of L/C Exposure and BA Exposure (with any amounts which are denominated in Canadian Dollars being included at their U.S. Dollar Equivalent), plus (iii) the aggregate amount of the unused Total Revolving Credit Commitments then in effect.

                  "Total Interest" shall mean the sum of (i) all interest expense (net of interest income) of LGEC and its Consolidated Subsidiaries as consolidated in accordance with GAAP plus (ii) any interest expense that has been capitalized other than as part of film and television costs during the relevant period.

                  "Total Revolving Credit Commitment" shall mean the sum of the Total Canadian Dollar Credit Commitment and the Total U.S. Dollar Revolving Credit Commitment.

                  "Total Term Loan Commitment" shall mean the aggregate amount of the Term Loan Commitments then in effect of all the U.S. Dollar Lenders.

                  "Total U.S. Dollar Revolving Credit Commitment" shall mean the aggregate amount of the U.S. Dollar Revolving Credit Commitments then in effect of all of the U.S. Dollar Lenders, as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

                  "Trademark Security Agreement" shall mean the Trademark Security Agreement substantially in the form of Exhibit F hereto to be executed by the Borrowers, as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York on the date of execution of this Credit Agreement.

                  "Uncompleted" shall mean not Completed.

                  "Unrecouped Print and Advertising Expenses" shall mean with respect to an item of Product produced for domestic theatrical release, the amount, if any, by which (a) print and advertising expenses exceeds the sum of
(i) total receipts from all domestic media and markets plus (ii) receipts from all media and markets other than domestic media and markets after recoupment of negative costs.

                  "Unrestricted Subsidiary" shall mean each Subsidiary of LGEC listed in Schedule 3.7(d).

                  "Unused Availability" shall have the meaning given such term in Section 6.18 hereof.

                  "U.S. Dollar Cash Collateral Account" shall have the meaning given such term in Section 11.1 hereof.

                  "U.S. Dollar Equivalent" shall mean on any Business Day (i) with respect to any amount which is denominated in Canadian Dollars, the amount in U.S. Dollars determined by converting Canadian Dollars into U.S. Dollars at the Bank of Canada noon spot rate in effect on the preceding Business Day, as determined by the Canadian Agent, and (ii) with respect to any amount that is denominated in a currency other than U.S. Dollars and Canadian Dollars, the amount in U.S. Dollars determined by converting such other currency into U.S. Dollars at the Administrative Agent's noon spot rate in effect on such Business Day, as determined by the Administrative Agent; provided, however, the Administrative Agent may, in its sole discretion adjust the U.S. Dollar Equivalent for any currency other than U.S. Dollars and Canadian Dollars to reflect any hedging agreement in effect.

                  "U.S. Dollar Lender" shall mean (i) the financial institutions whose names appear at the foot hereof and who are designated as such on Schedule
1.1 hereof and (ii) any assignee of a U.S. Dollar Lender pursuant to Section
13.3 hereof.

                  "U.S. Dollar Loans" shall mean the U.S. Dollar Revolving Credit Loans and the Term Loans.

                  "U.S. Dollar Revolving Credit Commitment" shall mean the Commitment of each U.S. Dollar Lender to make U.S. Dollar Revolving Credit Loans and to participate in Letters of Credit from the Initial Date applicable to such Lender through the Commitment Termination Date up to an aggregate amount at any one time outstanding not in excess of the amount set forth (i) opposite its name in the Schedule of Commitments appearing in Schedule 1.1 hereto or (ii) in any applicable Assignment and Acceptance(s) to which it may be a party, as the case may be, as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

                  "U.S. Dollar Revolving Credit Facility" shall mean a revolving credit facility providing for the issuance of U.S. Dollar Loans to and Letters of Credit for the account of, LGEI in an aggregate principal amount not to exceed US$200,000,000.

                  "U.S. Dollar Revolving Credit Loans" shall mean the loans made hereunder in accordance with Section 2.1 hereof.

                  "U.S. Dollar Revolving Credit Note" shall have the meaning given to such term in Section 2.5(a) hereof.

                  "U.S. Dollars", "US$" and "$" shall mean lawful money of the United States of America.

                  "U.S. L/C Exposure" shall mean, at any time, the amount expressed in U.S. Dollars or the U.S. Dollar Equivalent of the aggregate face amount of all drafts which may then or thereafter be presented by beneficiaries under all Letters of Credit issued to LGEI then outstanding plus (without duplication), the face amount of all drafts which have been presented or accepted under all Letters of Credit issued to LGEI but have not yet been paid or have been paid but not reimbursed, whether directly or from the proceeds of a U.S. Dollar Loan hereunder.

                  "U.S. Plan" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA (other than a Multiemployer Plan), maintained or contributed to by any Credit Party, or any ERISA Affiliate, or with respect to which any Credit Party could otherwise have any liability.

                  "Vialta Note" shall mean the subordinated promissory note dated January 17, 2002 between Artisan and Vialta, Inc. as lender thereunder.

2.       THE LOANS

         SECTION 2.1 U.S. Dollar Revolving Credit Loans.

                  (a) Each U.S. Dollar Lender, severally and not jointly, agrees, upon the terms and subject to the conditions hereof, to make loans of U.S. Dollars (the "U.S. Dollar Revolving Credit Loans") to LGEI on any Business Day and from time to time from the Closing Date to but excluding the Commitment Termination Date, each in a principal amount which when added to the aggregate principal amount of all U.S. Dollar Revolving Credit Loans then outstanding to LGEI from such Lender, plus such Lender's Pro Rata Share of the then current U.S. L/C Exposure and the unused portion of the Special Production Tranche for all Designated Pictures for which Loans have been made to LGEI which have not yet been Completed, does not exceed such Lender's U.S. Dollar Revolving Credit Commitment; provided, however, that the undrawn U.S. Dollar Revolving Credit Commitments as of the Closing Date, after giving effect to the consummation of all transactions on the Closing Date (including, without limitation, the Acquisition), must be at least US$70,000,000.

                  (b) In addition to the U.S. Dollar Revolving Credit Loans contemplated pursuant to Section 2.1(a) above, with regard to each Designated Picture, each U.S. Dollar Lender, severally and not jointly, agrees upon the terms and subject to the conditions hereof, to make U.S. Dollar Loans pursuant to the Special Production Tranche, to LGEI or to a Special Purpose Producer, on any Business Day from time to time from the Closing Date to but excluding the Commitment Termination Date or such earlier time as that Designated Picture is Completed, each in an aggregate principal amount which when added to the aggregate principal amount of all U.S. Dollar Revolving Credit Loans then outstanding with regard to that Designated Picture under the Special Production Tranche, does not exceed such Lender's Pro Rata Share of the aggregate U.S. Dollar Revolving Credit Commitments then reserved as part of the Special Production Tranche for such Designated Picture.

                  (c) Notwithstanding anything to the contrary above, a U.S. Dollar Lender shall not be obligated to make any U.S. Dollar Revolving Credit Loan or to incur any incremental L/C Exposure if, as a result thereof, either (i) the sum of the aggregate principal amount of all U.S. Dollar Revolving Credit Loans then outstanding plus the then current U.S. L/C Exposure plus the unused portion of the Special Production Tranche for all Designated Pictures for which U.S. Dollar Revolving Credit Loans have been made to LGEI which have not yet been Completed would exceed the Total U.S. Dollar Revolving Credit Commitment then in effect or (ii) the sum of the aggregate principal amount of all U.S. Dollar Loans then outstanding plus the then current L/C Exposure plus the U.S. Dollar Equivalent of the aggregate principal amount of all Canadian Dollar Loans then outstanding plus the U.S. Dollar Equivalent of the then current BA Exposure plus the unused portion of the Special Production Tranche for all Designated Pictures which have not yet been Completed would exceed the Borrowing Base.

                  (d) Subject to the terms and conditions of this Credit Agreement, at any time prior to the Commitment Termination Date, LGEI may borrow, repay and re-borrow amounts constituting the U.S. Dollar Revolving Credit Commitments.

                  (e) Each U.S. Dollar Revolving Credit Loan shall be either an Alternate Base Rate Loan or Eurodollar Loan (each such type of Loan, an "Interest Rate Type") as LGEI may request. Subject to Section 2.13(d), each U.S. Dollar Lender may at its option fulfill its U.S. Dollar Revolving Credit Commitment with respect to any Eurodollar Loan by causing a foreign branch or affiliate to make such U.S. Dollar Revolving Credit Loan, provided that any exercise of such option shall not affect the obligation of LGEI to repay such U.S. Dollar Revolving Credit Loan in accordance with the terms hereof and of the relevant U.S. Dollar Revolving Credit Note. Subject to the other provisions of this Section, Section 2.10(b) and Section 2.14, U.S. Dollar Revolving Credit Loans of more than one Interest Rate Type may be outstanding at the same time.

                  (f) Each U.S. Dollar Revolving Credit Loan requested hereunder on any date shall be made by each U.S. Dollar Lender in accordance with its respective Percentage.

                  (g) LGEI shall give the Administrative Agent prior written, facsimile or telephonic (promptly confirmed in writing) notice of each Borrowing hereunder. Each such notice shall be irrevocable and to be effective, must be received by the Administrative Agent not later than 2:00 p.m., New York City time, (i) in the case of Alternate Base Rate Loans, on the Business Day preceding the date on which such Loan is to be made and (ii) in the case of Eurodollar Loans, on the third Business Day preceding the date on which such U.S. Dollar Revolving Credit Loan is to be made. Such notice shall specify (A) the amount of the requested U.S. Dollar Revolving Credit Loan, (B) the date on which such U.S. Dollar Revolving Credit Loan is to be made (which shall be a Business Day), (C) whether the U.S. Dollar Revolving Credit Loan then being requested is to be (or what portion or portions thereof are to be) an Alternate Base Rate Loan or a Eurodollar Loan and the Interest Period or Interest Periods with respect thereto in the case of Eurodollar Loans and (D) if applicable, the portion of the requested U.S. Dollar Revolving Credit Loans to be made under the Special Production Tranche. In the case of a Eurodollar Loan, if no election of an Interest Period is specified in such notice, such notice shall be deemed a request for an Interest Period of one month. If no election is made as to the Interest Rate Type of any U.S. Dollar Revolving Credit Loan, such notice shall be deemed a request for an Alternate Base Rate Loan.

                  (h) The Administrative Agent shall promptly notify each U.S. Dollar Lender of its proportionate share of each Borrowing, the date of such Borrowing, the Interest Rate Type of each U.S. Dollar Revolving Credit Loan being requested and the Interest Periods applicable thereto. On the borrowing date specified in such notice, each U.S. Dollar Lender shall make its share of the Borrowing available at the office of JPMorgan Chase Bank, Loan and Agency Services Group, 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention:
Pearl Esparza for credit to the Chase Clearing Account and in each case, no later than 12:00 noon New York City time, in Federal or other immediately available funds. Upon receipt of the funds to be made available by the U.S. Dollar Lenders to fund any Borrowing of U.S. Dollar Revolving Credit Loans hereunder, the Administrative Agent shall disburse such funds by depositing the requested amounts into an account specified by LGEI provided, however, that if the Borrowing Certificate for any particular Borrowing indicates that it is to be made under a Special Production Tranche, then the Administrative Agent shall deposit the proceeds of such Loan directly into the Production Account for the Designated Picture relating to such Special Production Tranche.

                  (i) Notwithstanding any provision to the contrary in this Credit Agreement, LGEI shall not, in any notice of borrowing under this Section
2.1 request any Eurodollar Loan which, if made, would result in an aggregate of more than ten (10) separate Eurodollar Loans of any U.S. Dollar Lender being outstanding hereunder at any one time. For purposes of the foregoing, Eurodollar Loans having Interest Periods commencing or ending on different days shall be considered separate Eurodollar Loans.

                  (j) The aggregate amount of any Borrowing under the U.S. Dollar Facility consisting of Eurodollar Loans shall be in a minimum aggregate principal amount of US$1,000,000 or such greater amount which is an integral multiple of US$100,000 and the aggregate amount of any Borrowing under U.S. Dollar Facility consisting of Alternate Base Rate Loans shall be in a minimum aggregate principal amount of US$500,000 or such greater amount which is an integral multiple of US$100,000 (or such lesser amount as shall equal (i) the available but unused portion of the Total U.S. Dollar Credit Revolving Commitment then in effect or (ii) the amount of any Borrowing to fund drawings under Letters of Credit).

                  (k) Notwithstanding the provisions of clause (g) above and/or the absence of a request from the Borrower that the Lenders make a Loan, the Required Lenders may direct the Lenders to make Loans and apply the proceeds thereof as follows:

                           (i)      if the Approved Completion Guarantor for any
item of Product being produced by a Credit Party or for which receivables are included in the Borrowing Base shall take over production of such item of Product pursuant to the Completion Guaranty with respect to such item of Product, to make Loans up to the Strike Price with respect to the production of such item of Product and pay the proceeds thereof directly to the Approved Completion Guarantor to be used to finance the production and delivery of such item of Product pursuant to the terms of the Completion Guaranty; and

                           (ii)     if an Event of Default shall have occurred
and be continuing, to make Loans with respect to any item of Product being produced by a Credit Party or for which receivables are included in the Borrowing Base and pay the proceeds thereof directly to Persons providing services in connection with the production, delivery and distribution of such Product so as to ensure Completion of such item of Product and/or the collection of Eligible Receivables.

         SECTION 2.2 Term Loans. (a) Each U.S. Dollar Lender, severally and not jointly, agrees, upon the terms and subject to the conditions hereof, to make loans (the "Term

Loans") to LGEI on the Closing Date in a total principal amount not exceeding the amount of such U.S. Dollar Lender's Term Loan Commitment. The aggregate amount of the Term Loans outstanding at any time shall not exceed the lesser of
(i) the Borrowing Base then in effect and (ii) the aggregate amount of the Term Loan Commitment then in effect.

                  (b) Once repaid, amounts constituting the Term Loan Commitment may not be reborrowed.

         SECTION 2.3 Canadian Dollar Loans.

                  (a) Each Canadian Dollar Lender, severally and not jointly, agrees upon the terms and subject to the conditions hereof, to make loans of Canadian Dollars (the "Canadian Dollar Loans") to LGEC on any Business Day and from time to time from the Closing Date to but excluding the Commitment Termination Date, each in a principal amount which when added to the aggregate principal amount of all Canadian Dollar Loans then outstanding to LGEC from such Lender, plus such Lender's Pro Rata Share of the then current Canadian L/C Exposure plus the unused portion of the Special Production Tranche for all Designated Pictures for which Canadian Dollar Loans have been made to LGEC which have not yet been Completed, does not exceed such Lender's Canadian Dollar Credit Commitment, plus the aggregate face amount of outstanding Bankers' Acceptances which have been accepted by such Lender does not exceed such Lender's Canadian Dollar Credit Commitment.

                  (b) In addition to the Canadian Dollar Loans contemplated pursuant to Section 2.3(a) above, with regard to each Designated Picture, each Canadian Dollar Lender, severally and not jointly, agrees upon the terms and subject to the conditions hereof, to make Canadian Dollar Loans pursuant to the Special Production Tranche, to LGEC or to a Special Purpose Producer, on any Business Day from time to time from the Closing Date to but excluding the Commitment Termination Date or such earlier time as that Designated Picture is Completed, each in an aggregate principal amount which when added to the aggregate principal amount of all Canadian Dollar Loans then outstanding with regard to that Designated Picture under the Special Production Tranche, does not exceed such Lender's Pro Rata Share of the aggregate Canadian Dollar Credit Commitments then reserved as part of the Special Production Tranche for such Designated Picture.

                  (c) Notwithstanding anything to the contrary above, a Canadian Dollar Lender shall not be obligated to make any Canadian Dollar Loan if, as a result thereof, either (i) the sum of the aggregate principal amount of all Canadian Dollar Loans then outstanding plus the then current BA Exposure plus the then current Canadian L/C Exposure, plus the unused portion of the Special Production Tranche for all Designated Pictures for which Canadian Dollar Loans have been made to LGEC would exceed the Total Canadian Dollar Credit Commitment then in effect or (ii) the sum of the aggregate principal amount of all U.S. Dollar Loans then outstanding plus the then current L/C Exposure plus the U.S. Dollar Equivalent of the aggregate principal amount of all Canadian Dollar Loans then outstanding plus the U.S. Dollar Equivalent of the then current BA Exposure plus the unused portion of the Special Production Tranche for all Designated Pictures which have not yet been Completed would exceed the Borrowing Base.

                  (d) Subject to the terms and conditions of this Credit Agreement, at any time prior to the Commitment Termination Date, LGEC may borrow, repay and re-borrow amounts constituting the Canadian Dollar Credit Commitments.

                  (e) Each Canadian Dollar Loan shall be either a Canadian Prime Rate Loan or Eurodollar Loan (each such type of Loan, an "Interest Rate Type") as LGEC may request. Subject to Section 2.12(d), each Canadian Dollar Lender may at its option fulfill its Canadian Dollar Credit Commitment with respect to any Eurodollar Loan by causing a foreign branch or affiliate to make such Canadian Dollar Loan, provided that any exercise of such option shall not affect the obligation of LGEC to repay such Canadian Dollar Loan in accordance with the terms hereof and of the relevant Canadian Dollar Note. Subject to the other provisions of this Section, Section 2.9(b) and Section 2.13, Canadian Dollar Loans of more than one Interest Rate Type may be outstanding at the same time.

                  (f) Each Canadian Dollar Loan requested hereunder on any date shall be made by each Canadian Dollar Lender in accordance with its respective Percentage.

                  (g) LGEC shall give the Administrative Agent and the Canadian Agent prior written, facsimile or telephonic (promptly confirmed in writing) notice of each Borrowing hereunder. Each such notice shall be irrevocable and to be effective, must be received by the Administrative Agent and the Canadian Agent not later than 12:00 noon, New York City time (i) in the case of Canadian Prime Rate Loans, on the second Business Day preceding the date on which such Loan is to be made and (ii) in the case of Eurodollar Loans, on the third Business Day preceding the date on which such Loan is to be made and shall specify the amount of the proposed Borrowing and the date thereof (which shall be a Business Day). Such notice shall specify (A) the amount of the requested Canadian Dollar Loan, (B) the date on which such Canadian Dollar Loan is to be made (which shall be a Business Day), (C) whether the Canadian Dollar Loan then being requested is to be (or what portion or portions thereof are to be) a Canadian Prime Rate Loan or a Eurodollar Loan and the Interest Period or Interest Periods with respect thereto in the case of Eurodollar Loans and (D) if applicable, the portion of the requested Canadian Dollar Loans to be made under the Special Production Tranche. In the case of a Eurodollar Loan, if no election of an Interest Period is specified in such notice, such notice shall be deemed a request for an Interest Period of one month. If no election is made as to the Interest Rate Type of any Canadian Dollar Loan, such notice shall be deemed a request for a Canadian Prime Rate Loan.

                  (h) The Canadian Agent shall promptly notify each Canadian Dollar Lender of its proportionate share of each Borrowing under this Section, the date of such Borrowing, the Interest Rate Type of each Canadian Dollar Loan being requested and the Interest Periods applicable thereto. On the borrowing date specified in such notice, each Canadian Dollar Lender shall make its share of the Borrowing available at the office of the Canadian Agent for credit to the Canadian Clearing Account and in each case, no later than 12:00 noon New York City time in federal or other immediately available funds. Upon receipt of the funds to be made available by the Canadian Dollar Lenders to fund any Borrowing of Canadian Dollar Loans hereunder, the Canadian Agent shall disburse such funds by depositing the requested amounts into an account maintained with the Canadian Agent by LGEC.

                  (i) Notwithstanding any provision to the contrary in this Credit Agreement, LGEC shall not, in any notice of borrowing under this Section
2.3 request any Eurodollar Loan which, if made, would result in an aggregate of more than five (5) separate Eurodollar Loans of any Canadian Dollar Lender being outstanding hereunder at any one time. For purposes of the foregoing, Eurodollar Loans having Interest Periods commencing or ending on different days shall be considered separate Eurodollar Loans.

                  (j) The aggregate amount of any Borrowing under the Canadian Dollar Facility consisting of Eurodollar Loans shall be in a minimum aggregate principal amount of US$1,000,000 or such greater amount which is an integral multiple of US$100,000 and the aggregate amount of any Borrowing under the Canadian Dollar Facility consisting of Canadian Prime Rate Loans shall be in a minimum aggregate principal amount of C$500,000 (or such lesser amount as shall equal the available but unused portion of the Total Canadian Dollar Credit Commitment then in effect) or such greater amount which is an integral multiple of C$100,000.

         SECTION 2.4 Bankers' Acceptances.

                  (a) Each Canadian Dollar Lender, severally and not jointly, agrees upon the terms and subject to the conditions hereof, to accept and discount Bankers' Acceptances for LGEC on any Business Day and from time to time from the Closing Date to but excluding the Commitment Termination Date, each in a face amount which when added to the aggregate principal amount of all Canadian Dollar Loans then outstanding to LGEC from such Lender and the aggregate face amount of outstanding Bankers' Acceptances which have been accepted by such Lender, does not exceed such Lender's Canadian Dollar Credit Commitment. Furthermore, no Bankers' Acceptance shall be accepted if, as a result thereof, either (i) the sum of the aggregate principal amount of all Canadian Dollar Loans then outstanding plus the then current BA Exposure would exceed the Total Canadian Dollar Credit Commitment then in effect or (ii) the sum of the aggregate principal amount of all U.S. Dollar Loans then outstanding plus the then current L/C Exposure plus the U.S. Dollar Equivalent of the aggregate principal amount of all Canadian Dollar Loans then outstanding plus the U.S. Dollar Equivalent of the then current BA Exposure would exceed the Borrowing Base. Subject to Section 2.4(b) hereof, Bankers' Acceptances shall be accepted at such times as LGEC shall request, but the Canadian Dollar Lenders shall not be required to accept Bankers' Acceptances hereunder more often than once each calendar week.

                  (b) LGEC agrees to pay to each Canadian Dollar Lender an acceptance commission (the "Acceptance Fee"), with respect to each Bankers' Acceptance accepted by such Canadian Dollar Lender, calculated at a rate of 2.75% per annum on the face amount of such Bankers' Acceptance, for the period from the date of such Bankers' Acceptance, to the date of its maturity, payable in full on the date of such discounting of such Bankers' Acceptance and on the basis of a year of 365 days. Payment of the Acceptance Fee with respect to each Bankers' Acceptance created by each Canadian Lender shall be made for the account of LGEC by such Canadian Lender's deducting the amount of the Acceptance Fee from the proceeds of discounting such Bankers' Acceptance as contemplated by
Section 2.4(d) hereof.

                  (c) LGEC shall give the Administrative Agent and the Canadian Agent prior written, facsimile or telephonic (promptly confirmed in writing) notice of each request for a

Bankers' Acceptance hereunder; such notice shall be irrevocable. Such notice, to be effective, must be received by the Administrative Agent and the Canadian Agent not later than 12:00 noon, New York City time on the second Business Day preceding the date on which such Bankers' Acceptance is to be made. Such notice shall specify the amount of the proposed Bankers' Acceptance, the date thereof (which shall be a Business Day) and the maturity date with respect thereto. Each Bankers' Acceptance draft tendered by LGEC for acceptance by a Canadian Dollar Lender shall be in a form acceptable to the accepting Canadian Dollar Lenders and shall have a term of one, two or three months or, if available, six months, unless otherwise agreed to by all the Canadian Dollar Lenders. If no election of a maturity date is specified in such notice, such notice shall be deemed a request for a maturity date of one month. The term of each Banker's Acceptance shall expire on a Business Day and shall, in any event, expire no later than the tenth Business Day prior to the Commitment Termination Date.

                  (d) The Canadian Agent shall promptly notify each Canadian Dollar Lender of its Pro Rata Share of each Bankers' Acceptance request under Section 2.4(c), the date of such Bankers' Acceptance and the maturity date applicable thereto. On the date for acceptance specified in such notice, each Canadian Dollar Lender shall accept a Bankers' Acceptance draft in the amount of its Pro Rata Share of the Bankers' Acceptance request no later than 1:00 p.m. New York City time. Upon acceptance of a Bankers' Acceptance draft by a Canadian Dollar Lender, such Lender shall purchase, or arrange for the purchase of, such Bankers' Acceptance from LGEC at the Bankers' Acceptance Rate for each such Lender applicable to such Bankers' Acceptance accepted by it and provide to the Canadian Agent the Discount Proceeds. Upon the receipt of such funds by the Canadian Agent, the Administrative Agent shall disburse such funds by depositing them directly to the account specified to the Canadian Agent by LGEC in writing.

                  (e) LGEC shall pay to the Canadian Agent on the maturity date of each Bankers' Acceptance an amount equal to the face amount of such maturing Bankers' Acceptance; provided, however, that LGEC may, at its option, so reimburse the Canadian Dollar Lenders, in whole or in part, by delivering to the Canadian Agent and the Administrative Agent no later than 10:00 a.m. New York City time two Business Days prior to the maturity date of such maturing Bankers' Acceptance, a request to rollover such Bankers' Acceptance and by presenting drafts to the Canadian Agent for acceptance and purchase having, in the case of reimbursement in whole by replacement Bankers' Acceptances, an aggregate face amount such that the Discount Proceeds thereof will equal the face amount of such maturing Bankers' Acceptance. Prior to the Commitment Termination Date, in the event that LGEC fails to adequately reimburse the Canadian Dollar Lenders as set forth above and in Section 2.11(l), the face amount of such maturing Bankers' Acceptance shall be deemed to be converted to a Canadian Prime Rate Loan on the relevant maturity date, provided that no default or Event of Default has occurred and is continuing. If LGEC fails to adequately reimburse the Canadian Dollar Lenders as set forth above and in Section 2.11(l) after the Commitment Termination Date or if an Event of Default has occurred and is continuing, LGEC shall pay to the Canadian Agent for the benefit of the Canadian Dollar Lenders interest at 2% in excess of the rate then in effect for Canadian Prime Rate Loans.

                  (f) LGEC renounces and shall not claim any days of grace for the payment of a Bankers' Acceptance.

                  (g) Pursuant to the DBNA, all Bankers' Acceptances accepted by the Canadian Dollar Lenders under this Credit Agreement shall be issued in the form of a "depository bill" (as defined in the DBNA), deposited with the Canadian Depository for Securities Ltd. ("CDS") and will be made payable to CDS or its nominee. In order to give effect to the foregoing, the Canadian Agent shall establish and notify LGEC and the Canadian Dollar Lenders of any additional procedures, consistent with the terms of this Credit Agreement as are necessary to accomplish such intention, including, without limitation,
(x) any instrument held by the Canadian Agent or any Canadian Dollar Lender for the purposes of Bankers' Acceptances shall have marked prominently and legibly on its face and within its text, at or before the time of issue, the words "This is a depository bill subject to the Depository Bills and Notes Act (Canada)";
(y) any reference to the authentication of the Bankers' Acceptance will be removed; and (z) any reference to the "bearer" will be removed and such Bankers' Acceptances shall not be marked with any words prohibiting negotiation, transfer or assignment of it or of an interest in it.

                  (h) LGEC hereby appoints each Canadian Dollar Lender, acting by any authorized signatory of such Lender, the attorney of LGEC: (x) to execute for and on behalf and in the name of LGEC as drawer, drafts in such Lender's standard form; (y) to complete the amount, date and maturity date of such Bankers' Acceptances; and (z) to deposit such Bankers' Acceptances which have been accepted by such Lender with the CDS; provided, that such acts in each case are to be undertaken by such Lender in accordance with instructions given to such Lender by LGEC as provided in this Section. For the avoidance of doubt, signatures of any authorized signatory of such Lender may be mechanically reproduced in facsimile on Bankers' Acceptances and such facsimile signatures shall be binding and effective as if they had been manually executed by such authorized signatory of such Lender. Instructions from the Borrower to such Lender relating to the execution, completion, endorsement, discount and/or delivery by such Lender on behalf of the Borrower of Bankers' Acceptances shall be communicated by the Canadian Agent to such Lender in accordance with this Credit Agreement.

                  (i) The Canadian Agent and the Canadian Dollar Lenders shall not be liable for any damage, loss or improper use of any bankers' acceptance draft endorsed in blank except for any loss arising by reason of the Canadian Agent's or such Lender's failing to use the same standard of care in the custody of such bankers' acceptance drafts as the Canadian Agent or such Lender uses in the custody of its own property of a similar nature.

                  (j) LGEC hereby authorizes each Canadian Dollar Lender to complete, stamp, hold, sell, rediscount or otherwise dispose of all Bankers' Acceptances accepted by it pursuant to this Section 2.4 and Section 2.11 in accordance with the instructions provided by LGEC.

                  (k) The signatures of any authorized signatory of LGEC on Bankers' Acceptances may, at the option of LGEC, be reproduced in facsimile and such Bankers' Acceptances bearing such facsimile signatures shall be binding on LGEC as if they had been manually signed by such authorized signatory. Notwithstanding the fact that the Person whose signature appears on any Bankers' Acceptance as a signatory is no longer an authorized signatory of LGEC at the date of issuance of a Bankers' Acceptance, or that the signature affixed is only a reproduction, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and as if such signature had been manually applied, and any such Bankers' Acceptance so signed shall, subject to Section 2.3(i), be binding on and at the risk of LGEC; provided, however, that LGEC may at any time that the authorization of such signatory has lapsed, provide a new facsimile bearing the signature of an updated authorized signatory to be used on all future Bankers' Acceptances at which time the Canadian Dollar lenders shall no longer issue any Bankers' Acceptances bearing the lapsed authorized signatory's signature.

                  (l) The amount of any Bankers' Acceptance shall be in an aggregate minimum principal amount of C$1,000,000 or such greater amount which is an integral multiple of C$100,000.

                  (m) Upon the occurrence of an Event of Default, LGEC shall forthwith pay to the Canadian Agent for deposit into the Canadian Dollar Cash Collateral Account, an amount equal to the Canadian Dollar Lenders' maximum potential liability under then outstanding Bankers' Acceptances (the "BA Collateral Funds"). The BA Collateral Funds shall be held by the Canadian Agent for set-off against indebtedness then or thereafter owing by LGEC to the Canadian Dollar Lenders in respect of such Bankers' Acceptances. If such Event of Default is either waived or cured in compliance with the terms of this Credit Agreement, then the remaining BA Collateral Funds if any, shall be released to LGEC if requested by it. If LGEC fails to provide BA Collateral Funds for any Bankers' Acceptances in accordance with this Section 2.3(m), the amount of such BA Collateral Funds shall bear interest, to the extent permitted by Applicable Law, at a rate per annum at 2% in excess of the rate then in effect for Canadian Prime Rate Loans until the date such BA Collateral Funds are provided.

                  (n) Notwithstanding the provisions of this Section 2.3, the Canadian Agent is authorized by LGEC and each Canadian Dollar Lender to allocate amongst the Canadian Dollar Lenders the Bankers' Acceptances to be issued and purchased in such manner and amounts as the Canadian Agent may, in its sole and unfettered discretion acting reasonably, consider necessary and equitable, rounding up and down, so as to ensure that no Lender is required to accept and purchase a Bankers' Acceptance for a fraction of C$100,000, and in such event, the Canadian Dollar Lenders' respective participations in any such Bankers' Acceptances and repayments thereof shall be altered accordingly.

                  (o) Notwithstanding the provisions of this Section 2.3, the Canadian Dollar Lenders shall not be obligated to create or discount any Bankers' Acceptance hereunder if an aggregate of more than four separate Bankers' Acceptances would be outstanding hereunder with respect to each Lender (for purposes of determining the number of Bankers' Acceptances outstanding, Bankers' Acceptances with different maturity dates shall be counted in different Bankers' Acceptances even if made on the same date) or if such Bankers' Acceptance would not be eligible for discount at the Bank of Canada under applicable rules and regulations, would not meet the requirements of the DBNA or other Applicable Law, or any liability of a Canadian Dollar Lender that would arise from the creation of such Bankers' Acceptance would constitute a deposit for which such Canadian Dollar Lender would be required to maintain reserves under Applicable Law as from time to time in effect. LGEC will indemnify and hold each Canadian Dollar Lender harmless from any loss or liability incurred by any of them if any Bankers' Acceptances are determined to be ineligible for discount or subject to reserves.

         SECTION 2.5 Notes; Repayment.

                  (a) Any U.S. Dollar Lender may request that the U.S. Dollar Revolving Credit Loans made by such U.S. Dollar Lender hereunder be evidenced by a promissory note substantially in the form of Exhibit A-1 hereto (each a "U.S. Dollar Revolving Credit Note"). In such event the Borrowers shall prepare a U.S. Dollar Revolving Credit Note in the face amount of each such Lender's U.S. Dollar Credit Commitment, payable to the order of each such Lender, duly executed on behalf of LGEI and dated as of the date hereof. The outstanding principal balance of each U.S. Dollar Loan shall be payable in full on the Maturity Date, subject to mandatory prepayment as provided in Section 2.9 hereof and acceleration as provided in Article 7 hereof.

                  (b) Any U.S. Dollar Lender may request that the Term Loans made by such U.S. Dollar Lender hereunder be evidenced by a promissory note substantially in the form of Exhibit A-3 (each a "Term Note"). In such event the Borrowers shall prepare a Term Note in the face amount of each such Lender's Term Loan Commitment, payable to the order of each such Lender, duly executed on behalf of the Borrowers and dated the date hereof. The principal amount of the Term Loans shall be payable in four annual installments of US$20,000,000 and a fifth installment of US$55,000,000 payable on the last Business Day of December commencing on the last Business Day of December 2004 with the last installment of US$55,000,000 payable on the last Business Day of December 2008.

                  (c) Any Canadian Dollar Lender may request that the Canadian Dollar Loans made by such Canadian Dollar Lender hereunder be evidenced by a promissory note substantially in the form of Exhibit A-2 hereto (each a "Canadian Dollar Note"). In such event the Borrowers shall prepare a Canadian Dollar Note in the face amount of each such Canadian Dollar Lender's Canadian Dollar Credit Commitment, payable to the order of each such Lender, duly executed on behalf of LGEC and dated as of the date hereof. The outstanding principal balance of each Canadian Dollar Loan shall be payable in full on the Maturity Date, subject to mandatory prepayment as provided in Section 2.8 hereof and acceleration as provided in Article 7 hereof.

                  (d) To the extent a Loan is evidenced by a Note, each of such Notes shall bear interest on the outstanding principal balance thereof as set forth in Section 2.7 hereof. Each Lender and the Administrative Agent or the Canadian Agent, as applicable, on its behalf is hereby authorized by the Borrowers, but not obligated, to enter on the reverse of, or on an attachment to, the appropriate Note the amount of each Loan, the amount of each payment or prepayment of principal or interest and the other information provided for therein, in the appropriate spaces; provided, however, that the failure of any Lender or the Administrative Agent or Canadian Agent, as applicable, to enter the amount of such Loans, payments or prepayments or other information, or any error with respect thereto, shall not in any manner affect the obligation of the Borrowers to repay the Loans.

         SECTION 2.6 Letters of Credit.

                  (a) Upon the terms and subject to the conditions hereof and of Applicable Law, the Issuing Bank agrees, upon the request of LGEI or LGEC, to issue Letters of Credit (and to extend Letters of Credit previously issued hereunder) payable in U.S. Dollars, Canadian Dollars or any other foreign currency acceptable to the Administrative Agent from time to time after the Closing Date and prior to the Commitment Termination Date, provided, however, that (A) neither LGEI nor LGEC, as applicable, shall request, and the Issuing Bank shall not issue, any Letter of Credit if, after giving effect thereto, either (i) (x) the sum of the aggregate principal amount of all U.S. Dollar Revolving Credit Loans then outstanding, in the case of Letters of Credit issued to LGEI or (y) Canadian Dollar Loans, in the case of Letters of Credit issued to LGEC plus the then current U.S. L/C Exposure or Canadian L/C Exposure, as applicable, plus the unused portion of the Special Production Tranche for all Designated Pictures attributable to Loans made to LGEI or LGEC, as applicable, which have not yet been Completed would exceed the Total U.S. Dollar Revolving Credit Commitment then in effect or the Canadian Dollar Credit Commitment then in effect, as applicable or (ii) the sum of the aggregate principal amount of all U.S. Dollar Loans then outstanding plus the then current L/C Exposure plus the U.S. Dollar Equivalent of the aggregate principal amount of all Canadian Dollar Loans then outstanding plus the U.S. Dollar Equivalent of the then current BA Exposure would exceed the Borrowing Base and (B) neither LGEI nor LGEC shall request, and the Issuing Bank shall not issue (or extend), any Letter of Credit having an expiration date (x) later than the tenth day prior to the Commitment Termination Date or (y) more than one year after its date of issuance (or extension). Notwithstanding anything to the contrary set forth herein, no Letters of Credit shall be issued to LGEC until such time as the Administrative Agent has appointed an Issuing Bank to issue Letters of Credit to LGEC in accordance with the definition of "Issuing Bank".

                           (i)      Immediately upon the issuance of each Letter
of Credit, each U.S. Dollar Lender or Canadian Dollar Lender, as applicable, shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Bank a participation in such Letter of Credit in accordance with such U.S. Dollar Lender's Percentage or Canadian Dollar Lender's Percentage, as applicable.

                           (ii)     Each Letter of Credit may, at the option of
the Issuing Bank, provide that the Issuing Bank may (but shall not be required to) pay all or any part of the maximum amount which may at any time be available for drawing thereunder to the beneficiary thereof upon the occurrence or continuation of an Event of Default and the acceleration of the maturity of the U.S. Dollar Loans or the Canadian Dollar Loans, as applicable, provided that, if payment is not then due to the beneficiary, the Issuing Bank shall deposit the funds in question in a segregated account with the Issuing Bank to secure payment to the beneficiary and any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to the Issuing Bank for distribution to the Lenders (or, if all Obligations shall have been paid in full in cash, to LGEI or LGEC, as applicable) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by the Issuing Bank as provided in this paragraph shall be treated for all purposes of this Credit Agreement as a drawing duly honored by such Issuing Bank under the related Letter of Credit.

                  (b) In addition to the Letters of Credit contemplated pursuant to Section 2.6(a) above, with regard to each Designated Picture, each Lender, severally and not jointly, agrees upon the terms and subject to the conditions hereof, to make Letters of Credit pursuant to the Special Production Tranche, to LGEI, LGEC or to a Special Purpose Producer, on any Business

Day from time to time from the Closing Date to but excluding the Commitment Termination Date or such earlier time as that Designated Picture is Completed, each in an aggregate principal amount which when added to the aggregate principal amount of all Loans then outstanding with regard to that Designated Picture under the Special Production Tranche, does not exceed such Lender's Pro Rata Share of the aggregate U.S. Dollar Revolving Credit Commitments or the Canadian Dollar Commitments, as applicable, then reserved as part of the Special Production Tranche for such Designated Picture.

                  (c) Whenever LGEI desires the issuance of a Letter of Credit, it shall deliver to the Administrative Agent and the Issuing Bank a written notice no later than 2:00 p.m. (New York City time) at least three (3) Business Days prior to the proposed date of issuance. That notice shall specify
(i) the proposed date of issuance (which shall be a Business Day), (ii) the face amount of the Letter of Credit, (iii) the expiration date of the Letter of Credit and (iv) the name and address of the beneficiary. Such notice shall be accompanied by a brief description of the underlying transaction and upon request of the Issuing Bank or the Administrative Agent, LGEI shall provide additional details regarding the underlying transaction. Concurrently with the giving of written notice of a request for the issuance of a Letter of Credit, LGEI shall provide a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Bank to make payment under the Letter of Credit; provided, however, that the Issuing Bank, in its reasonable discretion, may require customary changes in any such documents and certificates to be presented by the beneficiary. Upon issuance of each Letter of Credit to LGEI, the Issuing Bank shall notify the Administrative Agent of the issuance of such Letter of Credit. Promptly after receipt of such notice, the Administrative Agent shall notify each U.S. Dollar Lender of the issuance and the amount of such U.S. Dollar Lender's respective participation in the applicable Letter of Credit.

                  (d) Whenever LGEC desires the issuance of a Letter of Credit, it shall deliver to the Canadian Agent, the Administrative Agent and the Issuing Bank a written notice no later than 2:00 p.m. (New York City time) at least three (3) Business Days prior to the proposed date of issuance. That notice shall specify (i) the proposed date of issuance (which shall be a Business Day), (ii) the face amount of the Letter of Credit, (iii) the expiration date of the Letter of Credit and (iv) the name and address of the beneficiary. Such notice shall be accompanied by a brief description of the underlying transaction and upon request of the Issuing Bank, the Administrative Agent or the Canadian Agent, LGEC shall provide additional details regarding the underlying transaction. Concurrently with the giving of written notice of a request for the issuance of a Letter of Credit, LGEC shall provide a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Bank to make payment under the Letter of Credit; provided, however, that the Issuing Bank, in its reasonable discretion, may require customary changes in any such documents and certificates to be presented by the beneficiary. Upon issuance of each Letter of Credit, the Issuing Bank shall notify the Canadian Agent and the Administrative Agent of the issuance of such Letter of Credit. Promptly after receipt of such notice, the Canadian Agent shall notify each Canadian Lender of the issuance and the amount of such Canadian Dollar Lender's respective participation in the applicable Letter of Credit.

                  (e) The acceptance and payment of drafts under any Letter of Credit shall be made in accordance with the terms of such Letter of Credit and the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 500, as adopted or amended from time to time. The Issuing Bank shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed by the Issuing Bank in good faith to be genuine. Except as otherwise required by Applicable Law which cannot be waived, the Issuing Bank shall not have any duty to inquire as to the accuracy or authenticity of any draft or other drawing documents which may be presented to it, but shall be responsible only to determine in accordance with customary commercial practices that the documents which are required to be presented before payment or acceptance of a draft under any Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

                  (f) If the Issuing Bank shall make payment on any draft presented under a Letter of Credit (regardless of whether a Default, Event of Default or acceleration has occurred), the Issuing Bank shall give notice of such payment to the Administrative Agent (and the Canadian Agent if such payment relates to a Letter of Credit issued to LGEC) and the U.S. Dollar Lenders, or Canadian Dollar Lenders, as applicable, and each U.S. Dollar Lender or Canadian Dollar Lender hereby authorizes and requests the Issuing Bank to advance for its account, pursuant to the terms hereof, its share of such payment based upon its participation in the Letter of Credit and agrees promptly to reimburse the Issuing Bank in immediately available funds for the Dollar equivalent of the amount so advanced on its behalf by the Issuing Bank. If any such reimbursement is not made by any U.S. Dollar Lender or Canadian Dollar Lender, as applicable, in immediately available funds on the same day on which the Issuing Bank shall have made payment on any such draft, such Lender shall pay interest thereon to the Issuing Bank at a rate per annum equal to the Issuing Bank's cost of obtaining overnight funds in the New York Federal Funds Market for the three (3) Business Days following the time such Lender fails to make the reimbursement and thereafter at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

                  (g) The Borrowers are absolutely, unconditionally and irrevocably obligated to reimburse all amounts drawn under each Letter of Credit. If any draft is presented under a Letter of Credit, the payment of which is required to be made at any time on or before the Commitment Termination Date, then payment by the Issuing Bank of such draft shall constitute an Alternate Base Rate Loan or Canadian Prime Rate Loan in an amount equal to the U.S. Dollar Equivalent or the Canadian Dollar Equivalent, as applicable, of the amount drawn under the Letter of Credit hereunder and interest shall accrue from the date the Issuing Bank makes payment on such draft under such Letter of Credit. If any draft is presented under a Letter of Credit, the payment of which is required to be made after the Commitment Termination Date or at the time when an Event of Default or Default shall have occurred and then be continuing, then the Borrowers shall immediately pay to the Issuing Bank, in immediately available funds, the full amount of such draft together with interest thereon at a rate per annum of 2% in excess of the rate then in effect for Alternate Base Rate Loans or Canadian Prime Rate Loans from the date on which the Issuing Bank makes such payment of such draft until the date it receives full reimbursement for such payment from LGEI or LGEC, as applicable. LGEI or LGEC, as applicable, further agrees that the Issuing Bank may reimburse itself for such drawing from the balance in the Chase Clearing Account or from the balance in any other account of the Borrowers maintained with the Issuing Bank.

                  (h) The Borrowers agree to pay the following amounts to the Issuing Bank for its own account with respect to Letters of Credit issued by it hereunder:

                           (A)      with respect to the issuance, amendment or
transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the Issuing Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be; and

                           (B)      a fronting fee payable to the Issuing Bank
for the period from and including the Closing Date to, but excluding, the Maturity Date, computed at a rate equal to 1/4 of 1% per annum of the daily average L/C Exposure (calculated on the basis of a 360-day year), such fee to be due and payable in arrears on and through the last Business Day of each March, June, September and December in each year (commencing on the last Business Day of December, 2003) prior to the Maturity Date or the expiration of the last outstanding Letter of Credit (whichever is later) and on the later of the Maturity Date and the expiration of the last outstanding Letter of Credit.

                  (i) The Borrowers agree to pay to the Administrative Agent for distribution to each Lender in respect of its L/C Exposure, such Lender's Pro Rata Share of a commission (calculated on the basis of a 360-day year) equal to (A) a per annum percentage rate equal to the Applicable Margin for Eurodollar Loans multiplied by (B) the average daily amount of the L/C Exposure. Such commission shall be due and payable in arrears on and through the last Business Day of each March, June, September and December (commencing the last Business Day of December, 2003) prior to the Maturity Date or the expiration of the last outstanding Letter of Credit (whichever is later) and on the later of the Maturity Date and the expiration of the last outstanding Letter of Credit; provided, however, that notwithstanding the foregoing, amounts payable to the Canadian Dollar Lenders with respect to the Canadian L/C Exposure shall be paid by LGEC to the Canadian Agent for distribution to each Canadian Dollar Lender.

                  (j) Promptly upon receipt by the Issuing Bank, the Administrative Agent or the Canadian Agent of any amount described in clause (B) of Section 2.6(g), or any amount described in Section 2.6(f) previously reimbursed to the Issuing Bank by the U.S. Dollar Lenders, the Issuing Bank, the Administrative Agent or the Canadian Agent (as applicable) shall distribute to each Lender its Pro Rata Share of such amount.

                  (k) If by reason of (i) any change in Applicable Law after the Initial Date, or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof, or (ii) compliance by the Issuing Bank or any Lender with any direction, request or requirement (whether or not having the force of law) issued after the Closing Date by any Governmental Authority or monetary authority, including, without limitation, any change whether or not proposed or published prior to the Initial Date and any modifications to Regulation D occurring after the Initial Date:

                           (A)      the Issuing Bank or any Lender shall be
subject to any tax, levy, impost, duty, fee, charge, deduction or withholding of any nature with respect to any Letter of Credit (other than withholding tax imposed by the United States of America, Canada or any political subdivision or taxing authority thereof or therein or any other tax, levy, impost, duty, fee, charge, deduction or withholding (1) that is measured with respect to the overall net income of the Issuing Bank or such Lender or of a Lending Office of the Issuing Bank or such Lender, and that is imposed by the United States of America, Canada or by the jurisdiction in which the Issuing Bank or such Lender is incorporated or carries on business, or in which such Lending Office is located, managed or controlled or in which the Issuing Bank or such Lender has its principal office or a presence which is not otherwise connected with, or required by, this transaction (or any political subdivision or taxing authority thereof or therein) or (2) that is imposed solely by reason of the Issuing Bank or such Lender failing to make a declaration of, or otherwise to establish, non-residence or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where the Issuing Bank or such Lender may properly make the declaration or claim or so establish non-residence or otherwise comply), or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 2.6, whether directly or by such being imposed on or suffered by the Issuing Bank or any Lender;

                           (B)      the basis of taxation of any fee or amount
payable hereunder with respect to any Letter of Credit or any participation therein shall be changed, other than withholding tax imposed by the United States of America or Canada as applicable, or any political subdivision or taxing authority thereof or therein or any other tax, levy, impost, duty, charge, fee, deduction or withholding that is measured with respect to the overall net income of such Lender or of a Lending Office of such Lender, and that is imposed by the United States of America or Canada or by the jurisdiction in which such Lender or Lending Office is incorporated or carries on business, in which such Lending Office is located, managed or controlled or in which such Lender has its principal office or a presence not otherwise connected with, or required by, this transaction (or any political subdivision or taxing authority thereof or therein);

                           (C)      any reserve, deposit or similar requirement
is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by the Issuing Bank or participations therein purchased by any Lender; or

                           (D)      there shall be imposed on the Issuing Bank
or any Lender any other condition regarding this Section 2.6, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to the Issuing Bank or any Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by the Issuing Bank or any Lender, then and in any such case the Issuing Bank or such Lender may, at any time, notify the Borrowers, and the Borrowers shall promptly pay the Issuing Bank or such Lender upon its demand such amounts as the Issuing Bank or such Lender may specify to be necessary to compensate the Issuing Bank or such Lender for such additional cost or reduced receipt. Sections 2.13(b), (c) and (d) shall in all instances apply to the Issuing Bank and any Lender with respect to the Letters of Credit issued hereunder. The determination by the Issuing

Bank or any Lender, as the case may be, of any amount due pursuant to this
Section 2.6 as set forth in a certificate setting forth the calculation thereof in reasonable detail shall, in the absence of manifest error, be final, conclusive and binding on all of the parties hereto.

                  (l) If at any time when an Event of Default shall have occurred and be continuing, any Letters of Credit shall remain outstanding, then the Administrative Agent may, and if directed by the Required Revolving Credit Lenders shall, require the Borrowers to deliver to the Administrative Agent Cash Equivalents in an amount equal to the full amount of the L/C Exposure or to furnish other security acceptable to the Required Revolving Credit Lenders. Any amounts so delivered pursuant to the preceding sentence shall be applied to reimburse the Issuing Bank for the amount of any drawings honored under Letters of Credit; provided, however, that if prior to the Maturity Date, (i) no Default or Event of Default is then continuing, then the Administrative Agent shall return all of such collateral relating to such deposit to the Borrowers if requested by it or (ii) Letters of Credit shall expire or be returned by the beneficiary so that the amount of the Cash Equivalents delivered to the Administrative Agent hereunder shall exceed the then current L/C Exposure, then such excess shall first be applied to pay any Obligations then due under this Credit Agreement and the remainder shall be returned to the Borrowers.

                  (m) Notwithstanding the termination of the Commitments and the payment of the Loans, the obligations of the Borrowers under this
Section 2.6 shall remain in full force and effect until the Administrative Agent, the Issuing Bank and the Lenders shall have been irrevocably released from their obligations with regard to any and all Letters of Credit.

         SECTION 2.7 Interest.

                  (a) In the case of an Alternate Base Rate Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365/366 days, as the case may be, during such times as the Alternate Base Rate is based upon the Prime Rate, and over a year of 360 days at all other times) equal to the Alternate Base Rate plus the Applicable Margin for Alternate Base Rate Loans. Interest shall be payable in arrears on each Alternate Base Rate Loan on each applicable Interest Payment Date and on the Maturity Date.

                  (b) In the case of a Eurodollar Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBO Rate plus the Applicable Margin for Eurodollar Loans. Interest shall be payable on each Eurodollar Loan on each applicable Interest Payment Date, on the Maturity Date and on the date of a conversion of such Eurodollar Loan to an Alternate Base Rate Loan. The Administrative Agent shall determine the applicable LIBO Rate for each Interest Period as soon as practicable on the date when such determination is to be made in respect of such Interest Period and shall promptly notify the Borrowers and the Lenders of the applicable interest rate so determined. Such determination shall be conclusive absent manifest error.

                  (c) In the case of a Canadian Prime Rate Loan, interest shall be payable at a rate per annum (computed on an actual number of days elapsed over a year of 365 days) equal to the Canadian Prime Rate plus the Applicable Margin. Interest shall be payable in arrears on each Canadian Prime Rate Loan on each applicable Interest Payment Date and at maturity.

                  (d) Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid or, if applicable, converted to a Loan of a different Interest Rate Type.

                  (e) Anything in this Credit Agreement or the Notes to the contrary notwithstanding, the interest rate on the Loans or with respect to any drawing under a Letter of Credit shall in no event be in excess of the maximum rate permitted by Applicable Law.

         SECTION 2.8 Commitment Fee and Other Fees.

                  (a) LGEI agrees to pay to the Administrative Agent for the account of each U.S. Dollar Lender on the last Business Day of each March, June, September and December in each year (commencing on the last Business Day of December, 2003) and LGEC agrees to pay on the last day of each calendar month to the Canadian Agent for the account of each Canadian Dollar Lender prior to the Commitment Termination Date, in each case on the date of any termination or reduction of either of the Canadian Dollar Credit Commitment or the U.S. Dollar Revolving Credit Commitment, as applicable, and on the Commitment Termination Date, a fee (the "Commitment Fee" and collectively, for all the Lenders, the "Commitment Fees") of 1/2 of 1% per annum (computed on the basis of the actual number of days elapsed during the preceding period or quarter over a year of 360 days in the case of Commitment Fees paid to the Administrative Agent and 365 days in the case of Commitment Fees paid to the Canadian Agent) on the average daily amount during the preceding period or quarter by which such Lender's Revolving Credit Commitment (as such Revolving Credit Commitment may be reduced in accordance with the provisions of this Credit Agreement) exceeded (i) in the case of the U.S. Dollar Lenders the sum of such Lender's Pro Rata Share of the U.S. L/C Exposure plus the aggregate principal amount of such Lender's outstanding U.S. Dollar Revolving Credit Loans and (ii) in the case of Canadian Dollar Lenders, the sum of the aggregate principal amount of such Lender's outstanding Canadian Dollar Loans plus the Canadian L/C Exposure plus the aggregate face amount of outstanding Bankers' Acceptances which have been accepted by such Lender.

                  (b) The Commitment Fees shall commence to accrue on the date this Credit Agreement is executed by all the parties hereto.

                  (c) In addition, LGEI agrees to pay to the Administrative Agent, on the date this Credit Agreement is executed by all the parties hereto, any and all fees that are then due and payable pursuant to the Fee Letter; provided, however, that any such fees payable for the benefit of the Canadian Dollar Lenders thereunder shall be paid by LGEC to the Canadian Agent for the account of each Canadian Dollar Lender.

         SECTION 2.9 Termination and/or Reduction of the Revolving Credit
                     Commitments.

                  (a) Upon at least three (3) Business Days' prior written, facsimile or telephonic notice (provided that such telephonic notice is immediately followed by written confirmation) to the Administrative Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, either of the Total U.S. Dollar

Revolving Credit Commitment and/or the Total Canadian Dollar Credit Commitment. In the case of a partial reduction, each reduction of the Total U.S. Dollar Revolving Credit Commitment shall be in a minimum aggregate principal amount of US$5,000,000 or an integral multiple thereof and each reduction of the Total Canadian Dollar Credit Commitment shall be in a minimum aggregate principal amount of C$5,000,000 or an integral multiple thereof; provided, however, that
(i) the Total U.S. Dollar Revolving Credit Commitment may not be reduced to an amount less than the sum of the aggregate principal amount of all U.S. Dollar Revolving Credit Loans then outstanding, plus the then current U.S. L/C Exposure plus the unused portion of a Special Production Tranche for all Designated Pictures for which Loans have been made to LGEI which have not been Completed and (ii) the Total Canadian Dollar Credit Commitment may not be reduced to an amount less than the sum of the aggregate principal amount of all Canadian Dollar Loans then outstanding, plus the unused portion of a Special Production Tranche for all Designated Pictures for which Loans have been made to LGEC, plus the then current Canadian L/C Exposure, plus the then current BA Exposure. Any partial reduction of the Total U.S. Dollar Revolving Credit Commitment or the Total Canadian Dollar Credit Commitment shall be made among the U.S. Dollar Lenders or the Canadian Dollar Lenders ratably in accordance with their respective Percentages.

                  (b) After the repayment in full of the Term Loans, the Total U.S. Dollar Revolving Credit Commitment and the Total Canadian Dollar Credit Commitment shall be automatically and permanently reduced by an amount equal to one hundred percent (100%) of any Net Cash Proceeds received by any Credit Party from any sale or other disposition of any asset pursuant to Section 6.7(a) (iv) hereof other than the sale of (i) LGEC's equity interest in any business incorporated and primarily operating in Canada, (ii) the Lions Gate Vancouver studio listed on Schedule 3.24 hereto, (iii) the first US$20,000,000 of any Net Cash Proceeds received in connection with the sale of LGEC's equity interest in any business which is engaged in business activities that are substantially the same as another business of LGEC's in which LGEC retains all of its investment (but not including Net Cash Proceeds received from the sale of LGEC's equity interests contemplated by clause (i) of this paragraph) and (iv) CinemaNow, but only to the extent that such Net Cash Proceeds have not been applied to repay the Term Loans.

                  (c) Simultaneously with each such termination or reduction of the Total U.S. Dollar Revolving Credit Commitment or the Total Canadian Dollar Credit Commitment, the Borrowers shall pay to the Administrative Agent for the benefit of the relevant Lenders all accrued and unpaid Commitment Fees on the amount of the Commitments so terminated or reduced through the date of such termination or reduction.

                  (d) In the event the Borrowers permanently terminate the Total Canadian Dollar Credit Commitment pursuant to Section 2.9(a) hereof, the Canadian Dollar Lenders that customarily lend in the United States agree that they will increase their U.S. Dollar Revolving Credit Commitment by an amount equal to their Canadian Dollar Commitment before giving effect to such termination, or, to the extent they did not previously have a U.S. Dollar Revolving Credit Commitment, they agree that they will commit to lend U.S. Dollar Revolving Credit Loans in an amount equal to their Canadian Dollar Commitment before giving effect to such termination. To the extent the aggregate amount of the Commitments is decreased as a result of any such termination of the Canadian Dollar Commitment, the Administrative Agent agrees that it shall use its best efforts to secure commitments from the Lenders or from additional banks to lend U.S. Dollar Revolving Credit Loans in an amount equal to such reduction in the aggregate amount of the Commitments.

         SECTION 2.10 Default Interest; Alternate Rate of Interest.

                  (a) So long as an Event of Default shall have occurred and be continuing (after, as well as before judgment), the Borrowers shall on demand from time to time pay interest, to the extent permitted by Applicable Law, on any then unpaid amount of the Obligations at a rate per annum (i) for the remainder of the then current Interest Period for each Eurodollar Loan, at 2% in excess of the rate then in effect for each such Eurodollar Loan, (ii) for all Canadian Prime Rate Loans, at 2% in excess of the rate then in effect for Canadian Prime Rate Loans and (iii) for all periods subsequent to the then current Interest Period for each Eurodollar Loan, for all Alternate Base Rate Loans and for all other overdue amounts hereunder, at 2% in excess of the rate then in effect for Alternate Base Rate Loans.

                  (b) In the event, and on each occasion, that on or before the day on which the LIBO Rate for a Eurodollar Loan is to be determined as set forth herein, (i) the Administrative Agent shall have received notice from any U.S. Dollar Lender or the Canadian Agent shall have received notice from any Canadian Dollar Lender of such Lender's determination (which determination, absent manifest error, shall be conclusive) that Dollar deposits in an amount equal to the principal amount of such Lender's Eurodollar Loan are not generally available in the London Interbank Market or that the rate at which such Dollar are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining the principal amount of such Lender's Eurodollar Loan during the applicable Interest Period or (ii) the Administrative Agent or the Canadian Agent, as applicable, shall have determined that reasonable means do not exist for ascertaining the applicable LIBO Rate, the Administrative Agent or the Canadian Agent, as applicable, shall, as soon as practicable thereafter, give written or facsimile notice of such determination by such Lender or the Administrative Agent or the Canadian Agent, as applicable, to the Borrowers and the Lenders and any request by the Borrowers for a Eurodollar Loan pursuant to
Section 2.1 or Section 2.3 or conversion to or continuation as a Eurodollar Loan pursuant to Section 2.11, made after receipt of such notice and until the circumstances giving rise to such notice no longer exist, shall be deemed to be a request for an Alternate Base Rate Loan in the case of a U.S. Dollar Revolving Credit Loan and a Canadian Prime Rate Loan in the case of a Canadian Dollar Loan; provided, however, that in the circumstances described in clause (i) above, such deemed request shall only apply to the affected Lender's portion thereof.

                  (c) In the event, and on each occasion, that on the day two Business Days prior to the date of acceptance of a Bankers' Acceptance, the Canadian Agent shall have received notice from any Canadian Dollar Lender of such Canadian Dollar Lender's determination (which determination, absent manifest error, shall be conclusive) that, by reason of circumstances affecting the Canadian money market, no market for Bankers' Acceptances accepted by such Lender exists, the Canadian Agent shall, as soon as practicable thereafter, give written or telegraphic notice of such determination to LGEC and the Canadian Dollar Lenders, and any request by the Borrower for a Bankers' Acceptance (or conversion to or rollover of a Bankers' Acceptance pursuant to Section 2.11 and 2.4.(c)), made after receipt of such notice, shall be deemed a request for a Canadian Prime Rate Loan; provided, however, that such deemed request shall only apply to the affected Lender's portion thereof. After such notice shall have been given and until the circumstances causing such suspension no longer exist, each request (or portion thereof, as the case may be) for a Bankers' Acceptance shall be canceled and shall be deemed a request for a Canadian Prime Rate Loan.

         SECTION 2.11 Continuation and Conversion of Loans and Bankers' Acceptances. The Borrowers shall have the right (i) at any time to convert any Eurodollar Loan or portion thereof to an Alternate Base Rate Loan or a Canadian Prime Rate Loan, as applicable, or to continue any Eurodollar Loan or portion thereof for a successive Interest Period, (ii) at any time to convert any Alternate Base Rate Loan or Canadian Prime Rate Loan, as applicable, or portion thereof to a Eurodollar Loan, (iii) on the maturity date of any Bankers' Acceptance, to convert the face amount of such Bankers' Acceptance or a portion thereof into a Canadian Prime Rate Loan or a Eurodollar Loan or rollover such Bankers' Acceptance into a new Bankers' Acceptance or (iv) at any time to convert any Canadian Prime Rate Loan or Eurodollar Loan made under the Canadian Dollar Facility or a portion thereof into a Bankers' Acceptance, subject to the following:

                  (a) the Borrowers shall give the Administrative Agent and/or the Canadian Agent, as applicable, prior written, facsimile or telephonic (promptly confirmed in writing) notice of at least three (3) Business Days of each continuation or conversion hereunder; such notice shall be irrevocable and to be effective, must be received by the Administrative Agent on the day required not later than 2:00 p.m. New York City time or by the Canadian Agent on the day required not later than 10:00 a.m. New York City time;

                  (b) no Event of Default or Default shall have occurred and be continuing at the time of any conversion to a Eurodollar Loan or continuation of a Eurodollar Loan into a subsequent Interest Period or any conversion to a Bankers' Acceptance or rollover of a Bankers' Acceptance into a new Bankers' Acceptance;

                  (c) the aggregate principal amount of Loans continued as, or converted to, Eurodollar Loans as part of the same continuation or conversion, shall be in a minimum amount of US$1,000,000 or in such greater amount which is an integral multiple of US$100,000;

                  (d) the aggregate principal amount of Loans converted to Bankers' Acceptances as part of the same conversion shall not be less than C$1,000,000 or such greater amount which is an integral multiple of C$100,000;

                  (e) if fewer than all Loans in a currency at the time outstanding shall be continued or converted, such continuation or conversion shall be made pro rata among the applicable Lenders in accordance with the respective Percentage of the principal amount of such Loans held by such Lenders immediately prior to such continuation or conversion;

                  (f) no Alternate Base Rate Loan or Canadian Prime Rate Loan (or portion thereof) may be converted to a Eurodollar Loan and no Eurodollar Loan may be continued as a Eurodollar Loan if, after such conversion or continuation, and after giving effect to any concurrent prepayment of U.S. Dollar Loans or Canadian Dollar Loans, as applicable, an aggregate of more than ten (10) separate Eurodollar Loans would be outstanding under each of the U.S. Dollar Facility and the Canadian Dollar Facility (for purposes of determining the number of such Loans outstanding, Loans with different Interest Periods shall be counted as different Eurodollar Loans even if made on the same date);

                  (g) no Canadian Prime Rate Loan (or a portion thereof) may be converted into a Bankers' Acceptance, no Bankers' Acceptance may be rolled over as a new Bankers' Acceptance, if, after such continuation and/or conversion, and after giving effect to any concurrent prepayment of Canadian Dollar Loans, an aggregate of more than four separate Bankers' Acceptances would be outstanding hereunder with respect to each Lender (for purposes of determining the number of Bankers' Acceptances outstanding, Bankers' Acceptances with different maturity dates shall be counted as different Bankers' Acceptances even if made on the same date);

                  (h) the Interest Period with respect to a new Eurodollar Loan effected by a continuation or conversion shall commence on the date of such continuation or conversion;

                  (i) if a Eurodollar Loan is converted to an Alternate Base Rate Loan or a Canadian Prime Rate Loan, as applicable, other than on the last day of the Interest Period with respect thereto, the amounts required by
Section 2.12 shall be paid upon such conversion;

                  (j) accrued interest on a Eurodollar Loan (or portion thereof) being converted to an Alternate Base Rate Loan or a Canadian Prime Rate Loan, as applicable, shall be paid by the Borrowers at the time of conversion; and

                  (k) each request for a continuation as, or conversion to, a Eurodollar Loan which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

                  (l) in the case of a rollover of a maturing Bankers' Acceptance pursuant to Section 2.3.(e), each Canadian Dollar Lender, in order to satisfy the continuing liability of LGEC to each Lender for the face amount of the maturing Bankers' Acceptances, shall retain for its own account the Discount Proceeds of each new Bankers' Acceptance issued by it in connection with such rollover and LGEC shall, on the maturity date of the maturing Bankers' Acceptances, pay to the Canadian Agent, as agent for and on behalf of the Canadian Dollar Lenders, an amount equal to the difference between the face amount of the maturing Bankers' Acceptances and the aggregate Discount Proceeds of the new Bankers' Acceptances;

                  (m) in the case of a conversion from a Canadian Prime Rate Loan into a Bankers' Acceptance, each Canadian Dollar Lender, in order to satisfy the continuing liability of LGEC to each Canadian Dollar Lender for the principal amount of the Canadian Prime Rate Loan being converted, shall retain for its own account the Discount Proceeds of each new Bankers' Acceptance issued by it in connection with such conversion and LGEC shall, on the date of issuance of the Bankers' Acceptances pay to the Canadian Agent (for the benefit of the Canadian Dollar Lenders) an amount equal to the difference between the aggregate principal amount of the Canadian Prime Rate Loan being converted, including any accrued interest thereon, owing to the Lenders and the aggregate Discount Proceeds of such Bankers' Acceptances; and

                  (n) in the case of a conversion of Bankers' Acceptances into a Canadian Prime Rate Loan, each Canadian Dollar Lender, in order to satisfy the liability of LGEC to each Canadian Dollar Lender for the face amount of the maturing Bankers' Acceptances, shall record the obligation of LGEC to it as a Canadian Prime Rate Loan, unless LGEC provides for payment to the Canadian Agent (for the benefit of the Lenders) of the face amount of the maturing Bankers' Acceptance in some other manner acceptable to the Canadian Dollar Lenders.

In the event that the Borrowers shall not give notice to (I) rollover or convert any Bankers' Acceptance or (II) continue or convert any Eurodollar Loan, as provided above, such Loan or Bankers' Acceptance (unless repaid) shall automatically be (x) in the case of a Canadian Dollar Loan or a Bankers' Acceptance, converted to a Canadian Prime Rate Loan in the Canadian Agent's discretion and (y) in the case of a U.S. Dollar Loan, (i) continued as a Eurodollar Loan with an Interest Period of one month or (ii) converted to an Alternate Base Rate Loan, at the expiration of the then current Interest Period or maturity date, as applicable, at the Administrative Agent's discretion. The Administrative Agent or the Canadian Agent as applicable shall, after it receives notice from either of the Borrowers, promptly give the U.S. Dollar Lenders or the Canadian Dollar Lenders, as applicable, notice of any continuation, rollover or conversion.

         SECTION 2.12 Prepayment of Loans and Bankers' Acceptances;
                      Reimbursement of Lenders.

                  (a) Subject to the terms of Section 2.12(e), LGEC shall have the right at its option at any time and from time to time to prepay any Canadian Prime Rate Loan, Eurodollar Loan or Bankers' Acceptance, in each case in whole or in part, upon at least three Business Day's written, telephonic (promptly confirmed in writing) or telegraphic notice; provided, however, that
(i) if LGEC elects to prepay any Canadian Prime Rate Loan, Eurodollar Loan or Bankers' Acceptance in part, each such prepayment shall be in a minimum principal amount of C$500,000, or in the amount of the Canadian Dollar Notes representing Loans made to LGEC, and (ii) if LGEC elects to prepay a Bankers' Acceptance and such Bankers' Acceptance has not yet matured, LGEC shall, at such time, deposit in the Canadian Dollar Cash Collateral account, an amount equal to the aggregate face amount of such instruments. Each notice of prepayment shall specify the prepayment date, each Canadian Dollar Loan or Bankers' Acceptance to be prepaid and the principal amount thereof, shall be irrevocable and shall commit the Borrower to prepay such Loan or Bankers' Acceptance in the amount and on the date stated therein.

                  (b) Subject to the terms of Section 2.12(e), LGEI shall have the right at its option at any time and from time to time to prepay (i) any Alternate Base Rate Loan, in whole or in part, upon at least one Business Day's written, telephonic (promptly confirmed in writing) or telegraphic notice, in the principal amount of U.S.$1,000,000 or such greater amount which is an integral multiple of U.S.$100,000 and (ii) any Eurodollar Loan, in whole or in part, upon at least three Business Days' written, telephonic (promptly confirmed in writing) or telegraphic notice, in the principal amount of U.S.$1,000,000 or such greater amount which is an integral multiple of U.S.$500,000. Each notice of prepayment shall specify the prepayment date, each U.S. Dollar

Loan to be prepaid and the principal amount thereof, shall be irrevocable and shall commit the Borrower to prepay such Loan in the amount and on the date stated therein. Such notice shall also specify the expected principal amount of U.S. Dollar Loans to be outstanding after giving effect to such prepayment.

                  (c) The Borrowers shall pay to the Administrative Agent for the pro rata account of each Lender as a mandatory prepayment first on the Term Loans to be applied to annual payments in inverse order of maturity, and after the Term Loans are repaid in full, then on the Revolving Credit Loans, an amount equal to one hundred percent (100%) of any Net Cash Proceeds received by any Credit Party from any sale or other disposition of any asset pursuant to
Section 6.7(a) (iv) hereof other than the sale of (i) LGEC's equity interest in any business incorporated and primarily operating in Canada, (ii) the Lions Gate Vancouver studio listed on Schedule 3.24 hereto, (iii) the first US$20,000,000 of any Net Cash Proceeds received in connection with the sale of LGEC's equity interest in any business which is engaged in business activities that are substantially the same as another business of LGEC's in which LGEC retains all of its investment (but not including Net Cash Proceeds received from the sale of LGEC's equity interests contemplated by clause (i) of this paragraph) and (iv) CinemaNow.

                  (d) All such mandatory prepayments pursuant to Section 2.12(c) shall be (i) made by the Borrower substantially simultaneously with receipt of such Net Cash Proceeds, but in any event within three (3) Business Days of receipt thereof, and (ii) applied first to the Term Loans, and second, if any Net Cash Proceeds remain outstanding after payment in full of the Term Loans, applied to the outstanding Revolving Credit Loans.

                  (e) The Borrowers shall reimburse each Lender on demand for any loss (excluding any loss of the Applicable Margin) incurred or to be incurred by it in the reemployment of the funds released (i) by any prepayment or conversion (for any reason) of any Bankers' Acceptance and/or Eurodollar Loan if such Loan or Bankers' Acceptance is repaid other than on its last day of the Interest Period for such Loan or the maturity date of such Bankers' Acceptance or (ii) in the event that after the Borrowers deliver a notice of Borrowing under Sections 2.1(a) or 2.3(a) or a notice of conversion or continuation under
Section 2.11(a) in respect of Bankers' Acceptances and/or Eurodollar Loans, such Loan or Bankers' Acceptance is not made on the first day of the Interest Period (or date of acceptance with respect to a Bankers' Acceptance) specified in such notice of Borrowing for any reason other than (I) a suspension or limitation under Section 2.10(b) or (c) of the right of the Borrowers to select a Bankers' Acceptance and/or Eurodollar Loan or (II) a breach by the Lenders of their obligation hereunder. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed, continued or converted at a rate of interest equal to (1) the interest rate applicable to such Loan pursuant to Section 2.7 hereof (but excluding the Applicable Margin) or (2) the Bankers' Acceptance Rate applicable to such Bankers' Acceptance pursuant to Section 2.4 hereof, for the period from the date of such payment or failure to borrow, continue or convert to the last day (x) in the case of a payment other than on the last day of the Interest Period for such Loan or the maturity date of such Bankers' Acceptance, of the then current Interest Period for such Loan or the maturity date of such Bankers' Acceptance or (y) in the case of such failure to borrow, continue or convert, of the Interest Period for such Loan or in the case of such failure to borrow, rollover or convert such Bankers' Acceptance which would have commenced on the date of such failure to borrow, continue, rollover or convert, over (B) the amount realized by such Lender in reemploying the funds not advanced or the funds received in prepayment or realized from the Loan or Bankers' Acceptance so continued or converted during the period referred to above. Each Lender shall deliver to the Borrowers from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error. The Borrowers shall pay the Administrative Agent or the Canadian Agent, as applicable, for the account of such Lender the amount shown or such Certificate with 10 (ten) days of the Borrowers' receipt of such Certificate.

                  (f) In the event the Borrowers fail to prepay any Loan or Bankers' Acceptance on the date specified in any prepayment notice delivered pursuant to this Section, the Borrowers on demand by any Lender, shall pay to the Administrative Agent or the Canadian Agent, as applicable, for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Each Lender shall deliver to the Borrowers, the Administrative Agent and the Canadian Agent from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error.

                  (g) If at any time the sum of the aggregate principal amount of all U.S. Dollar Loans then outstanding plus the then current L/C Exposure plus the U.S. Dollar Equivalent of the aggregate principal amount of all Canadian Dollar Loans then outstanding plus the U.S. Dollar Equivalent of the then current BA Exposure plus all amounts reserved under the Special Production Tranche, exceeds the Borrowing Base as set forth on such Borrowing Base Certificate, the Borrowers shall within ten (10) days after the due date of such Borrowing Base Certificate prepay outstanding Revolving Credit Loans or deposit Cash Equivalents in the Cash Collateral Accounts to the extent necessary to eliminate such excess or pay down the Term Loan to the extent there are no Revolving Credit Loans then outstanding.

                  (h) Simultaneously with each termination and/or mandatory or optional reduction of the Total Canadian Dollar Credit Commitment and/or the Total U.S. Dollar Revolving Credit Commitment pursuant to Section 2.9, the Borrowers shall pay to the Administrative Agent or the Canadian Agent, as applicable, (for the benefit of the Lenders) the amount, if any, by which either
(x) the sum of the aggregate outstanding principal amount of the U.S. Dollar Loans plus the U.S. L/C Exposure plus the unused portion of the Special Production Tranche for all Designated Pictures for which Loans have been made to LGEI which have not yet been Completed exceeds the reduced Total U.S. Dollar Credit Commitments or (y) the sum of the aggregate outstanding principal amount of the Canadian Dollar Loans plus the BA Exposure plus the Canadian L/C Exposure plus the unused portion of the Special Production Tranche for all Designated Pictures for which Loans have been made to LGEC which have not been Completed exceeds the reduced Total Canadian Dollar Credit Commitment, all accrued and unpaid interest thereon and the Commitment Fees on the amount of the Total Canadian Dollar Credit Commitment or the Total U.S. Dollar Credit Commitment so terminated or reduced through the date thereof. To the extent there is outstanding U.S. L/C Exposure at the time of any optional or mandatory termination of the Total U.S. Dollar Revolving Credit Commitment, the Borrowers shall deliver to the Administrative Agent Cash Equivalents in an amount equal to the full amount of the U.S. L/C Exposure or furnish other security acceptable to the Required Revolving Credit Lenders and to the extent there is outstanding Canadian L/C Exposure at the time of any optional or mandatory termination of the Total Canadian Dollar Credit Commitment, the Borrowers shall deliver to the Canadian Agent Cash Equivalents in an amount equal to the full amount of the Canadian L/C Exposure or furnish other security acceptable to the Required Revolving Credit Lenders.

                  (i) If on any day on which the Loans or the Bankers' Acceptances would otherwise be required to be prepaid but for the operation of this Section 2.12(h) (each a "Prepayment Date"), the amount of such required prepayment exceeds the then outstanding aggregate principal amount of the Canadian Dollar Loans which consist of Canadian Prime Rate Loans or U.S. Dollar Loans that constitute Alternate Base Rate Loans, and no Default or Event of Default is then continuing, then on such Prepayment Date the Borrowers may, at their option, deposit Canadian Dollars or U.S. Dollars, as the case may be, into the appropriate Cash Collateral Account in an amount equal to such excess. If the Borrowers make such deposit then (i) only the outstanding Canadian Prime Rate Loans or Alternate Base Rate Loans shall be required to be prepaid on such Prepayment Date and (ii) on the last day of each Interest Period with respect to any Eurodollar Loan, and on the maturity date with respect to any Bankers' Acceptance, in effect after such Prepayment Date, the Administrative Agent or the Canadian Agent, as applicable, is irrevocably authorized and directed to apply funds from the appropriate Cash Collateral Account, if any, (and liquidate investments held in such cash collateral account as necessary) to prepay maturing Bankers' Acceptances on their respective maturity dates or Eurodollar Loans for which the Interest Period is then ending until the aggregate of such prepayments equals the prepayment which would have been required on such Prepayment Date but for the operation of this Section 2.12(g).

                  (j) Unless otherwise designated in writing by the Borrowers, all prepayments shall be applied to the applicable principal payment set forth in this Section 2.12, (A) if under the Canadian Dollar Facility, first to Canadian Prime Rate Loans, and then to Bankers' Acceptances in order of the scheduled maturity dates and (B) if made under the U.S. Dollar Facility, first to that amount of such applicable principal payment then maintained as Alternate Base Rate Loans, and then to that amount of such applicable principal payment maintained as Eurodollar Loans in order of the scheduled expiry of Interest Periods with respect thereto.

         SECTION 2.13 Change in Circumstances.

                  (a) In the event that after the Closing Date, any change in Applicable Law or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof or, with respect to clauses (ii), (iii) or (iv) below any changes in conditions, shall occur which shall:

                           (i)      subject any U.S. Dollar Lender to, or
increase the net amount of, any tax, levy, impost, duty, charge, fee, deduction or withholding with respect to any Eurodollar Loan (other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or therein or any other tax, levy, impost, duty, charge, fee, deduction or withholding (x) that is measured with respect to the overall net income of such Lender or of a Lending Office of such Lender, and that is imposed by the United States of America or by the jurisdiction in which such Lender or Lending Office is incorporated or carries on business, in which such Lending Office is located, managed or controlled or in which such Lender has its principal office or a presence not otherwise connected with, or required by, this transaction (or any political subdivision or taxing authority thereof or therein), or (y) that is imposed solely by reason of any Lender failing to make a declaration of, or otherwise to establish, nonresidence, or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where a Lender may properly make such declaration or claim or so establish nonresidence or otherwise comply); or

                           (ii)     change the basis of taxation of any payment
to any U.S. Dollar Lender of principal of or interest on any Eurodollar Loan or other fees and amounts payable to any Lender hereunder, or any combination of the foregoing, other than withholding tax imposed by the United States of America as applicable, or any political subdivision or taxing authority thereof or therein or any other tax, levy, impost, duty, charge, fee, deduction or withholding that is measured with respect to the overall net income of such Lender or of a Lending Office of such Lender, and that is imposed by the United States of America or by the jurisdiction in which such Lender or Lending Office is incorporated or carries on business, in which such Lending Office is located, managed or controlled or in which such Lender has its principal office or a presence not otherwise connected with, or required by, this transaction (or any political subdivision or taxing authority thereof or therein); or

                           (iii)    impose, modify or deem applicable any
reserve, deposit or similar requirement against any assets held by, deposits with or for the account of, or loans or commitments by, an office of such Lender with respect to any Eurodollar Loan; or

                           (iv)     impose upon such Lender or the London
Interbank Market any other condition with respect to the Eurodollar Loans or this Credit Agreement;

and the result of any of the foregoing shall be to increase the actual cost to such Lender of making or maintaining any Eurodollar Loan hereunder or to reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by such Lender in connection with any Eurodollar Loan hereunder, or to require such Lender to make any payment in connection with any Eurodollar Loan hereunder, in each case by or in an amount which such Lender in its sole judgment shall deem material, then and in each case, the Borrowers agree to pay to the Administrative Agent for the account of such Lender, as provided in paragraph (c) below, such amounts as shall be necessary to compensate such Lender for such cost, reduction or payment.

                  (b) If at any time and from time to time after the Initial Date, any Lender shall have determined that the applicability of any law, rule, regulation or guideline regarding capital adequacy which is adopted after the Initial Date, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender (or any Lending Office of such Lender) or any Lender's holding company with any request or directive issued after the Initial Date regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Credit Agreement or the Loans made or Letters of Credit issued or participated in or Bankers' Acceptances accepted by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrowers agree to pay to the Administrative Agent and/or the Canadian Agent, as applicable, for the account of such Lender, as provided in paragraph (c) below, such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered to the extent attributable to this Credit Agreement or the Loans made or Letters of Credit issued or participated in or Bankers' Acceptances accepted pursuant hereto.

                  (c) Each U.S. Dollar Lender shall deliver to LGEI and to the Administrative Agent, and each Canadian Dollar Lender hereunder shall deliver to the Canadian Agent from time to time one or more certificates setting forth the amounts due to such Lender under paragraphs (a) or (b) above, the changes as a result of which such amounts are due and the manner of computing such amounts. Each such certificate shall be conclusive in the absence of manifest error. The Borrowers shall pay to the Administrative Agent for the account of each such Lender the amounts shown as due on any such certificate within ten (10) business days after the Borrowers' receipt of the same. No failure on the part of any Lender to demand compensation under paragraph (a) or
(b) above on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion. The protection of this Section 2.13 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation hereunder.

                  (d) Each Lender agrees that after it becomes aware of the occurrence of an event or the existence of a condition that (i) would cause it to incur any increased cost hereunder or render it unable to perform its agreements hereunder for the reasons specifically set forth in Section 2.6(j),
Section 2.10(b), this Section 2.13 or Section 2.18 or (ii) would require the Borrowers to pay an increased amount under Section 2.6(j), Section 2.10(b), this
Section 2.13 or Section 2.18, to the extent not inconsistent with such Lender's internal policies it will use reasonable efforts to make, fund or maintain the affected Loans of such Lender, or, if applicable, to participate in Letters of Credit as required by Section 2.6 through another Lending Office of such Lender if as a result thereof the additional monies which would otherwise be required to be paid or the reduction of amounts receivable by such Lender thereunder in respect of such Loans, Letters of Credit or participations therein would be materially reduced, or such inability to perform would cease to exist, or the increased costs which would otherwise be required to be paid in respect of such Loans, Letters of Credit or participations therein pursuant to Section 2.6(j),
Section 2.10(b), this Section 2.13 or Section 2.18 would be materially reduced or the taxes or other amounts otherwise payable under Section 2.6(j), Section 2.10(b), this Section 2.13 or Section 2.18 would be materially reduced, and if, as determined by such Lender, in its sole discretion, the making, funding or maintaining of such Loans, Letters of Credit or participations therein through such other Lending Office would not otherwise materially adversely affect such Loans, Letters of Credit or participations therein or such Lender.

                  (e) Each Lender will use reasonable efforts to notify the Borrowers, through the Administrative Agent, of any event of which it has knowledge that will entitle such Lender to compensation pursuant to subsections 2.6(j), 2.10(b), this Section 2.13 or Section 2.18. No failure by any Lender to give (or delay in giving) such notice shall adversely affect such Lender's rights to such compensation.

                  (f) If the Borrowers shall receive notice from any Lender that amounts are due to such Lender pursuant to paragraph (c) hereof or that any of the events designated in paragraph (d) hereof have occurred, the Borrowers may (but subject in any such case to the payments required by Sections 2.12(b) and 2.14(d)), upon at least five Business Days' prior written or telecopier notice to such Lender and the Administrative Agent, but not more than 60 days after receipt of written notice from such Lender, identify to the Administrative Agent a lending institution acceptable to the Borrowers and the Administrative Agent, which will purchase the Commitments, the amount of outstanding Loans and any participations in Letters of Credit from the Lender providing such notice, and such Lender shall thereupon assign its Commitment, any Loans owing to such Lender, any participations in Letters of Credit and the Notes held by such Lender to such replacement lending institution pursuant to Section 13.3.

         SECTION 2.14 Change in Legality.

                  (a) Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement, if any change after the date hereof in Applicable Law, guideline or order, or in the interpretation thereof by any Governmental Authority charged with the administration thereof, shall make it unlawful for any Lender to make or maintain any Bankers' Acceptances or Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan or Bankers' Acceptances, then, by written notice to the Borrowers and the Administrative Agent or the Canadian Agent, as applicable, such Lender may (i) declare that Eurodollar Loans will not thereafter be made or Bankers' Acceptances accepted, as applicable, by such Lender hereunder and/or
(ii) require that, subject to Section 2.11 all outstanding Bankers' Acceptances or Eurodollar Loans made by it be converted to Canadian Prime Rate Loans or Alternate Base Rate Loans, as applicable, whereupon all of such Bankers' Acceptances or Eurodollar Loans shall automatically be converted to Canadian Prime Rate Loans or Alternate Base Rate Loans, as applicable, as of the effective date of such notice as provided in paragraph (b) below. Such Lender's Pro Rata Share of any subsequent Bankers' Acceptance or Eurodollar Loan shall, instead, be a Canadian Prime Rate Loan or an Alternate Base Rate Loan, as applicable, unless such declaration is subsequently withdrawn.

                  (b) A notice to the Borrowers by any Lender pursuant to paragraph (a) above shall be effective for purposes of clause (ii) thereof, if lawful, on the last day of the current Interest Period for each outstanding Eurodollar Loan; and in all other cases, on the date of receipt of such notice by the Borrowers.

         SECTION 2.15 United States Withholding.

                  (a) Prior to the date of the initial Loans hereunder, and prior to the effective date set forth in the Assignment and Acceptance with respect to any U.S. Dollar Lender becoming a U.S. Dollar Lender after the date hereof, and from time to time thereafter if requested by LGEI or the Administrative Agent or required because, as a result of a change in law or a change in circumstances or otherwise, a previously delivered form or statement becomes incomplete or incorrect in any material respect, each U.S. Dollar Lender organized under the laws of a jurisdiction outside the United States shall provide, if applicable, the Administrative Agent and LGEI with complete, accurate and duly executed forms or other statements prescribed by the Internal Revenue Service of the United States certifying such Lender's exemption from, or entitlement to a reduced rate of, United States withholding taxes (including backup withholding taxes) with respect to all payments to be made to such Lender hereunder and under any other Fundamental Document.

                  (b) LGEI and the Administrative Agent shall be entitled to deduct and withhold any and all present or future taxes or withholdings, and all liabilities with respect thereto, from payments to a U.S. Dollar Lender hereunder or under any other Fundamental Document, if and to the extent that LGEI or the Administrative Agent in good faith determines that such deduction or withholding is required by the law of the United States, including, without limitation, any applicable treaty of the United States. In the event LGEI or the Administrative Agent shall so determine that deduction or withholding of taxes is required, they shall advise the affected U.S. Dollar Lender as to the basis of such determination prior to actually deducting and withholding such taxes. In the event LGEI or the Administrative Agent shall so deduct or withhold taxes from amounts payable hereunder, they (i) shall pay to, or deposit with, the appropriate taxing authority in a timely manner the full amount of taxes it has deducted or withheld; (ii) shall provide to each U.S. Dollar Lender from whom taxes were deducted or withheld, evidence of payment of such taxes to, or the deposit thereof with, the appropriate taxing authority and a statement setting forth the amount of taxes deducted or withheld, the applicable rate, and any other information or documentation reasonably requested by such Lender; and
(iii) shall forward to each such Lender any official tax receipts or other documentation with respect to the payment or deposit of the deducted or withheld taxes as may be issued from time to time by the appropriate taxing authority. Unless LGEI and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any Note are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrowers or the Administrative Agent may withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

                  (c) Each U.S. Dollar Lender agrees (i) that as between it and LGEI or the Administrative Agent, such Lender shall be the Person to deduct and withhold taxes, and to the extent required by law, it shall deduct and withhold taxes on amounts that such Lender may remit to any other Person(s) by reason of any undisclosed transfer or assignment of an interest in this Credit Agreement to such other Person(s) pursuant to Section 13.3; and (ii) to indemnify LGEI and the Administrative Agent and any officers, directors, agents, employees or representatives of the Borrowers or the Administrative Agent against, and to hold them harmless from, any tax, interest, additions to tax, penalties, reasonable counsel and accountants' fees, disbursements or payments arising from the assertion by any appropriate taxing authority of any claim against them relating to a failure to withhold taxes as required by law with respect to amounts described in clause
(i) of this paragraph (c) or arising from the reliance by the Borrowers or the Administrative Agent on any form or other document furnished by such Lender and purporting to establish a basis for not withholding, or for withholding at a reduced rate, taxes with respect to payments hereunder or under any other Fundamental Document.

                  (d) Each assignee of a U.S. Dollar Lender's interest in this Credit Agreement in conformity with Section 13.3 shall be bound by this
Section 2.15, so that such assignee will have all of the obligations and provide all of the forms and statements and all indemnities, representations and warranties required to be given under this Section 2.15.

                  (e) Notwithstanding the foregoing, in the event that any withholding taxes or additional withholding taxes shall become payable solely as a result of any change in any statute, treaty, ruling, determination or regulation occurring after the Initial Date in respect of any sum payable hereunder or under any other Fundamental Document to any Lender or the Administrative Agent (i) the sum payable by LGEI shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) LGEI shall make such deductions, (iii) LGEI shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law and (iv) LGEI shall forward to such Lender or the Administrative Agent (as the case may be) the official tax receipts or other documentation pursuant to
Section 2.15(b). In addition, LGEI shall indemnify each U.S. Dollar Lender and the Administrative Agent for any additional withholding taxes paid by such Lender or the Administrative Agent, as the case may be, or any liability (including penalties and interest) arising therefrom or with respect thereto, whether or not such additional withholding taxes were correctly or legally asserted.

                  (f) In the event that a U.S. Dollar Lender receives a refund of or credit for taxes withheld or paid pursuant to clause (e) of this Section, which credit or refund is identifiable by such Lender as being a result of taxes withheld or paid in connection with sums payable hereunder or under any other Fundamental Document, such Lender shall promptly notify the Administrative Agent and the Borrowers and shall, if no Event of Default has occurred and is continuing, remit to the Borrowers the amount of such refund or credit allocable to payments made hereunder or under any other Fundamental Document.

                  (g) Each U.S. Dollar Lender agrees that after it becomes aware of the occurrence of an event that would cause the Borrowers to pay any amount pursuant to clause (e) of this Section 2.15, it will use reasonable efforts to notify LGEI of such event and, to the extent not inconsistent with such Lender's internal policies, will use its reasonable efforts to make, fund or maintain the affected U.S. Dollar Loans of such Lender, or, if applicable, to participate in Letters of Credit through another Lending Office of such Lender if as a result thereof the additional monies which would otherwise be required to be paid by reason of Section 2.18(e) in respect of such Loans, Letters of Credit or participations therein would be materially reduced, and if, as determined by such Lender, in its discretion, the making, funding or maintaining of such Loans, Letters of Credit or participations therein through such other Lending Office would not otherwise materially adversely affect such Loans, Letters of Credit or participations therein or such Lender.

                  (h) Notwithstanding anything to the contrary herein, each U.S. Dollar Lender represents and warrants that, as of the Closing Date, each such U.S. Dollar Lender is entitled to receive any payments under this Agreement without deduction or withholding of any United States Federal income taxes.

         SECTION 2.16 Foreign Currency Conversion; Withholding.

                  (a) If the net amount of any payment received by the Canadian Agent hereunder, after such amount has (in the case of an amount received in a currency other than Canadian Dollars and/or received outside Canada) been converted into Canadian Dollars and transferred to Toronto in accordance with normal banking procedures, is less than the amount otherwise then due and owing by LGEC to the Canadian Dollar Lenders hereunder, or if the Canadian Agent is unable to immediately convert and transfer any such amount as aforesaid, then LGEC agrees as a separate obligation to the Canadian Dollar Lenders to indemnify the Canadian Dollar Lenders against the loss incurred by reason of such shortfall or delay to the extent but only to the extent such shortfall or delay is due to (i) the application of any exchange controls or similar laws and regulations or (ii) the fact that such amount was received in a currency other than Canadian Dollars; and if the amount of Canadian Dollars thus received by the Canadian Agent, after such conversion, exceeds the amount otherwise then due and owing, the Canadian Agent shall apply such excess to prepay any Loans and provide cash collateral for Bankers' Acceptances then outstanding until the Canadian Dollar Loans, the Bankers' Acceptances and the Letters of Credit issued to LGEC shall have been reduced to zero, and thereafter shall remit any further excess to LGEC.

                  (b) If the net amount of any payment received by the Administrative Agent hereunder, after such amount has (in the case of an amount received in a currency other than U.S. Dollars and/or received outside of the United States) been converted into U.S. Dollars and transferred to New York in accordance with normal banking procedures, is less than the amount otherwise then due and owing by LGEI to the U.S. Dollar Lenders hereunder, or if the Administrative Agent is unable to immediately convert and transfer any such amount as aforesaid, then LGEI agrees as a separate obligation to the U.S. Dollar Lenders to indemnify the U.S. Dollar Lenders against the loss incurred by reason of such shortfall or delay to the extent but only to the extent such shortfall or delay is due to (i) the application of any exchange controls or similar laws and regulations or (ii) the fact that such amount was received in a currency other than U.S. Dollars; and if the amount of U.S. Dollars thus received by the Administrative Agent, after such conversion, exceeds the amount otherwise then due and owing, the Administrative Agent shall apply such excess to prepay any Loans and provide cash collateral for Letters of Credit then outstanding until the U.S. Dollar Loans shall have been reduced to zero and all outstanding Letters of Credit have been fully cash collateralized, and thereafter shall remit any further excess to LGEI.

                  (c) If any amount is withheld or any deduction is made or if under Applicable Law any amount is required to be withheld or any deduction is required to be made from any payment by or on behalf of LGEC to the Canadian Agent by any taxing authority or Governmental Authority of any jurisdiction inside or outside Canada in connection with any stamp tax, withholding tax, deposit requirement, duty or otherwise imposed under any Applicable Law, guideline or order in effect in such jurisdiction, or if any Canadian Dollar Lender becomes liable for any other tax imposed under the Applicable Law of any jurisdiction in connection with the Canadian Dollar Loans, the Letters of Credit issued to LGEC or the Bankers' Acceptances being accepted or discounted hereunder (other than any tax payable in respect of the income of the Canadian Dollar Lender), (i) LGEC agrees, as a separate obligation to such Lender, that it will pay such additional amounts as may be necessary so that after making all required withholdings and deductions (including withholdings and deductions applicable to additional sums payable under this Section), and after the payment of any required taxes, such Lender receives an amount equal to the sum it would have received had no such amounts been required to be deducted or withheld and no such taxes required to be paid;
(ii) LGEC shall make all such required withholdings and deductions; (iii) LGEC shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law; and (iv) LGEC shall forward to such Canadian Dollar Lender or the Canadian Agent (as the case may be) the official tax receipts or other documentation in respect of the amounts withheld or deducted. In addition, LGEC shall indemnify each Canadian Dollar Lender and the Canadian Agent for any additional withholding taxes or deductions paid by such Canadian Dollar Lender or the Canadian Agent, as the case may be, or any liability (including penalties and interest) arising therefrom or with respect thereto, whether or not such additional withholding taxes or deductions were correctly or legally asserted.

                  (d) In the event that a Canadian Dollar Lender receives a refund of or credit for taxes withheld or paid pursuant to clause (b) of this Section, which credit or refund is identifiable by such Lender as being a result of taxes withheld or paid in connection with sums payable hereunder or under any other Fundamental Document, such Lender shall promptly notify the Administrative Agent and the Borrowers and shall remit, if no Event of Default has occurred and is continuing, to the Borrowers the amount of such refund or credit allocable to payments made hereunder or under any other Fundamental Document.

                  (e) Notwithstanding anything to the contrary herein, each Canadian Dollar Lender represents and warrants that, as of the Closing Date, each such Canadian Dollar Lender is entitled to receive any payments under this Agreement without deduction or withholding of any Canadian income taxes.

         SECTION 2.17 Interest Act (Canada). For the purposes of this Credit Agreement, whenever interest on a Canadian Dollar Loan or Bankers' Acceptance is calculated on the basis of a period which is less than the actual number of days in a calendar year, the yearly rate to which each rate of interest determined pursuant to such calculation is, for the purposes of the Interest Act (Canada), equivalent is each such rate multiplied by the actual number of days in the calendar year in which such rate is to be ascertained and divided by the number of days used as the basis of such calculation.

         SECTION 2.18 Interest Adjustments. If the provisions of this Credit Agreement or any Note would at any time require payment by the Borrowers to a Lender of any amount of interest in excess of the maximum amount then permitted by Applicable Law with respect to any Loan, the interest payments to that Lender shall be reduced to the extent necessary in order that such Lender shall not receive interest in excess of such maximum amount. If, as a result of the foregoing, a Lender shall receive interest payments hereunder or under a Note in an amount less than the amount otherwise provided hereunder, such deficit (hereinafter called the "Interest Deficit") will, to the fullest extent permitted by Applicable Law, cumulate and will be carried forward (without interest) until the termination of this Credit Agreement. Interest otherwise payable to a Lender hereunder and under a Note for any subsequent period shall be increased by the maximum amount of the Interest Deficit that may be so added without causing such Lender to receive interest in excess of the maximum amount then permitted by Applicable Law with respect to the Loans.

                  The amount of any Interest Deficit relating to a Loan and any Note shall be treated as a prepayment penalty and shall, to the fullest extent permitted by Applicable Law, be paid in full at the time of any optional prepayment by the Borrowers to the Lenders of all the Loans at that time outstanding pursuant to Section 2.12(a) hereof and a termination of the Commitments under Section 2.8. The amount of any Interest Deficit relating to a particular Loan and Note at the time of any complete payment of the Loans at that time outstanding (other than an optional prepayment thereof pursuant to Section 2.12(a) hereof and a termination of the Commitments under Section 2.8) shall be canceled and not paid.

         SECTION 2.19 Manner of Payments. (a) All payments of principal and interest by LGEI in respect of any U.S. Dollar Loans shall be pro rata among the U.S. Dollar Lenders in accordance with their Percentage. All payments by LGEI hereunder and under the U.S. Dollar Notes shall be made without offset or counterclaim in U.S. Dollars, in immediately available funds, at the office of JPMorgan Chase Bank, Loan and Agency Services Group, 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention: Pearl Esparza, for credit to the Chase Clearing Account, no later than 12:00 noon, New York City time, on the date on which such payment shall be due. Any payment received at such office after such time shall be deemed received on the following Business Day.

                  (b) All payments of principal and interest by LGEC in respect of any Canadian Dollar Loans shall be Pro Rata among the Canadian Dollar Lenders in accordance with their Percentage. All payments by LGEC hereunder and under the Canadian Dollar Notes shall be made without offset or counterclaim in Canadian Dollars in immediately available funds to the Canadian Agent at its account for Canadian Dollars for credit to the Canadian Clearing Account no later than 12:00 noon, New York City time, on the date on which such payment shall be due. Any payment received at such office after such time shall be deemed received on the following Business Day.

         SECTION 2.20 Provisions Relating to the Borrowing Base.

                  (a) The Administrative Agent or the Required Lenders may from time to time by written notice to the Borrowers (i) delete any Person or Affiliated Group from the schedule of Acceptable Obligors or (ii) decrease the Allowable Amount for any Acceptable Obligor, in each case, as the Administrative Agent or the Required Lenders, as the case may be, acting in good faith may deem appropriate as a result of a change in the circumstances of such Person or Affiliated Group. Any such notice shall be prospective only, i.e., to the extent that giving effect to such notice would otherwise result in a mandatory prepayment by the Borrowers under Section 2.12(d), such notice shall not be given effect for purposes of such mandatory prepayment, but shall nevertheless be effective for all other purposes under this Credit Agreement immediately upon the Borrowers' receipt of such notice.

                  (b) The Required Lenders may (either independently or after a request has been received from the Borrowers) from time to time by written notice to the Borrowers add or reinstate a Person or Affiliated Group to the schedule of Acceptable Obligors or increase the Allowable Amount for any Acceptable Obligor, as they may in their discretion deem appropriate.

                  (c) In the event the Administrative Agent or the Required Lenders notifies the Borrowers that a Person or Affiliated Group is to be deleted as an Acceptable Obligor in accordance with Section 2.19(a), no additional Eligible Receivables from such Person or Affiliated Group may be included in the Borrowing Base subsequent to such notice unless the Required Lenders thereafter notify the Borrowers that such Person or Affiliated Group is reinstated as an Acceptable Obligor in accordance with Section 2.19(b). In the event the Required Lenders notify the Borrowers that the Allowable Amount with respect to an Acceptable Obligor is to be reduced in accordance with Section 2.19(a), no additional Eligible Receivables from such Acceptable Obligor may be included in the Borrowing Base subsequent to such notice if such inclusion would result in the aggregate amount of Eligible Receivables from such Acceptable Obligor being in excess of the Allowable Amount for such Acceptable Obligor after giving effect to such reduction unless the Required Lenders thereafter notify the Borrowers that the Allowable Amount for such Acceptable Obligor is increased in accordance with Section 2.19(b); provided, however, that the Allowable Amount for such Acceptable Obligor shall automatically be restored to its former amount upon request of the Borrowers if the Administrative Agent is satisfied in good faith that the circumstances which caused the Administrative Agent or the Required Lenders, as the case may be, to reduce such Allowable Amount are no longer continuing.

3.       REPRESENTATIONS AND WARRANTIES OF CREDIT PARTIES

                  In order to induce the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders to enter into this Credit Agreement and to make the Loans, accept and discount Bankers' Acceptances and issue or purchase participations in the Letters of Credit provided for herein, the Credit Parties, jointly and severally, make the following representations and warranties to, and agreements with, the Administrative Agent, the Issuing Bank and the Lenders, all of which shall survive the execution and delivery of this Credit Agreement, the issuance of the Notes, the making of the Loans, the acceptance and discounting of Bankers' Acceptances and the issuance of the Letters of Credit:

         SECTION 3.1 Existence and Power. (a) Each of the Credit Parties is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is qualified to do business and in good standing in all jurisdictions where
(i) the nature of its properties or business so requires and (ii) the failure to be in good standing would render any Eligible Receivable unenforceable or would give rise to a material liability of such Credit Party (a list of such jurisdictions as of the date hereof is attached hereto as Schedule 3.1(a)).

                  (b) Each of the Credit Parties has the power and authority (i) to own its respective properties and carry on its respective business as now being conducted, (ii) to execute, deliver and perform, as applicable, its obligations under the Fundamental Documents and any other documents contemplated thereby to which it is or will be a party, (iii) in the case of the Borrowers, to borrow hereunder, and (iv) to grant to the Administrative Agent, for the benefit of itself, the Canadian Agent, the Issuing Bank and the Lenders, a security interest in the Collateral including the Pledged Securities, as contemplated by this Credit Agreement and the other Fundamental Documents to which it is or will be a party; and in the case of the Guarantors, to guarantee the Obligations as contemplated by Article 9 hereof.

         SECTION 3.2 Authority and No Violation. (a) The consummation of the Acquisition, the execution, delivery and performance of this Credit Agreement and the other Fundamental Documents to which it is a party, by each Credit Party, the grant to the Administrative Agent for the benefit of the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders of the security interest in the Collateral and the Pledged Securities as contemplated herein and by the other Fundamental Documents and, in the case of the Borrowers, the Borrowings hereunder and the execution, delivery and performance of the Notes and, in the case of each Guarantor, the guaranty of the Obligations as contemplated in Article 9 hereof, (i) have been duly authorized by all necessary corporate or company (as applicable) action on the part of each such Credit Party, (ii) will not constitute a violation of any provision of Applicable Law in any material respect or any order of any Governmental Authority applicable to such Credit Party, or any of its properties or assets in any material respect, (iii) will not violate any provision of the Certificate of Incorporation, By-Laws, limited liability company agreement or any other organizational document of any Credit Party, (iv) will not violate any provision of any Distribution Agreement, indenture, agreement, bond, note or other similar instrument to which such Credit Party is a party or by which such Credit Party or any of its properties or assets are bound in any material respect, (v) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a material default under, or create any right to terminate, any such Distribution Agreement, indenture, agreement, bond, note or other instrument, and (vi) will not result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any of the Credit Parties other than pursuant to this Credit Agreement or the other Fundamental Documents.

                  (b) There are no restrictions on the transfer of any of the Pledged Securities other than as a result of this Credit Agreement or applicable securities laws and the regulations promulgated thereunder.

         SECTION 3.3 Governmental Approval. All material authorizations, approvals, registrations or filings from or with any Governmental Authority (other than UCC-1 and PPSA financing statements, the Hypothec, the Copyright Security Agreement and the Trademark Security Agreement which will be delivered to the Administrative Agent on or prior to the Closing Date, in form suitable for recording or filing with the appropriate filing office) required for the consummation of the Acquisition, the execution, delivery and performance by any Credit Party of this Credit Agreement and the other Fundamental Documents to which it is a party, and the execution and delivery by the Borrowers of the Notes, have been duly obtained or made, and are in full force and effect, and if any further authorizations, approvals, registrations or filings should hereafter become necessary, the Credit Parties shall obtain or make all such authorizations, approvals, registrations or filings.

         SECTION 3.4 Binding Agreements. This Credit Agreement and the other Fundamental Documents when executed, will constitute the legal, valid and binding obligations of each Credit Party that is a party thereto, enforceable against such Credit Party in accordance with their respective terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and to general principles of equity.

         SECTION 3.5 Financial Statements. The audited consolidated balance sheets of LGEC and its Consolidated Subsidiaries at the fiscal years ended March 31, 2002 and March 31, 2003 and the unaudited consolidated balance sheet of LGEC and its Consolidated Subsidiaries, together with the related statements of income and the related notes and supplemental information for the audited statements, have been prepared in accordance with GAAP in effect as of such date consistently applied, except as otherwise indicated in the notes to such financial statements and subject in the case of unaudited statements to changes resulting from year-end and audit adjustments. All of such financial statements fairly present the financial position or the results of operations of LGEC and its Consolidated Subsidiaries on a consolidated basis at the dates or for the periods indicated, subject to year-end and audit adjustments in the case of unaudited statements, and reflect all known liabilities, contingent or otherwise, that GAAP require, as of such dates, to be shown or reserved against.

         SECTION 3.6 No Material Adverse Change. (a) There has been no material adverse change with respect to the business, operations, performance, assets, properties, condition (financial or otherwise) or prospects of the Credit Parties taken as a whole from March 31, 2003.

                  (b) No Credit Party has entered or is entering into the arrangements contemplated hereby and by the other Fundamental Documents, or intends to make any transfer or incur any obligations hereunder or thereunder, with actual intent to hinder, delay or defraud either present or future creditors. On and as of the Closing Date, on a pro forma basis after giving effect to all Indebtedness (including the Loans) expected to be borrowed or repaid on the Closing Date (i) each Credit Party expects the cash available to such Credit Party, after taking into account all other anticipated uses of the cash of such Credit Party (including the payments on or in respect of debt referred to in clause (iii) of this Section 3.6(b)), will be sufficient to satisfy all final judgments for money damages which have been docketed against such Credit Party or which may be rendered against such Credit Party in any action in which such Credit Party is a defendant (taking into account the reasonably anticipated maximum amount of any such judgment and the earliest time at which such judgment might be entered); (ii) the sum of the present fair saleable value of the assets of each Credit Party will exceed the probable liability of such Credit Party on its debts (including its Guaranties); (iii) no Credit Party will have incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by such Credit Party from any source, and of amounts to be payable on or in respect of debts of such Credit

Party and the amounts referred to in clause (i)); and (iv) each Credit Party believes it will have sufficient capital with which to conduct its present and proposed business and the property of such Credit Party does not constitute unreasonably small capital with which to conduct its present or proposed business. For purposes of this Section 3.6, "debt" means any liability or a claim, and "claim" means (y) right to payment whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (z) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

         SECTION 3.7 Ownership of Pledged Securities, Subsidiaries, etc.

(a) annexed hereto as Schedule 3.7(a) is a correct and complete list as of the date hereof and after giving effect to the Acquisition, of each Credit Party showing, as to each, (i) its name, (ii) the jurisdiction in which it was incorporated or otherwise organized, (iii) in the case of each Credit Party which is a corporation, its authorized capitalization, the number of shares of its capital stock outstanding and the ownership of its capital stock and (iv) in the case of each Credit Party which is a limited liability company, the ownership of its membership interests.

                  (b) Except as noted on Schedule 3.7(b), as of the date hereof and after giving effect to the Acquisition, no Credit Party holds any Equity Interest or other Investment, either directly or indirectly, in any Person other than another Credit Party, an Unrestricted Subsidiary or an Inactive Subsidiary and no Credit Party is a general or limited partner in any joint venture or partnership.

                  (c) Annexed hereto as Schedule 3.7(c) is a correct and complete list of all Inactive Subsidiaries as of the date hereof.

                  (d) Annexed hereto as Schedule 3.7(d) is a correct and complete list of all Unrestricted Subsidiaries.

         SECTION 3.8 Copyrights, Trademarks and Other Rights. (a) On the date hereof and after giving effect to the Acquisition, the items of Product listed on Schedule 3.8(a)(i) hereto comprise all of the Product in which any Credit Party has any right, title or interest (either directly, through a joint venture or partnership or otherwise). Schedule 3.8(a)(ii) sets out a true and complete record of the copyright registration numbers and the character of the interests held by the relevant Credit Party for the items of Product listed on Schedule 3.8(a)(ii) are which have been duly recorded in the United States Copyright Office and the Canadian Intellectual Property Office and copies of all such recordations have been delivered to the Administrative Agent. Schedule 3.8(a)(ii) also identifies the location of the best available Physical Materials related to each item of Product owned by any Credit Party or to which any Credit Party has rights of access. To the best of each Credit Party's knowledge, all items of Product and all component parts thereof do not and will not violate or infringe upon any copyright, right of privacy, trademark, patent, trade name, performing right or any literary, dramatic, musical, artistic, personal, private, several, care, contract, property or copyright right or any other right of any Person, in any material respect or contain any libelous or slanderous material. There is no claim, suit, action or proceeding pending or, to the best of each Credit Party's knowledge, threatened against any Credit Party that involves a claim of infringement of any copyright with respect to any item of Product listed on Schedule 3.8(a)(i), and no Credit Party has any knowledge of any existing infringement by any other Person of any copyright held by any Credit Party with respect to any item of Product listed on
Schedule 3.8(a)(i).

                  (b) Schedule 3.8(b) hereto (i) lists all the trademarks registered by any Credit Party on the date hereof and identifies the Credit Party which registered each such trademark and (ii) specifies as to each, the jurisdictions in which such trademark has been issued or registered (or, if applicable, in which an application for such issuance or registration has been filed), including the respective registration or application numbers and applicable dates of registration or application and (iii) specifies as to each, as applicable, material licenses, sublicenses and other material agreements as of the date hereof (other than any agreements which relate to the exploitation of an item of Product), to which any Credit Party is a party and pursuant to which any Person, other than a Credit Party, is authorized to use such trademark. Each trademark set forth on Schedule 3.8(b) will be included on Schedule A to the Trademark Security Agreement to be delivered to the Administrative Agent on or prior to the Closing Date pursuant to Section 4.1(h).

                  (c) All applications and registrations for all copyrights, trademarks, service marks, trade names and service names in which any Credit Party has any right, title or interest are valid and in full force and effect (other than (i) items of Product that, in the aggregate, account for no more than 10% of the total value of all items of Product listed on Schedule 3.8(a) and (ii) trademarks, service marks, trade names and service names that in the aggregate are not material) and are not subject to the payment of any taxes or maintenance fees or the taking of any other actions by the Credit Parties to maintain their validity or effectiveness.

         SECTION 3.9 Fictitious Names. Except as disclosed on Schedule 3.9, none of the Credit Parties has done business, is doing business or intends to do business other than under its full corporate or company (as applicable) name, including, without limitation, under any trade name or other doing business name.

         SECTION 3.10 Title to Properties. The Credit Parties have good title to each of the properties and assets reflected on the most recent financial statements referred to in Section 3.5 or delivered pursuant to Section 5.1(a) hereof (other than such properties or assets disposed of in the ordinary course of business since the date of such financial statements) and all such properties and assets are free and clear of Liens, except Permitted Encumbrances.

         SECTION 3.11 Places of Business. The chief executive office of each Credit Party is, on the date hereof, as set forth on Schedule 3.11 hereto, in which any Credit Party maintains an office or regularly keeps any goods. All of the places where each Credit Party keeps the records concerning the Collateral on the date hereof or regularly keeps any goods included in the Collateral on the date hereof are also listed on Schedule 3.11 hereto.

         SECTION 3.12 Litigation. Except as set forth in Schedule 3.12, there are no actions, suits or other proceedings at law or in equity by or before any arbitrator or arbitration panel, or any Governmental Authority (including, but not limited to, matters relating to environmental liability) or any investigation by any Governmental Authority of the affairs of, or to the best of each Credit Party's knowledge, threatened action, suit or other proceeding against or affecting, any Credit Party or of any of their respective properties or rights which either (A) if adversely determined, could reasonably be expected to have a Material Adverse Effect, (B) relate to this Credit Agreement or any of the transactions contemplated hereby or (C) involve the Acquisition. No Credit Party is in default with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority binding upon such Person, which default could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.13 Federal Reserve Regulations. No Credit Party is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, directly or indirectly, whether immediately, incidentally or ultimately (i) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or (ii) for any other purpose, in each case, violative of or inconsistent with any of the provisions of any regulation of the Board, including, without limitation, Regulations T, U and X thereto.

         SECTION 3.14 Investment Company Act. No Credit Party is, or will during the term of this Credit Agreement be, (i) an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any foreign, federal or local statute or any other Applicable Law of the United States of America, Canada or any other jurisdiction, in each case limiting its ability to incur indebtedness for money borrowed as contemplated hereby or by any other Fundamental Document.

         SECTION 3.15 Taxes. Each Credit Party has filed or caused to be filed all federal, state, local and foreign tax returns which are required to be filed with any Governmental Authority after giving effect to applicable extensions, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by them in writing, to the extent that such taxes have become due, except as permitted by Section 5.13 hereof. No Credit Party knows of any material additional assessments or any basis therefor. The Credit Parties believe that the charges, accrual and reserves on its books in respect of taxes or other governmental charges are accurate.

         SECTION 3.16 Compliance with ERISA. (a) Each U.S. Plan has been maintained and operated in all material respects in accordance with all applicable laws, including ERISA and the Code, and each U.S. Plan intended to qualify under section 401(a) of the Code so qualifies. No Reportable Event has occurred in the last five years as to any U.S. Plan, and the present value of all benefits under all U.S. Plans subject to Title IV of ERISA (based on those assumptions used to fund such U.S. Plans) did not, in the aggregate, as of the last annual valuation date applicable thereto, exceed the actuarial value of the assets of such U.S. Plans allocable to such benefits. No material liability has been, and no circumstances exist pursuant to which any material liability could be, imposed upon any Credit Party or ERISA Affiliate (i) under sections 4971 through 4980B of the Code, sections 502(i) or 502(l) of ERISA, or under Title IV of ERISA with respect to any U.S. Plan or Multiemployer Plan, or with respect to any plan heretofore maintained by any Credit Party or ERISA Affiliate, or any entity that heretofore was an ERISA Affiliate, (ii) for the failure to fulfill any obligation to contribute to any

Multiemployer Plan, or (iii) with respect to any U.S. Plan that provides post-retirement welfare coverage (other than as required pursuant to Section 4980B of the Code). Neither any Credit Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated.

                  (b) The execution, delivery and performance of the Fundamental Documents and the consummation of the transactions contemplated hereby and thereby will not involve any "prohibited transaction" within the meaning of ERISA or the Code.

         SECTION 3.17 Agreements. (a) No Credit Party is (or after giving effect to the Acquisition, will be) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument (including, without limitation, any Distribution Agreement) to which it is a party which could reasonably be expected to result in a Material Adverse Effect.

                  (b) Schedule 3.17 is a true and complete listing as of the date hereof and after giving effect to the Acquisition of (i) all credit agreements, indentures, and other agreements related to any indebtedness for borrowed money of any Credit Party, other than the Fundamental Documents, (ii) all joint venture agreements to which any Credit Party is a party, (iii) all material Distribution Agreements, (iv) all agreements or other arrangements pursuant to which a Credit Party has granted a Lien to any Person and (v) all other contractual arrangements entered into by a Credit Party or by which any Credit Party is bound which arrangements are material to any Credit Party, including but not limited to, Guaranties and employment agreements. The Credit Parties have delivered or made available to the Administrative Agent a true and complete copy of each agreement described on Schedule 3.17, including all exhibits and schedules. For purposes of this Section 3.17, a Distribution Agreement or other contract, agreement or arrangement shall be deemed "material" if the Credit Parties reasonably expect that any Credit Party would, pursuant to the terms thereof, (A) recognize future revenues in excess of US$6,000,000, (B) incur liabilities or obligations in excess of US$6,000,000 or (C) likely suffer damages or losses in excess of US$6,000,000 by reason of the breach or termination thereof.

         SECTION 3.18 Security Interest. This Credit Agreement and the other Fundamental Documents, when executed and delivered and, upon the making of the initial Loan hereunder, will create and grant to the Administrative Agent for the benefit of the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders (upon (i) the filing of the appropriate UCC-1 and PPSA financing statements and the registration of the Hypothec with the filing offices listed on Schedule 3.18, (ii) the filing of the Copyright Security Agreement with the U.S. Copyright Office and the Canadian Intellectual Property Office, (iii) the filing of the Trademark Security Agreement with the U.S. Patent and Trademark Office and (iv) the delivery of the Pledged Securities with appropriate stock powers to the Administrative Agent) valid and first priority perfected security interests and hypothecs in the Collateral, (subject only to Permitted Encumbrances) and in the Pledged Securities.

         SECTION 3.19 Disclosure. Neither this Credit Agreement nor any other Fundamental Document nor any agreement, document, certificate or statement furnished to the Administrative Agent for the benefit of the Administrative Agent, the Canadian Agent, the

Issuing Bank and the Lenders by any Credit Party in connection with the transactions contemplated hereby, at the time it was furnished or delivered, contained any untrue statement of a material fact regarding the Credit Parties or, when taken together with all such other agreements, documents, certificates and statements, omitted to state a material fact necessary under the circumstances under which it was made in order to make the statements contained herein or therein not misleading. There is no fact known to any Credit Party (other than general industry conditions or facts which have been disclosed to the Lenders in writing) which would have or could reasonably be expected in the future to have a Material Adverse Effect.

         SECTION 3.20 Distribution Rights. Each Credit Party has sufficient right, title and interest in each item of Product (including both rights under copyright and ownership of or access to Physical Materials) to enable it (i) to enter into and perform all of the Distribution Agreements to which it is a party and other agreements generating Eligible Receivables and accounts receivable reflected on the most recent balance sheet and the most recent Borrowing Base Certificate delivered to the Lenders pursuant hereto, and (ii) to charge, earn, realize and retain all fees and profits to which such Credit Party is entitled thereunder, and is not in breach of any of its obligations under such agreements, nor does any Credit Party have any knowledge of any breach or anticipated breach by any other parties thereto, which breach in either case either individually or when aggregated with all other such breaches could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.21 Environmental Liabilities. (a) No Credit Party has used, stored, treated, transported, manufactured, refined, handled, produced or disposed of any Hazardous Materials on, under, at, from or in any way affecting, any of its properties or assets owned or leased by a Credit Party, in any manner which at the time of the action in question violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials and to the best of each Credit Party's knowledge, no prior owner of such property or asset or any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials on or affecting such property or asset, or otherwise, in any manner which at the time of the action in question violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

                  (b) To the best of each Credit Party's knowledge (i) no Credit Party has any obligations or liabilities, known or unknown, matured or not matured, absolute or contingent, assessed or unassessed, which could reasonably be expected to have a Material Adverse Effect and (ii) no claims have been made against any of the Credit Parties in the past five years and no presently outstanding citations or notices have been issued against any of the Credit Parties, which could reasonably be expected to have a Material Adverse Effect which in either case have been or are imposed by reason of or based upon any provision of any Environmental Law, including, without limitation, any such obligations or liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any Hazardous Materials by any Credit Party, or any of its employees, agents, representatives or predecessors in interest in connection with or in any way arising from or relating to any of the Credit Parties or any of their respective owned or leased properties, or relating to or arising from or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any such substance, by any other Person at or on or under any of the real properties owned or used by any of the Credit Parties or any other location where such could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.22 Pledged Securities. (a) Annexed hereto as Schedule 3.22 is a correct and complete list as of the date hereof and after giving effect to the Acquisition, of all the Pledged Securities hereunder showing, as to each, the entity whose stock or other Equity Interests are being pledged, the Pledgor of such stock or other Equity Interests, the stock certificate number (as applicable) and the number of shares or amount of the capital stock or other Equity Interests being pledged hereunder. Each Pledgor (i) is the legal and beneficial owner of, and has sole right, title and interest to, the Pledged Securities owned by such Pledgor, free and clear of all Liens, security interests or other encumbrances whatsoever, except the security interests created by this Credit Agreement and the other Fundamental Documents and (ii) has sole right and power to pledge, and grant the security interest in, and Lien upon, such Pledged Securities pursuant to this Credit Agreement without the consent of any Person or Governmental Authority whatsoever.

                  (b) All of the Pledged Securities are duly authorized, validly issued, fully paid and non-assessable.

                  (c)      Except for contractual restrictions disclosed on
Schedule 3.22 and restrictions created herein or under applicable securities laws and the regulations promulgated thereunder, there are no restrictions on the transfer of any of the Pledged Securities. Except for restrictions under applicable securities laws and the regulations promulgated thereunder, there are no restrictions on the transfer of any of the Pledged Securities which would limit the ability of the Administrative Agent to foreclose upon and dispose of any of the Pledged Securities upon the occurrence of an Event of Default.

                  (d) Except as set forth on Schedule 3.22, there are no warrants, options, conversion or similar rights currently outstanding with respect to, and no agreements to purchase or otherwise acquire, any shares of the capital stock or other Equity Interests of any issuer of any of the Pledged Securities; and there are no securities or obligations of any kind convertible into any shares of the capital stock or other Equity Interests of any issuer of any of the Pledged Securities.

                  (e) Article 10 of this Credit Agreement creates in favor of the Administrative Agent (on behalf of the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders) a valid, binding and enforceable security interest in, and Lien upon, all right, title and interest of the Pledgors in the Pledged Securities and constitutes a fully perfected first and prior security interest and Lien upon all right, title and interest of the Pledgors in such Pledged Securities subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and to general principles of equity.

         SECTION 3.23 Compliance with Laws. No Credit Party is in violation of any Applicable Law except for such violations in the aggregate which would not have a Material Adverse Effect. The Borrowings hereunder, the Acquisition, the intended use of the proceeds of the Loans as described in the preamble hereto and as contemplated by Section
5.19 hereof and any other transactions contemplated hereby will not violate any Applicable Law.

         SECTION 3.24 Canadian Plans. Each Canadian Plan is, and has been, established, registered, qualified, administered and invested, in compliance with the terms thereof and all Applicable Law; and no Credit Party has received, within the last seven years, any notice from any Person questioning or challenging such compliance (other than in respect of any claim related solely to that Person), and no Credit Party has knowledge of any such notice from any Person questioning or challenging such compliance beyond the last seven years. All obligations under a Canadian Plan (whether pursuant to the terms thereof or Applicable Law) have been satisfied, and there are no outstanding defaults or violations thereunder by any Credit Party or any Subsidiary of any Credit Party nor does any Credit Party or any Subsidiary of any Credit Party have knowledge of any default or violation by any other party to any Canadian Plan. All contributions or premiums required to be paid to or in respect of each Canadian Plan have been paid in a timely fashion in accordance with the terms thereof and all Applicable Law, and no taxes, penalties or fees are owing or exigible under any Canadian Plan. There is no proceeding, action, suit or claim (other than routine claims for benefits) pending or threatened involving any Canadian Plan or its assets, and no facts exist which could reasonably be expected to give rise to any such proceeding, action, suit or claim (other than routine claims for benefits). No event has occurred respecting any Canadian Plan which would entitle any Person (without the consent of the Borrower) to wind-up or terminate any Canadian Plan, in whole or in part, or which could, reasonably be expected to adversely affect the tax status thereof. There are no going concern unfunded actuarial liabilities, past service unfunded liabilities or solvency deficiencies respecting any Canadian Plan. Any prior withdrawals or transfers of assets from any Canadian Plan have complied with the terms of the relevant Canadian Plan, any funding arrangement in respect of the Canadian Plan (including all predecessor documents thereto) and any Applicable Law or regulatory requirement.

4.       CONDITIONS OF LENDING

         SECTION 4.1 Conditions Precedent to Initial Loan or Letter of Credit. The effectiveness of this amendment and restatement of the Existing Credit Agreement and the making of the Term Loan and the initial Revolving Credit Loan are subject to the satisfaction in full of the following conditions precedent:

                  (a) Corporate Documents. The Administrative Agent shall have received, with copies for each of the Lenders:

                           (i)      a copy of the articles or certificate of
incorporation or other organizational document of each Credit Party, certified on a recent date by the Secretary of State (or other appropriate governmental official if such party is organized outside the United States) of such Credit Party's jurisdiction of incorporation or organization, as the case may be;

                           (ii)     a certificate of the Secretary of State or
other appropriate governmental official of such jurisdiction of incorporation or organization, dated as of a recent date as to the good standing of, and (to the extent available) payment of taxes by, each Credit

Party which certificate lists the charter documents on file in the office of such Secretary of State or other appropriate governmental official;

                           (iii)    a certificate dated as of a recent date as
to the good standing of each Credit Party issued by the Secretary of State or other appropriate governmental official of each jurisdiction in which such Credit Party is qualified as a foreign corporation or foreign limited liability company as listed in Schedule 3.1(a) hereto;

                           (iv)     a certificate of the Secretary of each
Credit Party, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or limited liability company agreement, as the case may be, of such party as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of the resolutions adopted by the Board of Directors of such party authorizing the execution, delivery and performance in accordance with their respective terms of the Fundamental Documents executed by such Credit Party and any other documents required or contemplated hereunder or thereunder, the grant of the security interests in the Collateral and the Pledged Securities, and in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been amended, rescinded or supplemented and are currently in effect; (C) that the certificate of incorporation or organization of such party has not been amended since the date of the last amendment thereto indicated on the certificates of the Secretary of State or other appropriate governmental official furnished pursuant to clause (i) above; and (D) as to the incumbency and specimen signature of each officer of such party executing any Fundamental Document (such certificate to contain a certification by another officer of such party as to the incumbency and signature of the officer signing the certificate referred to in this clause (iv)); and

                           (v)      such additional supporting documents as the
Administrative Agent or its counsel or any Lender may reasonably request.

                  (b) Credit Agreement; Notes. The Administrative Agent shall have received (i) executed counterparts of this Credit Agreement, which, when taken together, bear the signatures of the Administrative Agent, the Issuing Bank, the Canadian Agent, all of the Credit Parties and all of the Lenders and (ii) the Notes executed by the Borrowers.

                  (c) Opinion of Counsel. The Administrative Agent shall have received the written opinions of Heenan Blaikie LLP, Canadian counsel to the Credit Parties and O'Melveny & Meyers LLP, United States counsel to the Credit Parties, dated the Closing Date and addressed to the Administrative Agent and the Lenders which opinion shall be substantially in the forms attached hereto as Exhibits B-1 and B-2, respectively, and otherwise in form and substance satisfactory to the Administrative Agent and to Morgan, Lewis & Bockius LLP, counsel to the Administrative Agent and Fraser Milner Casgrain LLP, special Canadian counsel to the Administrative Agent.

                  (d) Acquisition. The Acquisition shall be consummated concurrently with the funding of the Term Loan in accordance with (i) Applicable Law and (ii) the terms and conditions of the Merger Agreement, without any material amendment or waiver, except as may be approved by the Administrative Agent.

                  (e) Merger Agreement. The Merger Agreement (including without limitation, all disclosure schedules), in the form previously approved by the Administrative Agent shall not have been amended or modified without the consent of the Administrative Agent and each of the conditions to purchase contained in the Merger Agreement shall have been satisfied to the reasonable satisfaction of the Administrative Agent (or waived with the consent of the Administrative Agent). The Administrative Agent shall have received copies of all certificates, documents and opinions delivered under the Merger Agreement with letters addressed to the Lenders stating that the Lenders may rely on such certificates and opinions as if they had been addressed to the Administrative Agent on behalf of the Lenders.

                  (f) No Material Adverse Change. No material adverse change shall have occurred with respect to the business, operations, performance, assets, properties, condition (financial or otherwise) or prospects of the Credit Parties taken as a whole from March 31, 2002.

                  (g) Insurance. The Borrowers shall have furnished the Administrative Agent with (i) a summary of all existing insurance coverage, (ii) evidence acceptable to the Administrative Agent that the insurance policies required by Section 5.5 have been obtained and are in full force and effect and
(iii) Certificates of Insurance with respect to all existing insurance coverage which certificates shall name JPMorgan Chase Bank, as Administrative Agent, as the certificate holder and shall evidence the Credit Parties' compliance with
Section 5.5(e) with respect to all insurance coverage existing as of the Closing Date.

                  (h) Borrowing Base Certificate. The Administrative Agent shall have received an initial Borrowing Base Certificate substantially in the form of Exhibit I hereto, signed by an Authorized Officer and the Administrative Agent shall be satisfied that with the initial Borrowing Base.

                  (i) Security and Other Documentation. The Administrative Agent shall have received fully executed copies of (i) Pledgeholder Agreements for each item of Product for which a Credit Party has control over any physical elements thereof as listed on Schedule 3.8(a)(ii) hereto; (ii) a Copyright Security Agreement Supplement listing each item of Product in which any Credit Party has a copyrightable interest (as listed on Schedule 3.8(a) hereto) and for which the Administrative Agent has not previously recorded its security interest with the Copyright Office executed by each such Credit Party; (iii) a Trademark Security Agreement for each trademark in which any Credit Party has any interest (as listed on Schedule 3.8(b) hereto) executed by each such Credit Party; (iv) a Hypothec executed by each Credit Party domiciled or located in the Province of Quebec for purposes of any applicable PPSA and each Credit Party where Collateral with respect to such Credit Party is located in, or perfection of a Lien in such Collateral is required under the Applicable Laws of the Province of Quebec or under any applicable PPSA; (v) Laboratory Access Letters for each item of Product where any Credit Party has access rights to any physical elements of such item of Product listed on Schedule 3.8(a)(ii) hereto; (vi) appropriate UCC-1 and PPSA financing statements relating to the Collateral; (vii) all certificates evidencing any of the Pledged Securities with appropriate undated stock powers executed in blank; (viii) the Giustra Pledge Agreement executed by each of the parties thereto; and (ix) deeds of hypothec, debentures and debenture pledge agreements in form and substance satisfactory to the Administrative Agent.

                  (j) Security Interests in Copyrights and other Collateral. The Administrative Agent shall have received evidence satisfactory to it that each Credit Party, has sufficient right, title and interest in and to the Collateral and other assets which it purports to own (including appropriate licenses under copyright), as set forth in the documents and other materials presented to the Lenders, to enable such Credit Party to perform the Distribution Agreements to which such Credit Party is a party and as to each Credit Party, to grant to the Administrative Agent for the benefit of the Administrative Agent, the Issuing Bank and the Lenders the security interests contemplated by the Fundamental Documents, and that all financing statements, copyright filings and other filings under Applicable Law necessary to provide the Administrative Agent for the benefit of itself, the Issuing Bank and the Lenders with a first priority perfected security interest in the Pledged Securities and Collateral (subject in the case of the Collateral, to Permitted Encumbrances) have been filed or delivered to the Administrative Agent in satisfactory form for filing.

                  (k) Payment of Fees. All fees and expenses then due and payable by any Credit Party to the Administrative Agent and/or the Canadian Agent and/or the Lenders in connection with the transactions contemplated hereby or as required by the Fee Letter shall have been paid.

                  (l) Due Diligence Investigation. The Administrative Agent shall have satisfactorily completed a due diligence investigation of the Credit Parties and shall have reviewed and be satisfied with the proposed structure of the transaction and shall be satisfied there is no material tax, currency or litigation exposure.

                  (m) Existing Indebtedness. Simultaneously with the making of the initial Loan, the Administrative Agent shall be satisfied that all existing Indebtedness of LGEC and its Subsidiaries, other than as identified on
Schedule 6.1, shall have been paid in full, the commitments of the lenders thereunder shall have been terminated and all security interests, Liens and other encumbrances granted thereunder shall have been released.

                  (n) Notices of Assignment and Irrevocable Instructions. The Administrative Agent shall have received with respect to each Eligible Receivable or Acceptable Tax Credit included in the initial Borrowing Base Certificate, a Notice of Assignment and Irrevocable Instructions executed by the appropriate Credit Party.

                  (o) Chain of Title. The Administrative Agent shall have received copies of all agreements, instruments of transfer or other instruments (in recordable form) (including, without limitation, the rights agreements) necessary to establish, to the satisfaction of the Administrative Agent, with respect to a sufficient number of items of Product included in the Borrowing Base as determined in the Administrative Agent's sole discretion, the applicable Credit Party's ownership of sufficient copyright rights in each Completed item of Product and in the literary properties upon which each Uncompleted item of Product is to be based to enable such Credit Party to produce and/or distribute such item of Product and to grant to the Administrative Agent for the benefit of the Lenders the security interests which are contemplated by this Credit Agreement.

                  (p) Litigation. No litigation, governmental or administrative inquiry, inquiry from any stock exchange on which LGEC is listed, injunction or restraining order shall be pending, entered or threatened which involves this Credit Agreement or which in the Administrative Agent's good faith judgment could reasonably be expected to have a Material Adverse Effect.

                  (q) UCC/PPSA Searches. The Administrative Agent shall have received UCC, PPSA, copyright office and other searches satisfactory to it indicating that no other filings, encumbrances or transfers (other than in connection with Permitted Encumbrances) with regard to the Collateral are of record in any jurisdiction in which it shall be necessary or desirable for the Administrative Agent to make a UCC or PPSA filing in order to provide the Administrative Agent (for the benefit of the Administrative Agent, the Issuing Bank or the Lenders) with a perfected security interest in the Collateral.

                  (r) ERISA. The Administrative Agent shall have received copies of all U.S. Plans and Canadian Plans of the Credit Parties that are in existence on the Closing Date, and descriptions of those that are committed to on the Closing Date.

                  (s) Contribution Agreement. The Administrative Agent shall have received a fully executed Contribution Agreement duly executed by each of the Credit Parties.

                  (t) Delivery of Agreements. The Administrative Agent shall have received and be satisfied with the terms and provisions of all existing output and distribution agreements, (ii) all material agreements listed on Schedule 3.17 and (iii) all other agreements to the extent requested by the Administrative Agent.

                  (u) Release of Escrow Funds. The Administrative Agent shall have received evidence that the escrow agent for the Convertible Senior Subordinated Notes has received prior written notice to release the funds held in escrow to the Borrowers.

                  (v) Required Consents and Approvals. The Administrative Agent shall be satisfied that all required consents and approvals have been obtained with respect to the Merger and the other transactions contemplated hereby from all Governmental Authorities with jurisdiction over the business and activities of Artisan or any Credit Party and from any other entity whose consent or approval the Administrative Agent in its reasonable discretion deems necessary to the transactions contemplated hereby and (ii) all related waiting periods shall have been satisfied (including waiting periods under the Hart-Scott-Rodino Act), if applicable.

                  (w) Federal Reserve Regulations. The Administrative Agent shall be satisfied that the provisions of Regulations T, U and X of the Board will not be violated by the transactions contemplated hereby.

                  (x) Compliance with Laws. The Administrative Agent shall be satisfied that the transactions contemplated hereby will not violate any provision of Applicable Law, or any order of any court or other agency of the United States or Canada or any state or province thereof applicable to any of the Credit Parties or any of their respective properties or assets.

                  (y) Approval of Counsel to the Administrative Agent. All legal matters incident to this Credit Agreement and the transactions contemplated hereby shall be reasonably satisfactory to Morgan, Lewis & Bockius LLP, counsel to the Administrative Agent and Fraser Milner Casgrain, special Canadian counsel to the Administrative Agent.

                  (z) Other Documents. The Administrative Agent shall have received such other documentation as the Administrative Agent may reasonably request.

         SECTION 4.2 Conditions Precedent to Each Loan, Bankers' Acceptance and Letter of Credit. The obligation of the Issuing Bank to issue each Letter of Credit and of the Lenders to make each Loan, to accept and discount each Bankers' Acceptance and to participate in each Letter of Credit (including the initial Loan, Bankers' Acceptance and/or Letter of Credit) are subject to the following conditions precedent:

                  (a) Notice. The Administrative Agent and/or the Canadian Agent, as applicable, shall have received a notice with respect to such Borrowing, or Bankers' Acceptance or the Issuing Bank shall have received a notice with respect to such Letter of Credit as required by Article 2 hereof.

                  (b) Borrowing Certificate. The Administrative Agent shall have received a Borrowing Certificate, duly executed by an Authorized Officer on behalf of the Borrowers.

                  (c) Representations and Warranties. The representations and warranties set forth in Article 3 hereof and in the other Fundamental Documents shall be true and correct in all material respects on and as of the date of each Borrowing, acceptance and discounting of each Bankers' Acceptance and/or issuance of each Letter of Credit hereunder (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of such date.

                  (d) No Event of Default. On the date of each Borrowing , acceptance and discounting of each Bankers' Acceptance or issuance of each Letter of Credit, no Default or Event of Default shall have occurred and be continuing, nor shall any such event occur by reason of the making of such Loan, or the acceptance and discounting of each Bankers' Acceptance or the issuance of such Letter of Credit.

Each request for a Borrowing or for acceptance and discounting of a Bankers' Acceptance or for issuance of a Letter of Credit shall be deemed to be a representation and warranty by the Borrowers on the date of such Borrowing or the acceptance and discounting of each Bankers' Acceptance or issuance of such Letter of Credit as to the matters specified in paragraphs (c) and (d) of this
Section 4.2.

         SECTION 4.3 Conditions Precedent to Loans and/or Letters of Credit under the Special Production Tranche. The obligations of the Issuing Bank to issue Letters of Credit as part of the Special Production Tranche and of each Lender to make Loans as part of the Special Production Tranche and/or participate in such Letters of Credit is subject to the following conditions precedent (in addition to those conditions precedent set forth in Section 4.2):

                  (a) Declaration. The Administrative Agent and/or the Canadian Agent, as applicable, shall have received from the Borrowers a written notice specifying the details of the Designated Picture involved, whether the producer of the Designated Picture is a Credit Party or a Special Purpose Producer and declaring an appropriate portion of the U.S. Dollar Revolving Credit Commitments or Canadian Dollar Credit Commitments, as applicable, as being reserved as part of the Special Production Tranche for such Designated Picture and specifying whether the Loans to finance the production of such Designated Picture are to be made to LGEI, LGEC, another Credit Party or directly to a Special Purpose Producer.

                  (b) Special Purpose Producer Credit Agreement. If the Designated Picture is being produced by a Special Purpose Producer that is not a Credit Party, the Administrative Agent shall have received a fully executed Special Purpose Producer Credit Agreement and all other conditions precedent thereunder shall have been satisfied.

                  (c) Supporting Documentation. The Administrative Agent shall have received such additional supporting documentation as it normally requires in connection with single picture financing relating to the Designated Picture (including, but not limited to, Chain of Title, budget, cash flows, the negative pickup or other payment obligation from the applicable Credit Party or a guarantee from the applicable Credit Party) in form and substance reasonably satisfactory to the Administrative Agent.

                  (d) Completion Guaranty. The Administrative Agent shall have received a Completion Guaranty from an Approved Completion Guarantor.

                  (e) Co-Productions, etc. If any portion of the Designated Picture is to be financed by a third party or if a third party is to have any ownership interest in such Designated Picture or its copyright, then such third party shall have been approved by the Administrative Agent and the Administrative Agent shall have received and be satisfied with the co-financing agreement, an intercreditor agreement and such other documentation as it shall deem appropriate.

                  (f) Security Documentation. If the Designated Picture is being produced by a Credit Party, the Administrative Agent shall have received all appropriate security documentation and proof of filings, required by it, in connection with the creation of a first perfected lien in favor of the Administrative Agent for the benefit of the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders.

                  (g) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate which sets forth the Borrowing Base as of the date no more than seven (7) Business Days before the notice of Borrowing is made in connection herewith and which reflects the reserves for the Designated Picture involved.

5.       AFFIRMATIVE COVENANTS

                  From the date hereof and for so long as the Commitments shall be in effect, any amount shall remain outstanding under the Notes, any Bankers' Acceptance or L/C Exposure shall remain outstanding or any monetary Obligation then due and payable shall remain unpaid or unsatisfied, each Credit Party agrees that, unless the Required Lenders shall otherwise consent in writing, each of them will, and will cause each of its Subsidiaries (other than the Unrestricted Subsidiaries) to:

         SECTION 5.1 Financial Statements and Reports. Furnish or cause to be furnished to the Administrative Agent and the Canadian Agent in sufficient numbers for distribution to the Issuing Bank and the Lenders:

                  (a) Within one hundred (100) days after the end of each fiscal year of LGEC (commencing with fiscal year 2003), the audited consolidated balance sheet of LGEC and its Consolidated Subsidiaries, in each case as at the end of, and the related statements of income, stockholders' equity and cash flows for, such year, and the corresponding figures as at the end of, and for, the preceding fiscal year, accompanied by an unqualified report and opinion of Ernst & Young or such other independent public accountant of nationally recognized standing as shall be retained by LGEC and be satisfactory to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and which report and opinion shall contain no material exceptions or qualifications except for qualifications relating to accounting changes (with which such independent public accountants concur) in response to FASB releases, Canadian Institute of Chartered Accountants or other authoritative pronouncements, together with a certificate signed by an Authorized Officer, to the effect that such financial statements fairly present the financial position of LGEC and its Consolidated Subsidiaries as at the dates indicated and the results of their operations for the periods indicated in conformity with GAAP and with a note explaining any material difference from the statement of operations and shareholders equity prepared under generally accepted accounting principals in the United States;

                  (b) Within fifty-five (55) days after the end of each of the first three fiscal quarters of each of its fiscal years, the unaudited consolidated balance sheets of LGEC and its Consolidated Subsidiaries as at the end of, and the related unaudited consolidated statements of operations and deficit and cash flow for, such quarter, and for the portion of the fiscal year through the end of such quarter, and the corresponding figures as at the end of such quarter, and for the corresponding period, in the preceding fiscal year, together with a certificate signed by an Authorized Officer, to the effect that such financial statements, while not examined by independent public accountants, reflect, in the opinion of LGEC, all adjustments necessary to present fairly the financial position of LGEC and its Consolidated Subsidiaries as at the end of the fiscal quarter and the results of operations for the quarter then ended in conformity with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) Simultaneously with the delivery of the statements referred to in paragraphs (a) and (b) of this Section 5.1, a certificate of an Authorized Officer in form and substance reasonably satisfactory to the Administrative Agent (i) stating whether or not such Authorized Officer has knowledge, after due inquiry, of any condition or event which would constitute an Event of Default or Default and, if so, specifying each such condition or event and the nature thereof, (ii) demonstrating in reasonable detail compliance with the provisions of Sections 6.11, 6.15, 6.16, 6.17, 6.18, 6.19 and 6.22
hereof and including supporting schedules, (iii) certifying that all filings required under Section 5.8 hereof have been made and listing each such filing that has been made since the date of the last certificate delivered in accordance with this Section 5.1(c), (iv) setting forth for each of the next four quarters all projected payments to be made by any Credit Parties of minimum guarantees and other Off-Balance Sheet Commitments and (v) setting forth a schedule of all feature film, television and video product released during the reporting period covered by such statements with actual print and advertising expenses and budget for each such feature film, television and video product, to the extent applicable;

                  (d) (i) On or prior to the last Business Day of each month, a certificate ("Borrowing Base Certificate") substantially in the form of
Exhibit I hereto, setting forth the amount of each component included in the Borrowing Base as of the last Business Day of the preceding month, attached to which shall be detailed information as required by such certificate including, without limitation, supporting schedules showing the calculation of each component of the Borrowing Base (LGEC, at its option, may furnish additional Borrowing Base Certificates setting forth such information as of such other dates as it may deem appropriate);

                  (e) Promptly upon their becoming available, copies of all significant audits prepared for or submitted to any of the Credit Parties by any outside professional firm or service, including, without limitation, any comment letter submitted by the Credit Parties' accountants to management in connection with their annual audit;

                  (f) Within ten (10) days of receipt thereof by each Borrower, copies of all management letters issued to such Borrower by its auditors;

                  (g) Promptly upon their becoming available, copies of (i) all registration statements, proxy statements, notices and reports which LGEC or any other Credit Party shall file with any securities exchange or with the United States Securities and Exchange Commission or any Canadian securities commission or any successor agency and (ii) all reports, financial statements, press releases and other information which LGEC or any other Credit Party shall release, send or make available to its common stockholders generally;

                  (h) Not later than April 30, 2004 and thereafter each April 30th, the calculation of the Eligible Library Amount computed as of the last Business Day of December of the prior calendar year together with a variance analysis of the actual versus projected value of such calculation;

                  (i) At least annually and not later than May 1 of each year, forecasted financial statements consisting of balance sheets, cash flow statements, income statements, and Borrowing Base with supporting detail and underlying assumptions, covering the next four fiscal quarters;

                  (j) At the reasonable request of the Administrative Agent, provide third-party verification/support for any distributor estimates which are included in the Borrowing Base in a manner satisfactory to the Agent;

                  (k) From time to time such additional information regarding the financial condition or business of any of the Credit Parties, any item of Product, any Distribution Agreement, any Eligible Receivable or the Collateral, as the Administrative Agent or any Lender acting through the Administrative Agent may reasonably request.

         SECTION 5.2 Corporate Existence; Compliance with Laws. Do or cause to be done all things necessary (i) to preserve, renew and keep in full force and effect its corporate existence, rights, licenses, permits and franchises and
(ii) to comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, any Governmental Authority, except as otherwise permitted under Section 6.7.

         SECTION 5.3 Maintenance of Properties. Keep its tangible properties which are material to its business in good repair, working order and condition (ordinary wear and tear excepted) unless the Borrowers determine in good faith that the continued maintenance of such properties are not economically desirable (after consultation with the Administrative Agent) and, from time to time (i) make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and (ii) comply at all times with the provisions of all material leases and other material agreements to which it is a party so as to prevent any loss or forfeiture thereof or thereunder unless compliance therewith is being currently contested in good faith by appropriate proceedings and appropriate reserves have been established in accordance with GAAP.

         SECTION 5.4 Notice of Material Events. (a) Promptly upon any executive officer of any Credit Party obtaining knowledge of (i) any Default or Event of Default, (ii) any material adverse change in the condition (financial or otherwise) or operations of any Credit Party, (iii) any action or event which could reasonably be expected to materially and adversely affect the performance of the Credit Parties' obligations under this Credit Agreement or any other Fundamental Document, the repayment of the Notes or the security interests granted to the Administrative Agent for the benefit of the Administrative Agent, the Canadian Agent, the Issuing Bank or the Lenders under this Credit Agreement or any other Fundamental Document, (iv) any other event which could reasonably be expected to result in a Material Adverse Effect, (v) the opening of any office of any Credit Party or the change of the chief executive office or the principal place of business of any Credit Party or of the location of any Credit Party's books and records with respect to the Collateral, (vi) any change in the name of any Credit Party, (vii) any other event which could reasonably be expected to materially and adversely impact upon the amount or collectibility of accounts receivable of the Credit Parties or otherwise materially decrease the value of the Collateral or the Pledged Securities, (viii) any proposed material amendment to any agreements that are part of the Collateral or (ix) any Person giving any notice to any Credit Party or taking any other action to enforce remedies with respect to a claimed default or event or condition of the type referred to in paragraph (g) or (h) of Article 7, such Credit Party shall promptly give written notice thereof to the Administrative Agent specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Person and the nature of such claimed Event of Default or condition and what action any Credit Party has taken, is taking and proposes to take with respect thereto.

                  (b) Promptly upon any executive officer of any Credit Party obtaining knowledge of (i) the institution of, or threat of, any action, suit, proceeding, investigation or arbitration by any Governmental Authority or other Person against or affecting any Credit Party or any of its assets or any item of Product, or (ii) any material development in any such action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders), which, in the case of (i) or (ii), if adversely determined could reasonably be expected to have a

Material Adverse Effect, such Credit Party shall promptly give written notice thereof to the Administrative Agent and provide such other information as may be available to it to enable the Lenders to evaluate such matters; and, in addition to the requirements set forth in clauses (i) and (ii) of this subsection (b), such Credit Party upon request shall promptly give notice of the status of any action, suit, proceeding, investigation or arbitration covered by a report delivered to the Lenders pursuant to clause (i) and (ii) above to the Lenders and provide such other information as may be reasonably available to it to enable the Lenders to evaluate such matters.

         SECTION 5.5 Insurance. (a) Keep its assets which are of an insurable character insured (to the extent and for the time periods consistent or greater than normal industry standards) by financially sound and reputable insurers against loss or damage by fire, explosion, theft or other hazards which are included under extended coverage in amounts not less than the insurable value of the property insured or such lesser amounts, and with such self-insured retention or deductible levels, as are consistent with normal industry standards.

                  (b) Maintain with financially sound and reputable insurers, insurance against other hazards and risks and liability to Persons and property to the extent and in the manner consistent or greater than normal industry standards.

                  (c) Maintain, or cause to be maintained, in effect during the period from the commencement of principal photography of each item of Product produced by any Credit Party or from the date of acquisition of each item of Product acquired by any Credit Party, through the third anniversary of the date on which such item of Product is Completed and as otherwise required by applicable contracts, a so-called "Errors and Omissions" policy covering all such items of Product, and cause such Errors and Omissions policy to provide coverage to the extent and in such manner as is customary for items of Product of like type but, at minimum, to the extent and in such manner as is required under all applicable contracts relating thereto (including, without limitation, any Distribution Agreement relating to such item of Product).

                  (d) Maintain, or cause to be maintained, in effect during the period from the commencement of principal photography of each item of Product produced by any Credit Party, or from the date of acquisition of each item of Product acquired by any Credit Party (i) until such time as the Administrative Agent shall have been provided with satisfactory evidence of the existence of one negative or master tape in one location and an interpositive, internegative or duplicate master tape in another location of the final version of the Completed Product, insurance on the negatives and sound tracks or master tapes of such item of Product in an amount not less than the cost of re-shooting the principal photography of the item of Product and otherwise re-creating such item of Product, and (ii) until principal photography of such item of Product has been concluded, a cast insurance policy with respect to such item of Product, which provides coverage to the extent and in such manner as is customary for items of Product of a like type, but at minimum, to the extent required under all applicable contracts relating thereto.

                  (e) Maintain, or cause to be maintained, in effect distributor's "Errors and Omissions" insurance to the extent and in amounts consistent or greater than normal industry standards.

                  (f) Cause all such above-described insurance (excluding worker's compensation insurance) to (i) provide for the benefit of the Lenders that 30 days' prior written notice of cancellation, termination, non-renewal or lapse or material change of coverage shall be given to the Administrative Agent;
(ii) name the Administrative Agent for the benefit of the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders as a loss payee (except for "Errors and Omissions" insurance and other third party liability insurance), provided, however, that so long as no Event of Default has occurred or is continuing, production insurance recoveries received prior to Completion or abandonment of an item of Product may be utilized to finance the production of such an item of Product, and property insurance proceeds may be used to repair damage in respect of which such proceeds were received or so long as no Default or Event of Default has occurred and is then continuing, to reimburse a Credit Party for its own funds expended to repair the applicable damage; and (iii) to the extent that none of the Administrative Agent, the Canadian Agent, the Issuing Bank or the Lenders shall be liable for premiums or calls, name the Administrative Agent (for the benefit of the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders) as additional insureds including, without limitation, under any "Errors and Omissions" policy.

                  (g) Render to the Administrative Agent upon the request of the Administrative Agent a broker's report in form and substance satisfactory to the Administrative Agent as to all such insurance coverage including such detail as the Administrative Agent may request.

         SECTION 5.6 Production and Distribution. Cause each item of Product being produced by any Credit Party (i) to be produced in accordance with the standards set forth in, and within the time period established in, all agreements with respect to such item of Product to which such Credit Party is a party, subject to the terms and conditions of such agreements and (ii) to be Completed at least one (1) month prior to the earliest expiration date of any Acceptable L/C supporting an Eligible Receivable relating to such item of Product which Eligible Receivable is included in the Borrowing Base and in any event, no later than the Maturity Date.

         SECTION 5.7 Music. When an item of Product has been scored, if requested by the Administrative Agent, deliver to the Administrative Agent within a reasonable period of time after such request (i) written evidence of the music synchronization rights, if any, obtained from the composer or the licensor of the music and (ii) copies of all music cue sheets with respect to such item of Product.

         SECTION 5.8 Copyrights and Trademarks. (a) As soon as practicable (but in the case of an item of Product, in no event later than 60 days after the initial release or broadcast of such item of Product and in the case of a screenplay, in no event later than the date on which the Credit Parties must comply with Section 5.20 hereof with respect to the item of Product to be based on such screenplay), to the extent (i) any Credit Party is or becomes the copyright proprietor thereof or otherwise acquires a copyrightable interest and
(ii) any Credit Party acquires any trademark, service mark, trade name or service name, take any and all actions necessary to register the copyright for such item of Product or such trademark, service mark, trade name or service name, in the name of such Credit Party (subject to a Lien in favor of the Administrative Agent for the benefit of itself, the Canadian Agent, the Issuing Bank and the Lenders pursuant to the Copyright Security Agreement and the Trademark Security Agreement) in conformity with the laws of the United States, Canada and such other jurisdictions as the

Administrative Agent may reasonably specify, and immediately deliver to the Administrative Agent (i) written evidence of the registration of any and all such copyrights for inclusion in the Collateral under this Credit Agreement and
(ii) a Copyright Security Agreement Supplement or a Trademark Security Agreement relating to such item or such trademark, service mark, trade name or service name, executed by such Credit Party.

                  (b) Obtain instruments of transfer or other documents evidencing the interest of any Credit Party with respect to the copyright relating to items of Product in which such Credit Party is not entitled to be the initial copyright proprietor and any trademark, service mark, trade name or service name which such Credit Party acquires, and promptly record such instruments of transfer on the United States Copyright Register or the United States Trademark Register and such other jurisdictions as the Administrative Agent may specify.

         SECTION 5.9 Books and Records. (a) Maintain or cause to be maintained at all times true and complete books and records of its financial operations and provide the Administrative Agent and its representatives access to such books and records and to any of its properties or assets upon reasonable notice and during regular business hours in order that the Administrative Agent may make such audits and examinations and make abstracts from such books, accounts, records and other papers pertaining to the Collateral (including, but not limited to, Eligible Receivables included in the Borrowing Base) and upon notification to the Credit Parties, permit the Administrative Agent or its representatives to discuss the affairs, finances and accounts with, and be advised as to the same by the Credit Parties' officers and independent accountants, all as the Administrative Agent may deem appropriate for the purpose of verifying the accuracy of the Borrowing Base Certificates and the various other reports delivered by any Credit Party to the Administrative Agent, the Canadian Agent, the Issuing Bank and/or the Lenders pursuant to this Credit Agreement or for otherwise ascertaining compliance with this Credit Agreement or any other Fundamental Document.

                  (b) If, prior to an Event of Default, the Administrative Agent wishes to confirm with account debtors and other payors the amounts and terms of any or all Eligible Receivables, Other Domestic Receivables or Other Foreign Receivables (in each case, both on and off balance sheet) included in the Borrowing Base, the Administrative Agent will so notify the Credit Parties. The Administrative Agent agrees to have such confirmation made through the Credit Parties' auditors. If for any reason such auditors fail to proceed with the confirmations in a timely matter, the Administrative Agent may, upon notice to the Credit Parties of such failure, proceed to make such confirmations directly with account debtors and other payors unless the Credit Parties cure such failure within ten (10) Business Days of such notice. Each of the Credit Parties hereby agrees that, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall be entitled to confirm directly with account debtors and other payors, the amounts and terms of all accounts receivable and/or Eligible Receivables.

         SECTION 5.10 Third Party Audit Rights. On a quarterly basis, notify the Administrative Agent of, and at all times allow the Administrative Agent access to the results of, all audits conducted by any Credit Party of any third party licensee under any agreement with respect to any item of Product included in the Collateral or of any partnership, or joint venture. The Credit Parties will exercise their audit rights with respect to any such third party licensees, partnerships and joint ventures upon the reasonable request of the Administrative Agent to the extent that the Credit Parties shall have the right to conduct such audits. After an Event of Default has occurred and is continuing, the Administrative Agent shall have the right to exercise through any Credit Party, such Credit Party's right to audit any obligor under an agreement with respect to any item of Product included in the Collateral.

         SECTION 5.11 Observance of Agreements. Duly observe and perform all material terms and conditions of all material agreements with respect to the production, distribution and/or exploitation of items of Product and diligently protect and enforce the rights of the Credit Parties under all such agreements in a manner consistent with prudent business judgment and subject to the terms and conditions of such agreements.

         SECTION 5.12 Laboratories; No Removal. To the extent any Credit Party has control over, or rights to receive, any of the Physical Materials relating to any item of Product, deliver or cause to be delivered to a Laboratory or Laboratories all negative and preprint material, master tapes and all sound track materials with respect to each such item of Product and deliver to the Administrative Agent a fully executed Pledgeholder Agreement with respect to such materials. To the extent that any Credit Party has only rights of access to preprint material or master tapes and has not created duplicate materials sufficient to exploit its rights and has not stored such duplicate materials at a Laboratory that has delivered a Pledgeholder Agreement to the Administrative Agent, then the Credit Parties will deliver to the Administrative Agent a fully executed Laboratory Access Letter covering such materials. Prior to requesting any such Laboratory to deliver such negative or other preprint or sound track material or master tapes to another Laboratory, any such Credit Party shall provide the Administrative Agent with a Pledgeholder Agreement or Laboratory Access Letter, as appropriate, executed by such other Laboratory and all other parties to such Pledgeholder Agreement (including the Administrative Agent). Each Credit Party hereby agrees not to deliver or remove or cause the delivery or removal of the original negative and film or sound materials or master tapes with respect to any item of Product owned by such Credit Party or in which such Credit Party has an interest (i) to a location outside the United States or Canada or such other jurisdiction as may be approved by the Administrative Agent in its discretion or (ii) to any state or jurisdiction where UCC-1, CCQ or PPSA financing statements (or in the case of jurisdictions outside the United States and Canada, documentation similar in purpose and effect satisfactory to the Administrative Agent) have not been filed against such Credit Party.

                  (a) During production of any item of Product produced by any Credit Party, such Credit Party shall promptly deliver the daily rushes for such item of Product to the appropriate Laboratory.

                  (b) With respect to items of Product Completed after the Closing Date, on at least a quarterly basis, deliver to the Administrative Agent and the Laboratories which are signatories to Pledgeholder Agreements a revised schedule of Product on deposit with such Laboratories.

         SECTION 5.13 Taxes and Charges; Indebtedness in Ordinary Course of Business. Duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears (after giving effect to applicable extensions), all taxes, assessments, levies and other governmental charges, imposed upon any Credit Party or its properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies which if unpaid might by law become a Lien upon any property of any Credit Party; provided, however, that any such tax, assessment, levy or charge need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Credit Party shall have set aside on its books reserves (the presentation of which is segregated to the extent required by GAAP) adequate with respect thereto if reserves shall be deemed necessary; and provided, further, that such Credit Party will pay all such taxes, assessments, levies or other governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor. Each of the Credit Parties will promptly pay when due, or in conformance with customary trade terms, all other obligations incident to its operations.

         SECTION 5.14 Liens. Defend the Collateral (including, without limitation, the Pledged Securities) against any and all Liens howsoever arising, other than Permitted Encumbrances, and in any event defend against any attempted foreclosure.

         SECTION 5.15 Further Assurances; Security Interests. (a) Upon the request of the Administrative Agent, duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be necessary or desirable in the reasonable judgment of the Administrative Agent to carry out the provisions and purposes of this Credit Agreement and the other Fundamental Documents.

                  (b) Upon the request of the Administrative Agent, promptly execute and deliver or cause to be executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be appropriate in the reasonable judgment of the Administrative Agent, to provide the Administrative Agent for the benefit of the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders a first perfected Lien in the Collateral and any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement and the filing of termination statements for each of the Liens indicated on Schedule 6.2 hereof for which the underlying obligation is no longer outstanding) for filing under the provisions of the UCC, the PPSA and the rules and regulations thereunder, or any other Applicable Law, and perform or cause to be performed such other ministerial acts which are reasonably necessary or advisable, from time to time, in order to grant and maintain in favor of the Administrative Agent for the benefit of itself, the Canadian Agent, the Issuing Bank and the Lenders the security interest in the Collateral contemplated hereunder and under the other Fundamental Documents, subject only to Permitted Encumbrances.

                  (c) Promptly undertake to deliver or cause to be delivered to the Administrative Agent and the Lenders from time to time such other documentation, consents, authorizations and approvals in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent shall deem reasonably necessary or advisable to perfect or maintain the Liens of the Administrative Agent for the benefit of itself, the Canadian Agent, the Issuing Bank and the Lenders.

         SECTION 5.16 ERISA and Canadian Plan Compliance and Reports. (a) Furnish to the Administrative Agent (i) as soon as possible, and in any event within thirty (30) days after any executive officer of a Credit Party has knowledge that (A) any Reportable Event with respect to any U.S. Plan has occurred, a statement of an executive officer of the Credit Party, setting forth on behalf of such Credit Party details as to such Reportable Event and the action which it proposes to take with respect thereto, together with a copy of the notice, if any, required to be filed of such Reportable Event given to the PBGC or (B) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard or an extension of any amortization period under Section 412 of the Code with respect to a U.S. Plan or Multiemployer Plan has been or is proposed to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, proceedings have been instituted to terminate a U.S. Plan if such U.S. Plan is subject to Title IV of ERISA, a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan, or any such Credit Party or ERISA Affiliate will incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a U.S. Plan subject to Title IV of ERISA or Multiemployer Plan under Sections 4062, 4063, 4201 or 4204 of ERISA, a statement of an executive officer of the Credit Party, setting forth details as to such event and the action the applicable Credit Party proposes to take with respect thereto, (ii) promptly upon reasonable request of the Administrative Agent, copies of each annual and other report with respect to each U.S. Plan and (iii) promptly after receipt thereof, a copy of any notice any Credit Party or ERISA Affiliate may receive from the PBGC relating to the PBGC's intention to terminate any U.S. Plan subject to Title IV of ERISA or to appoint a trustee to administer any U.S. Plan subject to Title IV of ERISA.

                  (b) Furnish to the Administrative Agent (i) as soon as possible, and in any event within thirty (30) days after any executive officer of a Credit Party has knowledge that (A) any default or violation under a Canadian Plan by any Credit Party or any Subsidiary of any Credit Party or by any other party to any Canadian Plan has occurred or any contribution or premium required to be paid to or in respect of any Canadian Plan has not been paid in a timely fashion in accordance with the terms thereof and all Applicable Law or any taxes, penalties or fees are owing or exigible under any Canadian Plan beyond the date permitted for payment of same, a statement of an executive officer of the Credit Party, setting forth on behalf of such Credit Party details as to such default or violation and the action which it proposes to take with respect thereto, together with a copy of the notice, if any, required to be filed with respect thereto given to any Governmental Authority under Applicable Law, or (B) a Credit Party has received any notice from any Person questioning or challenging the establishment, registration, qualification, administration or investment of a Canadian Plan in compliance with the terms thereof and all Applicable Law (other than in respect of any claim related solely to that Person), there is any proceeding, action, suit or claim (other than routine claims for benefits) pending or threatened involving any Canadian Plan or its assets, or facts exist which could reasonably be expected to give rise to any such proceeding, action, suit or claim (other than routine claims for benefits), an event has occurred respecting any Canadian Plan which would entitle any Person (without the consent of the Borrowers) to wind-up or terminate any Canadian Plan, in whole or in part, or which could reasonably be expected to adversely affect the tax status thereof, a going concern unfunded actuarial liability, past service unfunded liability or solvency deficiency exists with respect to any Canadian Plan, or there has been an improper withdrawal or transfer of assets from any Canadian Plan, a statement of an executive officer of the Credit Party, setting forth details as to such event and the action the applicable Credit Party proposes to take with respect thereto, (ii) promptly upon reasonable request of the Administrative Agent, copies of each annual and other report with respect to each Canadian Plan and any and all amendments to each Canadian Plan, and (iii) promptly after receipt thereof, a copy of any notice any Credit Party may receive from any Governmental Authority relating to such Governmental Authority's intention to terminate or wind-up any Canadian Plan.

         SECTION 5.17 Subsidiaries. Prior to any (i) Inactive Subsidiary becoming active or (ii) Unrestricted Subsidiary becoming a Credit Party after the date hereof and promptly after formation or acquisition of any new Subsidiary other than an Inactive Subsidiary (but in any event prior to commencement of operations by such Subsidiary), the Credit Parties shall cause such Inactive Subsidiary, former Unrestricted Subsidiary or new Subsidiary, as applicable, to deliver to the Administrative Agent an Instrument of Assumption and Joinder duly executed by such Subsidiary, appropriate UCC-1 or PPSA financing statements or Hypothec executed by such Subsidiary, and to the extent the stock of such Subsidiary has not previously been pledged to the Administrative Agent (for the benefit of the Lenders), the stock certificates of such Subsidiary together with undated stock powers executed in blank and organizational documents to the extent set forth in Section 4.1 hereof, and written opinions of counsel in form and substance reasonably satisfactory to the Administrative Agent.

         SECTION 5.18 Environmental Laws. Promptly notify the Administrative Agent upon any Credit Party becoming aware of any violation or potential violation or non-compliance with, or liability or potential liability under any Environmental Laws which, when taken together with all other pending violations would reasonably be expected to have a Material Adverse Effect, and promptly furnish to the Administrative Agent all notices of any nature which any Credit Party may receive from any Governmental Authority or other Person with respect to any violation, or potential violation or non-compliance with, or liability or potential liability under any Environmental Laws which, in any case or when taken together with all such other notices, could reasonably be expected to have a Material Adverse Effect.

                  (a) Comply with and use reasonable efforts to ensure compliance by all tenants and subtenants with all Environmental Laws, and obtain and comply in all respects with and maintain and use best efforts to ensure that all tenants and subtenants obtain and comply in all respects with and maintain any and all licenses, approvals, registrations or permits required by Environmental Laws, except where failure to do so would not have a Material Adverse Effect.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under all Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities, except where failure to do so would not have a Material Adverse Effect. Any order or directive whose lawfulness is being contested in good faith by appropriate proceedings shall be considered a lawful order or directive when such proceedings, including any judicial review of such proceedings, have been finally concluded by the issuance of a final non-appealable order; provided, however, that the appropriate Credit Party shall have set aside on its books reserves (the presentation of which is segregated to the extent required by GAAP) adequate with respect thereto if reserves shall be deemed necessary.

                  (c) Defend, indemnify and hold harmless the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to the violation of or non-compliance by any Credit Party with any Environmental Laws, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable external attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses, but excluding therefrom all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses arising out of or resulting from (i) the gross negligence or willful acts or willful misconduct of any indemnified party or (ii) any acts or omissions of any indemnified party occurring after any indemnified party is in possession of, or controls the operation of, any property or asset.

         SECTION 5.19 Use of Proceeds. Use the proceeds of (a) the Term Loans to
(i) finance, in part, the Acquisition and (ii) refinance indebtedness of the Borrowers and Artisan in connection with the Acquisition and (b) the Revolving Credit Loans to (i) finance in part, the Acquisition, (ii) refinance existing indebtedness of the Borrowers and Artisan in connection with the Acquisition,
(iii) finance the development, production, distribution or acquisition of intellectual properties including feature films, television and video product and/or rights therein or thereto and (iii) for other general corporate purposes, including acquisitions.

         SECTION 5.20 Uncompleted Items of Product. With respect to each item of Product or seasonal order of a television series for which any Credit Party has Production Exposure in the amount of US$3,000,000 or more and for each Designated Picture (regardless of budget size), deliver to the Administrative Agent, not later than (A) in the case of an item of Product being produced by or under the control of any Credit Party, five (5) days prior to the commencement of principal photography of such item of Product or such earlier date on which the first Borrowing is made with respect to such item of Product under a Special Production Tranche and (B) in the case of an item of Product being acquired from a third party or through a co-production which is not controlled by a Credit Party, five (5) days prior to payment by any Credit Party of any portion of the cost of such item of Product (other than a down payment of 10% or less of the Production Exposure for an item of Product), each of the following to the extent applicable (it being understood that for purposes of clause (B) clause (1) below shall not be applicable.

                                    (1)      the budget and cash flow schedule
for such item of Product,

                                    (2)      a schedule identifying all
agreements executed in connection with such item of Product, which provide for deferments of compensation or participations (as distinguished from residuals), in either case, payable by any Credit Party from its share of revenues,

                                    (3)      copies of such of the foregoing
agreements as the Lenders may reasonably request,

                                    (4)      certificates or binders of
insurance with respect to such item of Product (and policies of insurance if requested by the Administrative Agent and provided such policies are in the Credit Parties' possession or are otherwise available to the Credit Parties), including all forms of insurance coverage required by Section 5.5 hereof,

                                    (5)      copies of all instruments of
transfer or other instruments (in recordable form) ("Chain of Title" documents) necessary to establish, to the reasonable satisfaction of the Administrative Agent, in the appropriate Credit Party ownership of sufficient rights under copyright in the literary properties upon which such item of Product is to be based to enable such Credit Party to produce and/or distribute such item of Product and to grant the Administrative Agent the security interests therein which are contemplated by this Credit Agreement and the other Fundamental Documents which Chain of Title documents shall evidence to the Administrative Agent's satisfaction the Credit Party's rights in, and with respect to, such item of Product,

                                    (6)      evidence of the registration in the
name of, or the transfer to, a Credit Party of the copyright in the item of Product and/or the literary and other properties upon which the item of Product is to be based (all as required by Section 5.8 hereof) and an executed Copyright Security Agreement Supplement with respect to such item of Product or such literary and other properties (as applicable),

                                    (7)      in the case of: (a) an item of
Product being produced by or under the control of any Credit Party, to the extent not already covered by an existing Pledgeholder Agreement, executed Pledgeholder Agreement(s) with respect to such item of Product; provided, however, that if a Credit Party has granted a Lien in such item of Product to secure outside production financing in accordance with Section 6.2(n) hereof, no Pledgeholder Agreement shall be required until such time as the outside production financier has released such Lien; or (b) an item of Product being acquired from a third party or through a co-production which is not controlled by a Credit Party, to the extent not already covered by an existing Laboratory Access Letter, executed Laboratory Access Letter(s) with respect to such item of Product.

                                    (8)      a copy of any Notice of Assignment
and Irrevocable Instructions executed in connection with any receivable to which the Credit Party is entitled with respect to such item of Product.

         SECTION 5.21 Negative Cost Statements. If requested by the Administrative Agent, with respect to each item of Product having a Production Exposure of US$3,000,000 or more which is produced by or under the control of any Credit Party and each Designated Picture deliver to the Administrative Agent, within thirty (30) days after each such item of Product is Completed (and after the last episode of the season for a television series has been Completed), a tentative negative cost statement, and within 120 days after each such item of Product is Completed (and after the last episode of the season for a television series has been Completed), a final negative cost statement.

         SECTION 5.22 Distribution Agreements, Acceptable L/C's, Etc.

                  (a) Deliver to the Administrative Agent to be held as part of the Collateral, promptly upon receipt thereof, the originals of all Acceptable L/C's (including any amendments thereto) which are received by a Credit Party (whether pursuant to a Distribution Agreement or otherwise) after the date hereof.

                  (b) Furnish to the Administrative Agent quarterly (i) a list in the form of Schedule 3.17 hereto of all material Distribution Agreements executed during the preceding quarter and all material amendments to existing Distribution Agreements which amendments were executed during the preceding quarter and (ii) copies of all Notices of Assignment and Irrevocable Instructions (to the extent at the time required by Section 8.3 hereof) executed during the preceding quarter.

                  (c) From time to time (i) furnish to the Administrative Agent such information and reports regarding the Distribution Agreements to which any Credit Party is a party as the Administrative Agent may reasonably request and (ii) upon the occurrence and continuation of an Event of Default and the reasonable request of the Administrative Agent, make to the other parties to a Distribution Agreement to which any Credit Party is a party such demands and requests for information and reports or for action as the Credit Party is entitled to make under each such Distribution Agreement.

                  (d) Take all action on its part to be performed necessary to effect timely payments under all Acceptable L/C's, including, without limitation, timely preparation, acquisition and presentation of all documents, drafts or other instruments required to effect payment thereunder.

         SECTION 5.23 Completion Guaranty. Obtain a Completion Guaranty for (a) any item of Product (other than a made-for-television Product) for which any Credit Party has a current financial exposure (as opposed to a Negative Pick-up Obligation) or is otherwise subject to the economic risk of Completion if the Production Exposure exceeds US$5,000,000 for any individual item of Product or which would result in the aggregate Production Exposure exceeding US$15,000,000 for all such items of Product which are not covered by a Completion Guaranty and
(b) any made-for-television movie for which any Credit Party has direct production funding responsibility (and excluding game shows, reality shows and talk shows) for which the Production Exposure exceeds US$5,000,000 or is otherwise required by the Administrative Agent in its discretion.

         SECTION 5.24 Security Agreements with the Guilds. Furnish to the Administrative Agent duly executed copies of (i) each security agreement relating to an item of Product entered into by a Credit Party with any guild and
(ii) an intercreditor agreement (in form and substance satisfactory to the Administrative Agent) from the applicable guild with respect to the security interest and other rights granted to it pursuant to each such security agreement delivered to the Administrative Agent pursuant to clause (i) above.

6.       NEGATIVE COVENANTS

                  From the date hereof and for so long as the Commitments shall be in effect, any amount shall remain outstanding under the Notes, any Bankers' Acceptance or Letter of Credit shall remain outstanding or any monetary Obligation then due and payable shall remain unpaid or unsatisfied, each Credit Party agrees that, unless the Required Lenders shall otherwise consent in writing, it will not and will not allow any of its Subsidiaries (other than the Unrestricted Subsidiaries) to:

         SECTION 6.1 Limitations on Indebtedness and Preferred Equity Interests. Incur, create, assume or suffer to exist any preferred stock, preferred membership interest or Indebtedness or permit any partnership or joint venture in which any Credit Party is a general partner to incur, create, assume or suffer to exist any Indebtedness or preferred partnership interest other than:

                  (a) the Indebtedness represented by the Notes and the other Obligations;

                  (b)      Guaranties permitted pursuant to Section 6.3 hereof;

                  (c) Indebtedness in respect of secured purchase money financing (or its Quebec equivalent), including Capital Leases, to the extent permitted by Section 6.2(d) not to exceed US$3,000,000 at any one time outstanding;

                  (d) Indebtedness in respect of inter-company advances constituting Investments permitted under Section 6.4(v); and

                  (e) existing Indebtedness listed on Schedule 6.1 hereto which is not required to be repaid pursuant to Section 4.1(m), but no increases, extensions or renewals thereof;

                  (f) Indebtedness incurred by a Credit Party that is a Special Purpose Producer which is non-recourse to any other Credit Party except to the extent of a Negative Pick-up Obligation, Program Acquisition Guarantee or short-fall guarantee; provided, however that the Borrowers may seek such outside production financing only if the Lenders have first been offered, for a period of not less than 15 days from notice to the Administrative Agent of such production financing, the opportunity to provide such financing and none of the Lenders shall have agreed to provide such financing on market terms and provided, further that the applicable Credit Party shall provide the Administrative Agent a description of the terms of such production financing within a reasonable time after entering into such production financing;

                  (g) liabilities relating to profit participations (including payments to the Sellers of the Box Office Contingent Payments on the terms set forth in the Merger Agreement), deferments and guild residuals arising in the ordinary course of business in connection with the production or acquisition of Product;

                  (h)      Subordinated Debt;

                  (i) unsecured liabilities for acquisitions of rights or Product incurred in the ordinary course of business, which are not otherwise prohibited hereunder;

                  (j) Indebtedness of a Person which becomes a Subsidiary of LGEC after the Closing Date provided (i) such Indebtedness existed at the time the Person became a Subsidiary and was not created in anticipation of the acquisition of such Person, (ii) immediately after giving effect to the acquisition of such Person by a Credit Party, no Default or Event of Default shall have occurred and be continuing and (iii) such Indebtedness is non-recourse to the Borrowers or any other Credit Party (other than such Person);

                  (k)      Permitted Preferred Stock;

                  (l) Indebtedness to the Bank of Montreal in an amount no greater than C$30,000,000 provided, that (i) either (x) such Indebtedness is recourse only to the Lions Gate Vancouver studio listed on Schedule 3.24 hereto or (y) the Credit Party who is the borrower of such Indebtedness is treated as an Unrestricted Subsidiary for purposes of Sections 6.4, 6.5, 6.7 and 6.12 hereof and (ii) any additional proceeds of such Indebtedness remaining after the existing Indebtedness to the Bank of Montreal is refinanced is paid to a Credit Party;

                  (m) Replication Advances not to exceed $55,000,000 in the aggregate at any one time outstanding, which may be secured on a subordinated basis and which are otherwise on terms and conditions acceptable to the Administrative Agent in its discretion, or bridge financing related thereto;

                  (n) Indebtedness secured solely by liens on Acceptable Tax Credits which is non-recourse to any Credit Party other than customary representations and warranties pursuant to documentation satisfactory to the Administrative Agent;

                  (o) liabilities related to contingent payments in respect of the Excluded Assets to the Sellers on the terms set forth in the Merger Agreement; and

                  (p) other Indebtedness not to exceed US$5,000,000 in the aggregate at any one time outstanding.

         SECTION 6.2 Limitations on Liens. Incur, create, assume or suffer to exist any Lien on any of the Collateral, whether now owned or hereafter acquired, except:

                  (a) the Liens of the Administrative Agent (for the benefit of the Administrative Agent, the Canadian Agent the Issuing Bank and the Lenders) under this Credit Agreement, the other Fundamental Documents and any other document contemplated hereby or thereby;

                  (b) Liens to secure any Subordinated Debt on terms and conditions satisfactory to the Administrative Agent;

                  (c)      existing Liens listed on Schedule 6.2 hereof;

                  (d) Liens securing Indebtedness not to exceed US$3,000,000 at any one time outstanding granted to the vendor or Person financing the acquisition of property, plant or equipment if (i) the Lien is limited to the particular assets acquired; (ii) the Indebtedness secured by the Lien does not exceed the acquisition cost of the particular assets acquired and
(iii) such transaction does not otherwise violate this Credit Agreement;

                  (e) Liens pursuant to written security agreements (in form and substance acceptable to the Administrative Agent) in favor of guilds or unions which are required pursuant to collective bargaining agreements; provided, however, that either (i) each such guild has entered into an intercreditor agreement with the Administrative Agent reasonably satisfactory to the Administrative Agent in all respects or
(ii) the Administrative Agent has perfected its security interest in the applicable Credit Party's rights in the item of Product to which such Liens relate prior to any guilds or unions perfecting its security interest and the Borrowers have used their best efforts to obtain an intercreditor agreement;

                  (f) Liens to secure distribution, exhibition and/or exploitation rights of licensees pursuant to Distribution Agreements or of licensors from whom any Credit Party has obtained any distribution rights or other exploitation rights to any item of Product or Liens to secure production advances on an item of Product which Liens, in each case, are on terms satisfactory to the Administrative Agent; provided, however, that each such licensee has entered into an intercreditor agreement with the Administrative Agent reasonably satisfactory to the Administrative Agent in all respects;

                  (g) deposits under worker's compensation, unemployment insurance and social security and similar laws or to secure statutory obligations or surety, appeal, performance or other similar bonds incurred in the ordinary course of business (other than completion guaranties) or to secure performance as lessee under leases of real or personal property and other obligations of a like nature, in each case incurred in the ordinary course of business;

                  (h) Liens customarily granted or incurred in the ordinary course of business with regard to services rendered by laboratories and post-production houses, record warehouses and suppliers of materials and equipment which secure outstanding trade payables in amounts not exceeding US$10,000,000 in the aggregate;

                  (i) Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are timely commenced (and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed)) and as to which appropriate reserves have been established in accordance with GAAP;

                  (j) Liens for taxes, assessments or other governmental charges or levies (i) not yet due or (ii) due and payable, the validity or amount of which is currently being contested in good faith by appropriate proceedings pursuant to the terms of Section 5.13 hereof;

                  (k) possessory Liens (other than those of laboratories and production houses) which (i) occur in the ordinary course of business, (ii) secure normal trade debt which is not yet due and payable and (iii) do not secure Indebtedness;

                  (l) customary Liens in favor of Approved Completion Guarantors granted in connection with Completion Guaranties;

                  (m) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights with respect to deposit accounts of the Credit Parties;

                  (n) Liens granted by a Credit Party that is a Special Purpose Producer to secure outside production financing otherwise permitted hereunder;

                  (o) Liens on the property or assets of a Person which becomes a Subsidiary of a Credit Party after the Closing Date securing Indebtedness permitted under Section 6.1 hereof provided that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation of the acquisition of such Person, (ii) any such Lien does not by its terms cover any property or assets after the time such Person becomes a Subsidiary which were not covered immediately prior thereto, and (iii) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time such Person becomes a Subsidiary;

                  (p) reversion or turnaround rights with respect to a project in development provided, that any such right terminates by the date on which the Credit Parties must comply with Section 5.20 hereof with respect to the item of Product to be based, in whole or in part, on such development project;

                  (q) easements, servitudes, rights of way, restrictions, minor defects or irregularities in title and other similar encumbrances on real property which do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of business of the Credit Parties;

                  (r) Liens to secure the Indebtedness permitted by Section 6.1(l) hereof provided that such Liens are limited solely to the Lions Gate Vancouver studio listed on Schedule 3.24 hereto;

                  (s)      Liens to secure Replication Advances permitted by
Section 6.1(m) on terms and conditions satisfactory to the Administrative Agent;

                  (t) Liens securing the obligations of certain subsidiaries of Artisan in connection with the AFI Facility provided that the secured party of such Liens shall have entered into an intercreditor agreement in form and substance satisfactory to the Agent;

                  (u) Liens on Acceptable Tax Credits to secure indebtedness permitted by Section 6.1(n) hereof; and

                  (v) other Liens securing other Indebtedness not to exceed US$2,000,000 in the aggregate at any one time outstanding.

         SECTION 6.3 Limitation on Guarantees. Provide any Guaranty, either directly or indirectly, except (i) Negative Pickup Obligations and minimum guarantees to acquire items of Product in the ordinary course of business to the extent otherwise permitted under Section 6.26, (ii) Guarantees of the obligations of Special Purpose Producers under talent agreements for the provision of services related to the production of items of Product, provided that such obligations are included within the Credit Party's Production Exposure for each such item of Product, (iii) Guarantees to the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders in accordance with Article 9 hereof, (iv) existing Guarantees listed on Schedule 6.3 hereto, (v) Guarantees by one Credit Party of the obligations of another Credit

Party to the extent otherwise permitted hereunder, including short-fall guarantees in connection with outside production financing permitted pursuant to
Section 6.1(f) hereof, (vi) a Guarantee by Lions Gate Entertainment Corp. guaranteeing the Indebtedness permitted by Section 6.1(l) hereof provided that such Guarantee is limited to an amount no greater than C$15,000,000 and is otherwise on terms and conditions acceptable to the Administrative Agent, (vii) subordinated guarantees of Replication Advances permitted hereunder, (viii) guarantees of the obligations of Artisan in connection with the AFI Facility;
(ix) LGEC's guarantee of the obligations of LGEI pursuant to the Convertible Senior Subordinated Notes and (x) other guarantees not to exceed US$2,000,000 in the aggregate outstanding at any one time.

         SECTION 6.4 Limitations on Investments. Create, make or incur any Investment other than (i) as part of the Special Production Tranche, (ii) to acquire Product in the ordinary course of business to the extent otherwise permitted under Section 6.26 and the other provisions hereof, (iii) nominal investments in Special Purpose Producers, (iv) purchase of Cash Equivalents, (v) inter-company advances among Credit Parties, (vi) Investments as of the Closing Date set forth on Schedule 6.4, (vii) Guarantees permitted pursuant to Section 6.3, (viii) Investments of any Credit Party in its existing Subsidiaries that are Credit Parties and the acquisition or creation of new Subsidiaries in accordance with Section 6.32 hereof, (ix) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers, customers or other debtors or in settlement of delinquent obligations arising in the ordinary course of business, (x) loans or advances to employees in the ordinary course of business (such as travel advances), (xi) promissory notes or other debt obligations received in connection with asset dispositions permitted hereunder, (xii) Investments in connection with co-production otherwise permissible hereunder, (xiii) loans or other advances to officers or employees of the Credit Parties for the purpose of purchasing Equity Interests in the Credit Parties in an amount not to exceed US$1,000,000 in the aggregate,
(xiv) Investments of up to US$10,000,000 in a joint venture formed for the purpose of acquiring and licensing music publishing rights, (xv) other Investments not to exceed US$3,000,000 in the aggregate outstanding at any one time; provided, however, that the Borrowers may increase the amount of such additional permitted Investments by up to $25 million at any such time as the Leverage Ratio is less than 1.5 to 1, provided that (x) no Default or Event of Default shall be continuing after giving effect on a pro forma basis to any such Investments and (y) the additional $25 million available for such Investments shall be reduced by any amounts used by the Borrowers to buy-back stock to the extent permitted under Section 6.5(xiv) hereof or to increase the amount of acquisitions permitted under Section 6.7(b) hereof and (xvi) Investments in AFI to the extent permitted under Section 6.5 (xi) hereof.

         SECTION 6.5 Restricted Payments. Pay or declare or enter into any agreement to pay or otherwise become obligated to make any Restricted Payment, other than (i) dividends or distributions payable solely in additional shares of common stock of LGEC, (ii) conversion of Permitted Preferred Stock into common stock of LGEC, (iii) dividends on Permitted Preferred Stock which are paid solely in additional shares of Permitted Preferred Stock, provided that cash dividends on Permitted Preferred Stock that was issued prior to the execution of the Merger Agreement will be permitted so long as at the time of such payment and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (iv) payments (a) for the repurchase, redemption, acquisition, cancellation or other retirement for value of the Equity Interests of LGEC held by former managers and employees of a Credit Party or its Subsidiaries (or their estates or beneficiaries under their estates) upon the death, disability, retirement or termination of employment of any such former managers or former employees, (b) to terminate options to purchase stock of LGEC owned by former managers and employees of a Credit Party or its Subsidiaries (or their estate or beneficiaries under their estates) upon the death, disability, retirement or termination of employment of any such former manager or former employee of such Credit Party or its Subsidiaries or (c) on promissory notes or other obligations representing the unpaid repurchase, redemption, acquisition or cancellation price for Equity Interests of LGEC owned by such former managers and employees of such Credit Party and its Subsidiaries, in an amount not to exceed US$1,000,000 in the aggregate for (a),(b) and (c), but, in each case, only if no Default or Event of Default is in existence or would be caused thereby, (v) payments to a Credit Party by another Credit Party which is not a Borrower, (vi) payments to the Borrowers from any other Credit Party, (vii) stock buy-backs (a) in an amount not to exceed $25,000,000 in the aggregate at any such time as the Leverage is less than 1.5 to 1; provided, that
(x) no Default or Event of Default shall be continuing after giving effect on a pro forma basis to such stock buy-backs and (y) the maximum amount of permitted stock buy-backs shall be reduced by the portion, if any, of such $25,000,000 used by the Borrowers to increase the amount of additional Investments permitted under Section 6.4(xv) hereof or acquisitions permitted under Section 6.7(b) hereof and (b) in addition to amounts permitted under clause (vii)(a) of this paragraph, in an amount not to exceed $10 million provided that the Borrowers use such additional $10 million to buy back stock within 4 and a half months of the Closing Date and provided further that no Default or Event of Default shall be continuing after giving effect on a pro forma basis to such stock buy-backs,
(viii) payments but not prepayments of interest and principal on the Convertible Senior Subordinated Notes and payments and/or prepayments of interest and principal on the Vialta Note, in each case on the terms set forth in the applicable documents and that no Default or Event of Default shall be continuing after giving effect on a pro forma basis to such payments, (ix) repayment of any Replication Advance by way of application of a specified portion of the per unit replication or processing charges or by reason of the Credit Parties' failure to fulfill minimum replication commitments as specified in the governing terms and conditions as approved in accordance with Section 6.1(m) hereof, (x) repayment of a Replication Advance with proceeds of another Replication Advance obtained in accordance with Section 6.1(m) hereof and (xi) payments to the equity holders of AFI to retire the certificates provided that the amount of such payment (which in no event shall exceed US$1,600,000) and the terms thereof shall be acceptable to the Administrative Agent.

         SECTION 6.6 Limitation on Leases. Create, incur or assume any commitment to make, any direct or indirect payment, whether as rent or otherwise, under any lease, rental or other arrangement for the use of real and/or personal property (excluding Capital Leases and amounts properly included in the Budgeted Negative Cost of an item of Product) if immediately thereafter the aggregate of all such payments that shall be payable by a Credit Party and any of their Subsidiaries during any twelve consecutive months would exceed US$5,000,000.

         SECTION 6.7 Consolidation, Merger, Sale or Purchase of Assets, etc.

                  (a) Whether in one transaction or a series of transactions, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of any item of Product, or any capital stock of any Subsidiary or any of its other property, stock or assets or agree to do or suffer any of the foregoing, except for: (i) the merger by any solvent Guarantor (other than the Borrowers) into or the transfer of all of its assets to the Borrowers or another Guarantor if after such merger no Default or Event of Default exists; (ii) licenses for the distribution, exhibition or other exploitation of Product pursuant to Distribution Agreements entered into in the ordinary course of business; (iii) outright sales of Product within the ordinary course of business (i.e., no library sales); (iv) outright sales of non-film assets sold for fair market value, provided that the value of the assets sold represents no more than 5% of the Consolidated Capital Base in any one year and no more than 10% of the Consolidated Capital Base during the term of this Agreement provided that any Net Cash Proceeds received by any Credit Party pursuant to this clause (iv) hereof shall be used to prepay the Loans in accordance with Section 2.12(c); (v) sales or other dispositions of equipment in the ordinary course of business which are obsolete or no longer useful in the operation of the businesses of the Borrowers or their Subsidiaries; and (vi) sales of Product to Christal Films Distribution Inc. which have been produced using subsidies provided by Telefilm Canada, provided that the value of such Product does not exceed $2,000,000 in the aggregate; provided, however, that nothing in this Agreement shall prevent LGEC from performing a stock split or a reverse stock split or issuing new common shares; and

                  (b) Purchase or otherwise acquire any film or television library or all or substantially all of the stock or assets of any Person, other than (i) if any such transaction involves a Credit Party that is a Subsidiary of LGEI but does not involve LGEI, then such Subsidiary must be the surviving entity in any such transaction, and (ii) acquisitions for which the cash consideration does not exceed the lesser of (A) US$15,000,000 and (B) the amount of the Borrowing Base which would be attributable to the acquired assets upon closing of such acquisition; provided, however that (x) no Default or Event of Default shall be continuing upon giving effect on a pro forma basis to any such acquisition and (y) the aggregate cash consideration paid for all acquisitions made in reliance on the exception set forth in clause (iii) above shall not exceed US$30,000,000; provided, however, that the Borrowers may increase the amounts permitted to be used for acquisitions hereunder by up to $25,000,000 at any such time as the Leverage Ratio is less than 1.5 to 1; provided, that (x) no Default or Event of Default shall be continuing after giving effect on a pro forma basis to any such acquisition and (y) the additional $25,000,000 available for such acquisitions shall be reduced by any amounts used by the Borrowers to buy-back stock to the extent permitted under Section 6.5(vii) hereof or to increase the Investments permitted under Section 6.4(xv) hereof.

         SECTION 6.8 Receivables. Sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to any Credit Party except for the purpose of collection in the ordinary course of business.

         SECTION 6.9 Sale and Leaseback. Except in connection with the AFI Facility, enter into any arrangement with any Person or Persons, whereby in contemporaneous transactions any Credit Party sells essentially all of its right, title and interest in an item of Product and acquires or licenses the right to distribute or exploit such item of Product in media and markets accounting for substantially all the value of such item of Product, other than
(i) any such arrangement involving an item of Product which does not impair the collateral position of the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders and is evidenced by documentation acceptable to the Administrative Agent and (ii) a sale-leaseback of the Borrower's physical studio facilities which (w) generates net proceeds of at least US$25,000,000, (x) has a minimum lease term of at least seven (7) years,
(y) requires lease payments of no more than US$2,500,000 in any year, and (z) is otherwise on terms and conditions satisfactory to the Administrative Agent.

         SECTION 6.10 Places of Business; Change of Name. Change the location of its chief executive office or principal place of business or any of the locations where it keeps any portion of the Collateral or its books and records with respect to the Collateral or change its name without in each case (i) giving the Administrative Agent ten (10) days written notice following such change and (ii) filing any additional Uniform Commercial Code financing statements, and such other documents requested by the Administrative Agent to maintain perfection of the security interest of the Administrative Agent for the benefit of the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders in the Collateral.

         SECTION 6.11 Limitations on Capital Expenditures. Make, or incur any obligation to make, Capital Expenditures (excluding expenditures to produce or acquire items of Product) for all Credit Parties and their Subsidiaries in excess of (x) US$5,000,000 for any fiscal year which to the extent unused may be carried over to subsequent fiscal years and (y) US$15,000,000 in the aggregate from and after the Closing Date.

         SECTION 6.12 Transactions with Affiliates. Enter into any transaction with any of its Affiliates (other than any transaction which is solely among Credit Parties or with Cinegroup Corporation, Christal Films Distribution Inc., Christal Films Productions Inc. or CinemaNow) other than the loan evidenced by the promissory note between FHCL, LLC and Artisan unless such transaction occurs in the ordinary course of business on an arms'-length basis (and if involving more than US$500,000, is specifically approved by adoption of a resolution approving each such transaction adopted by the Board of Directors of each Credit Party involved).

         SECTION 6.13 Business Activities. The Credit Parties will not engage in any business activities other than (i) development, production, distribution and acquisition of theatrical motion pictures, video product and television programming and other specialized entertainment product, (ii) operation of physical production facilities and (iii) other entertainment and media-related business activities that involve aggregate expenditures of no more than US$10,000,000 from and after the Closing Date.

         SECTION 6.14 Fiscal Year End. Change its fiscal year end to other than March 31, in each year.

         SECTION 6.15 Overhead Expense. Permit the sum of all aggregate allocated and unallocated overhead expenses of LGEC and its Consolidated Subsidiaries in any fiscal year less any overhead expenses allocated to restructuring costs (including, without limitation, costs in connection with severance payments) incurred within the first twelve months following the Acquisition to exceed (w) US$50,000,000 for the fiscal year ending March 31, 2004, (x) US$50,000,000 for the fiscal year ending March 31, 2005 and (y) thereafter, 110% of the maximum amount permitted for the immediately preceding fiscal year.

         SECTION 6.16 Consolidated Capital Base. Permit Consolidated Capital Base at the end of any quarter to be less than the sum of (i) 85% of the Consolidated Capital Base as of the Closing Date after giving effect to the Acquisition, plus (ii) 75% of all net new equity invested in LGEC after the Closing Date, plus (iii) 50% of Consolidated Net Income, if positive, for each fiscal year ending after the Closing Date and prior to the date at which compliance is being determined.

         SECTION 6.17 Leverage Ratio. Permit the ratio (the "Leverage Ratio") of
(i) the sum, determined as of the end of each rolling four-quarter period indicated to below, of Consolidated Senior Debt plus Subordinated Debt plus Off-Balance Sheet Commitments plus the remaining estimated cost to Complete all items of Product in production (without double-counting any amounts included in Off Balance Sheet Commitment) less all Off-Balance Sheet Receivables and Borrowing Base credits which relate to items of Product which are the subject of such Off-Balance Sheet Commitments or estimated cost to Complete for items of Product in production (but not more with respect to any particular Picture than the related amount of Off-Balance Sheet Commitments) and/or estimated cost to complete to (ii) Consolidated Net Income plus non-cash charges (e.g., amortization of capitalized film costs and financing costs), for each such rolling four-quarter period, to be above 3.5 to 1 for the rolling four-quarter period ending September 30, 2004, 2 to 1 for the rolling four-quarter periods ending December 31, 2004, March 31, 2005, June 30, 2005, September 30, 2005 and December 31, 2005, and 1.5 to 1 for the rolling four-quarter periods ending March 31, 2006 and the end of each period thereafter provided, that for the quarters ending December 31, 2003 through June 30, 2004, the Borrowers shall not be required to maintain any Leverage Ratio.

         SECTION 6.18 Unused Availability. For the quarters ending December 31, 2003 through June 30, 2004, permit the Unused Availability to be less than US$25,000,000, where "Unused Availability" means the lesser of (i) the Total U.S. Dollar Revolving Credit Commitment plus the Total Canadian Dollar Credit Commitment and (ii) the amount by which the Borrowing Base exceeds the aggregate principal amount of all U.S. Dollar Loans then outstanding plus the then-current L/C Exposure plus the U.S. Dollar Equivalent of the aggregate principal amount of all Canadian Dollar Loans then outstanding plus the U.S. Dollar Equivalent of the then-current BA Exposure plus the unused portion of the Special Tranche for all Designated Picture that have not yet been Completed.

         SECTION 6.19 Liquidity Ratio. Permit the ratio (the "Liquidity Ratio") of (i) all projected known cash sources (including cash on hand and borrowings under the Credit Agreement (taking into account projected Borrowing Base availability), cash receipts from operations and overhead reimbursements) to
(ii) all projected known cash uses (including debt service, amounts to be spent to acquire film inventory, print and advertising expenses, overhead, and all other cash expenditures), all as determined as of each quarter end and as projected in good faith for the ensuing 12 months, to be less than 1.1 to 1.

         SECTION 6.20 Fixed Charges Coverage Ratio. Permit the ratio (the "Fixed Charges Coverage Ratio"), determined as of the end of each rolling four-quarter period, of (i) Library Revenue to (ii) the sum of Total Interest (excluding non-cash interest expense) plus dividends actually paid (other than dividends consisting of shares of common stock in LGEC or Permitted Preferred Stock) plus all required payments of principal (other than payments to

Cinerenta GmbH or its affiliates in connection with films produced by Cinerenta GmbH or its affiliates for the Borrowers or their subsidiaries as distributor) plus capital expenditures plus overhead, to be below 1.5 to 1 beginning with the period ending September 30, 2004 and the end of each period thereafter.

         SECTION 6.21 Film Spending Ratio. Permit the ratio (the "Film Spending Ratio") of (i) the sum of all revenue (to be determined on an ultimate basis) payable to a Credit Party and attributable to items of Product in their first exploitation cycle and that have prints and advertising expenses of at least $2,000,000 to (ii) the aggregate negative cost and print and advertising expenditures attributable to such items of Product and incurred by a Credit Party (other than financing charges and overhead charges), all as determined on a rolling basis for the last ten Completed items of Product which have completed their initial theatrical exhibition cycle, to be less than 1 to 1.

         SECTION 6.22 Prohibitions of Amendments and Waivers. Amend, alter, modify, terminate or waive, or consent to any amendment, alteration, modification or waiver of the terms of LGEC's Series A Preferred Shares or any material agreement to which any Credit Party is a party in any material respect or in any manner adverse to the Lenders.

         SECTION 6.23 Amortization Method. Permit the method of amortization of film\television inventory currently used to be changed unless required under GAAP.

         SECTION 6.24 No Further Negative Pledge. Except with respect to prohibitions against other encumbrances on specific property encumbered to secure payment of particular Indebtedness (which Indebtedness relates solely to such specific property, and improvements and accretions thereto, and is otherwise permitted hereby), enter into any agreement (other than this Agreement, the Fundamental Documents and the existing Indebtedness listed on
Schedule 6.1(b) and any refinancings thereof permitted pursuant to Section 6.1),
(i) prohibiting the creation or assumption of any Lien to secure the payment of the Indebtedness and Obligations hereunder and any Indebtedness or obligation incurred in connection with the refinancing of the Indebtedness hereunder, upon the properties or assets of the Borrowers or any of their Subsidiaries (other than the Unrestricted Subsidiaries), whether now owned or hereafter acquired or
(ii) requiring an obligation to be secured if obligations under this Agreement (or any obligation incurred in connection with the refinancing of any obligation hereunder) are secured.

         SECTION 6.25 Development Costs. Permit development costs, including pilots (which neither have been sold, written off nor allocated to an item of Product for which active preproduction has commenced) to exceed U.S.$5,000,000 in the aggregate or U.S.$1,000,000 for any item of Product.

         SECTION 6.26 Additional Limitation on Production and Acquisition of Product.

                  (a) Produce or acquire any item of Product (other than a television series) after the Closing Date with a Production Exposure in excess of US$20,000,000 without the Administrative Agent's approval.

                  (b) (i) Commence active preproduction for any television series in respect of which a Credit Party has direct production funding responsibility or (ii) incur any obligation to pay a Program Acquisition Guarantee with respect to any television series, unless, in the case of both (i) and (ii), Production Exposure for such item of Product does not exceed US$1,750,000 per episode.

                  (c) Make any Program Acquisition Guarantees or commence active preproduction for any made-for-television Product (other than game shows, reality based shows and talk shows) in respect of which a Credit Party has direct production funding responsibility, unless the total of (i) the license fee payable (or previously paid) by an Acceptable Domestic Account Debtor or an Acceptable Major Account Debtor and (ii) the fees payable (or previously paid) in connection with foreign pre-sales for such item of Product (the terms of which are acceptable to the Required Lenders), in each case payable no later than delivery of such item of Product, is an amount equal to at least 70% of the Production Exposure for such item of Product.

                  (d) Commence active preproduction for any made-for-television Product (including both MOW's and television series) for which a Credit Party has direct production funding responsibility or incur a Program Acquisition Guaranty which would result in the cumulative aggregate deficit on all made-for-television Product for which any Credit Party has begun active preproduction or incurred a Program Acquisition Guaranty (other than television series which have been picked up for at least a third full season by an Acceptable Domestic Account Debtor or an Acceptable Major Account Debtor or which have been completely written off) to exceed 10% of the Consolidated Capital Base. For purposes of making the foregoing computation, the cumulative deficit for any item of Product shall equal the actual cost of such programming reduced by the gross amount of any cash sales (including pre-sales), license fees and Canadian government subsidies.

                  (e) In connection with a game show, reality-based show or talk show, no Credit Party shall incur a Program Acquisition Guaranty or commence active preproduction for any such show for which a Credit Party has direct production responsibility with a Production Exposure unless the aggregate domestic and foreign pre-sales for such items of Product equals 90% of such excess Production Exposure.

         SECTION 6.27 Bank Accounts. After the date hereof, open or maintain any bank account other than (a) accounts maintained at any of the Lenders, (b) accounts maintained at financial institutions approved by the Administrative Agent and listed on Schedule 6.26, or (c) a Production Account, as to which the Administrative Agent shall have received notice.

         SECTION 6.28 ERISA Compliance. Engage in a "prohibited transaction", as defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any U.S. Plan or

Multiemployer Plan or knowingly consent to any other "party in interest" or any "disqualified person", as such terms are defined in Section 3(14) or ERISA and
Section 4975(e)(2) of the Code, respectively, engaging in any "prohibited transaction", with respect to any U.S. Plan or Multiemployer Plan; or permit any U.S. Plan to incur any "accumulated funding deficiency", as defined in Section 302 of ERISA or Section 412 of the Code, unless such incurrence shall have been waived in advance by the Internal Revenue Service; or terminate any U.S. Plan subject to Title IV of ERISA in a manner which could result in the imposition of a Lien on any property of any Credit Party pursuant to Section 4068 of ERISA; or breach or knowingly permit any employee or officer or any trustee or administrator of any U.S. Plan to breach any fiduciary responsibility imposed under Title I of ERISA with respect to any U.S. Plan; engage in any transaction which would result in the incurrence of a liability under Section 4069 of ERISA; or fail to make contributions to a U.S. Plan or Multiemployer Plan which could result in the imposition of a Lien on any property of any Credit Party pursuant to Section 302(f) of ERISA or Section 412(n) of the Code, if the occurrence of any of the foregoing events (alone or in the aggregate) would result in a liability which has a Material Adverse Effect.

         SECTION 6.29 Hazardous Materials. Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance in all material respects with all applicable Environmental Laws, nor release, discharge, dispose of or permit or suffer any release or disposal as a result of any intentional act or omission on its part of Hazardous Materials onto any such property or asset in violation of any Environmental Law.

         SECTION 6.30 Use of Proceeds of Loans and Requests for Letters of Credit. Use the proceeds of Loans or request any Letter of Credit hereunder other than for the purposes set forth in, and as required by, Section 5.19 hereof.

         SECTION 6.31 Interest Rate Protection Agreements, etc. Enter into any Interest Rate Protection Agreement or Currency Agreement for other than bona fide hedging purposes.

         SECTION 6.32 Subsidiaries. Acquire or create any new direct or indirect Subsidiary; provided, however, that a Credit Party may incorporate additional Subsidiaries if each such Subsidiary executes an Instrument of Assumption and Joinder in the form attached hereto as Exhibit L whereby such Subsidiary becomes a Credit Party hereunder and the certificates representing 100% of the shares of capital stock of such Subsidiary held by such Credit Party become part of the Pledged Securities hereunder and are delivered to the Administrative Agent together with stock powers for each such certificate executed in blank.

         SECTION 6.33 AFI Facility. Until such time as all obligations under the AFI Facility have been indefeasibly paid in full, release any of the collateral securing the loans made thereunder.

7.       EVENTS OF DEFAULT

                  In the case of the happening and during the continuance of any of the following events (herein called "Events of Default"):

                  (a) any representation or warranty made by a Credit Party in this Credit Agreement or any other Fundamental Document to which it is a party or any statement or representation made by a Credit Party in any report, financial statement, certificate or other document furnished to the Administrative Agent or any Lender pursuant to this Credit Agreement or any other Fundamental Document, shall prove to have been false or misleading in any material respect when made or delivered;

                  (b) default shall be made in the payment of principal of the Notes or any amounts due with respect to the Bankers' Acceptances as and when due and payable, whether by reason of maturity, mandatory prepayment, acceleration or otherwise;

                  (c) default shall be made in the payment of interest on the Notes, Commitment Fees or other monetary Obligations, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise and such default shall continue unremedied for five (5) Business Days;

                  (d) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Sections 5.4 or
5.19 or Article 6 of this Agreement;

                  (e) failure to submit any financial statements and reports as required pursuant to Section 5.1 hereof, including the Borrowing Base Certificate, to the Administrative Agent within ten (10) Business Days of the date such statement or report was due pursuant to the terms of this Credit Agreement; provided, however, that a failure to deliver a Borrowing Base Certificate when due shall not constitute an Event of Default if and for so long as there are no Loans or Letters of Credit outstanding.

                  (f) default shall be made by any Credit Party in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Credit Agreement or any other Fundamental Document, and such default shall continue unremedied for thirty (30) days after the applicable Credit Party or receives notice or obtains knowledge of such occurrence;

                  (g) default shall be made with respect to any payment of any Indebtedness of any Credit Party in excess of US$2,000,000 in the aggregate (other than the Obligations) when due, or in the performance of any other obligation incurred in connection with any such Indebtedness if the effect of such non-payment default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity and such default shall not be remedied, cured, waived or consented to within the period of grace with respect thereto; provided, however, that in the case of a default in connection with Indebtedness incurred by a Credit Party that is a Special Purpose Producer, there shall be no Event of Default hereunder unless such default continues unremedied for ten (10) business days;

                  (h) any Credit Party shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any Credit Party shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or any Credit Party shall take any action to authorize, or in contemplation of, any of the foregoing;

                  (i) any involuntary case, proceeding or other action against any Credit Party shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of sixty (60) days;

                  (j) final judgment(s) for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against any Credit Party and within thirty (30) days from the entry of such judgment shall not have been paid or otherwise discharged or stayed pending appeal or shall not have been discharged within thirty (30) days from the entry of a final order of affirmance on appeal;

                  (k) (i) failure by any Credit Party or ERISA Affiliate to make any contributions required to be made to a U.S. Plan subject to Title IV of ERISA or Multiemployer Plan, (ii) any accumulated funding deficiency (within the meaning of Section 4971 of the Code) shall exist with respect to any U.S. Plan (whether or not waived), (iii) the present value of all benefits under all U.S. Plans subject to Title IV of ERISA (based on those assumptions used to fund such U.S. Plans) exceeds, in the aggregate, as of the last annual valuation date applicable thereto, the actuarial value of the assets of such U.S. Plans allocable to such benefits, (iv) any Credit Party or ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan, or that a Multiemployer Plan is in reorganization or is being terminated, (v) a Reportable Event with respect to a U.S. Plan shall have occurred, (vi) the withdrawal by any Credit Party or ERISA Affiliate from a U.S. Plan during a plan year in which it was a substantial employer (within the meaning of section 4001(a)(2) or 4062(e) of ERISA), (vii) the termination of a U.S. Plan subject to Title IV of ERISA, or the filing of a notice of intent to terminate a U.S. Plan under section 4041(c) of ERISA, (viii) the institution of proceedings to terminate, or the appointment of a trustee with respect to, a U.S. Plan subject to Title IV of ERISA by the PBGC, (ix) any other event or condition which could constitute grounds under section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any U.S. Plan subject to Title IV of ERISA, or (x) the imposition of a Lien pursuant to section 412 of the Code or section 302 of ERISA as to any Credit Party or ERISA Affiliate;

                  (l) A contribution or premium required to be paid to or in respect of any Canadian Plan is not paid in a timely fashion in accordance with the terms thereof and all Applicable Law, or taxes, penalties or fees are owing or exigible under any Canadian Plan beyond the date permitted for payment of same;

                  (m) A proceeding, action, suit or claim (other than routine claims for benefits) is commenced or instituted involving any Canadian Plan or its assets;

                  (n) An event with respect to any Canadian Plan which would entitle any Person (without the consent of the applicable Credit Party) to wind-up or terminate any Canadian Plan, in whole or in part, or which could reasonably be expected to adversely affect the tax status thereof, shall occur;

                  (o) A going concern unfunded actuarial liability, past service unfunded liability or solvency deficiency shall exist with respect to any Canadian Plan;

                  (p) An improper withdrawal or transfer of assets from any Canadian Plan shall occur; or

                  (q) this Credit Agreement, the Copyright Security Agreement, any Copyright Security Agreement Supplement, any Trademark Security Agreement or any Hypothec (each a "Security Document") shall, for any reason, not be or shall cease to be in full force and effect or shall be declared null and void or any of the Security Documents shall not give or shall cease to give the Administrative Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Administrative Agent for the benefit of the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders, superior to and prior to the rights of all third Persons and subject to no other Liens (other than Permitted Encumbrances), or the validity or enforceability of the Liens granted, to be granted, or purported to be granted, by any of the Security Documents shall be contested by any Credit Party or any of their respective Affiliates, provided that no such defect in the Security Documents shall give rise to an Event of Default under this paragraph (q) unless such defect shall affect Collateral that is or should be subject to a Lien in favor of the Administrative Agent having an aggregate value in excess of US$100,000;

                  (r) the occurrence of any "Retraction Event" as defined in the prospectus dated December 20, 1999 relating to the Series A Preferred Shares.

                  (s)      a Change in Management shall occur;

                  (t)      a Change in Control shall occur;

then, in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may, or if directed by the Required Lenders, shall, take any or all of the following actions, at the same or different times: (x) terminate forthwith the Commitments, (y) declare the principal of and the interest on the Loans and the Notes and all other amounts payable hereunder or thereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest, notice of acceleration or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or in the Notes to the contrary notwithstanding and/or (z) require the Borrowers to deliver to the Administrative Agent and the Canadian Agent, respectively, from time to time, Cash Equivalents in an amount equal to the full amount of L/C Exposure and BA Exposure or to furnish other security therefor acceptable to the Required Lenders. If an Event of Default specified in paragraph (h) or (i) above shall have occurred, the Commitments shall automatically terminate and the principal of, and interest on, the Loans and the Notes and all other amounts payable hereunder and thereunder shall automatically become due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or the Notes to the contrary notwithstanding. Such remedies shall be in addition to any other remedy available to the Administrative Agent, the Issuing Bank or the Lenders pursuant to Applicable Law or otherwise.

8.       GRANT OF SECURITY INTEREST; REMEDIES

         SECTION 8.1 Security Interests. Each of the Borrowers, as security for the due and punctual payment of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of any Borrower whether or not post filing interest is allowed in such proceeding) and each of the Guarantors, as security for its obligations under Article 9 hereof, hereby mortgages, pledges, assigns, transfers, sets over, conveys and delivers to the Administrative Agent (for the benefit of the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders) and grant to the Administrative Agent (for the benefit of the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders) a security interest in the Collateral.

         SECTION 8.2 Use of Collateral. So long as no Event of Default shall have occurred and be continuing, and subject to the various provisions of this Credit Agreement and the other Fundamental Documents, a Credit Party may use the Collateral in any lawful manner except as otherwise provided hereunder.

         SECTION 8.3 Collection Accounts. The Credit Parties will establish a lockbox arrangement and related bank accounts (each, a "Collection Account") with any of the Lenders and will direct, by Notice of Assignment and Irrevocable Instructions, all Persons (other than theatrical exhibitors) who become licensees, buyers or account debtors under receivables with respect to any item of Product included in the Collateral to make payments under or in connection with the license agreements, sales agreements or receivables directly to the appropriate lockbox or Collection Account. So long as no Event of Default is continuing, the Borrowers shall have the right to withdraw any funds from time to time on deposit in the Collection Accounts. Upon agreement between the Administrative Agent and the Credit Parties, a Collection Account maintained at the Administrative Agent may also serve as the Cash Collateral Account, provided that such Collection Account is in the name of the Administrative Agent (for the benefit of itself, the Canadian Agent, the Issuing Bank and the Lenders) and is under the sole dominion and control of the Administrative Agent.

                  (a) The Credit Parties will execute such documentation as may be required by the Administrative Agent in order to effectuate the provisions of this Section 8.3.

                  (b) In the event a Credit Party receives payment from any Person or proceeds under an Acceptable L/C, which payment should have been remitted directly to the appropriate lockbox or Collection Account, such Credit Party shall promptly remit such payment or proceeds to the appropriate Collection Account to be applied in accordance with the terms of this Credit Agreement.

         SECTION 8.4 Credit Parties to Hold in Trust. Upon the occurrence and during the continuance of an Event of Default, each of the Credit Parties will, upon receipt by it of any revenue, income, profits or other sums in which a security interest is granted by this Article 8, payable pursuant to any agreement or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the sum or instrument in trust for the Administrative Agent (for the benefit of itself, the Canadian Agent, the Issuing Bank and the Lenders), segregate such sum or instrument from their own assets and forthwith, without any notice, demand or other action whatsoever (all notices, demands, or other actions on the part of the Administrative Agent, the Canadian Agent, the Issuing Bank or the Lenders being expressly waived), endorse, transfer and deliver any such sums or instruments or both, to the Administrative Agent to be applied to the repayment of the Obligations in accordance with the provisions of Section 8.7 hereof.

         SECTION 8.5 Collections, etc. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, in its sole discretion, in its name (on behalf of the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders) or in the name of any Credit Party or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no obligation so to do, or the Administrative Agent may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, any Credit Party. The Administrative Agent will not be required to take any steps to preserve any rights against prior parties to the Collateral. If any Credit Party fails to make any payment or take any action required hereunder, the Administrative Agent may make such payments and take all such actions as the Administrative Agent reasonably deems necessary to protect the Administrative Agent's (on behalf of the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders) security interests in the Collateral and/or the value thereof, and the Administrative Agent is hereby authorized (without limiting the general nature of the authority herein above conferred) to pay, purchase, contest or compromise any Liens that in the judgment of the Administrative Agent appear to be equal to, prior to or superior to the security interests of the Administrative Agent (on behalf of the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders) in the Collateral (other than Permitted Encumbrances) and any Liens not expressly permitted by this Credit Agreement.

         SECTION 8.6 Possession, Sale of Collateral, etc. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may enter upon the premises of any Credit Party or wherever the Collateral may be, and take possession of the

Collateral, and may demand and receive such possession from any Person who has possession thereof, and the Administrative Agent may take such measures as it deems necessary or proper for the care or protection thereof, including the right to remove all or any portion of the Collateral, and with or without taking such possession may sell or cause to be sold, whenever the Administrative Agent, shall decide, in one or more sales or parcels, at such prices as the Administrative Agent may deem appropriate, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at any broker's board or at public or private sale, without demand of performance but with 10 days' written notice to the Credit Parties of the time and place of any such public sale or sales (which notice the Credit Parties hereby agree is reasonable) and with such other notices as may be required by Applicable Law and cannot be waived, and none of the Administrative Agent, the Canadian Agent, the Issuing Bank nor any of the Lenders shall have any liability should the proceeds resulting from a private sale be less than the proceeds realizable from a public sale, and the Administrative Agent, the Canadian Agent, the Issuing Bank, the Lenders or any other Person may be the purchaser of all or any portion of the Collateral so sold and thereafter hold the same absolutely, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of any Credit Party, any such demand, notice, claim, right or equity being hereby expressly waived and released. At any sale or sales made pursuant to this
Article 8, the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders may bid for or purchase, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of any Credit Party, any such demand, notice, claim, right or equity being hereby expressly waived and released, any part of or all of the Collateral offered for sale, and may make any payment on account thereof by using any claim for moneys then due and payable to the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders by any Credit Party hereunder as a credit against the purchase price. The Administrative Agent shall in any such sale make no representations or warranties with respect to the Collateral or any part thereof, and none of the Administrative Agent, the Canadian Agent, the Issuing Bank nor any of the Lenders shall be chargeable with any of the obligations or liabilities of any Credit Party. Each Credit Party hereby agrees
(i) that it will indemnify and hold the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders harmless from and against any and all claims with respect to the Collateral asserted before the taking of actual possession or control of the relevant Collateral by the Administrative Agent pursuant to this Article 8, or arising out of any act of, or omission to act on the part of, any Person (other than the Administrative Agent, the Canadian Agent, the Issuing Bank or Lenders) prior to such taking of actual possession or control by the Administrative Agent (whether asserted before or after such taking of possession or control), or arising out of any act on the part of any Credit Party or its Affiliates or agents before or after the commencement of such actual possession or control by the Administrative Agent; and (ii) none of the Administrative Agent, the Canadian Agent, the Issuing Bank nor any of the Lenders shall have any liability or obligation to any Credit Party arising out of any such claim except for acts of willful misconduct or gross negligence. Subject only to the lawful rights of third parties, any laboratory which has possession of any of the Collateral is hereby constituted and appointed by the Credit Parties as pledgeholder for the Administrative Agent (for the benefit of itself, the Canadian Agent, the Issuing Bank and the Lenders), and, upon the occurrence of an Event of Default, each such pledgeholder is hereby authorized (to the fullest extent permitted by Applicable Law) to sell all or any portion of the Collateral upon the order and direction of the Administrative Agent and each Credit Party hereby waives any and all claims, for damages or otherwise, for any action taken by such pledgeholder in accordance with the terms of the UCC not otherwise waived hereunder. In any action hereunder, the Administrative Agent shall be entitled if permitted by Applicable Law to the appointment of a receiver without notice, to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, upon the occurrence of an Event of Default, and during the continuation of such Event of Default, the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders shall be entitled to apply, without prior notice to any of the Credit Parties, any cash or cash items constituting Collateral in the possession of the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders to payment of the Obligations.

         SECTION 8.7 Application of Proceeds on Default. Upon the occurrence and during the continuance of an Event of Default, the balances in the Chase Clearing Account, the Collection Account(s), the Cash Collateral Account(s) or in any other account of any Credit Party with a Lender, all other income on the Collateral, and all proceeds from any sale of the Collateral pursuant hereto shall be applied first toward payment of the reasonable out-of-pocket costs and expenses paid or incurred by the Administrative Agent in enforcing this Credit Agreement, in realizing on or protecting any Collateral and in enforcing or collecting any Obligations or any Guaranty thereof, including, without limitation, court costs and the reasonable attorney's fees and expenses incurred by the Administrative Agent, then to satisfy or provide cash collateral for all Obligations relating to the Letters of Credit, and then to the indefeasible payment in full of the Obligations in accordance with Section 12.2(b) hereof; provided, however, that, the Administrative Agent may in its discretion and with the consent of the Required Lenders, apply funds comprising the Collateral to pay the cost (i) of completing any item of Product owned in whole or in part by any Credit Party in any stage of production and (ii) of making delivery to the distributors of such item of Product. Any amounts remaining after such indefeasible payment in full shall be remitted to the appropriate Credit Party or as a court of competent jurisdiction may otherwise direct.

         SECTION 8.8 Power of Attorney. Upon the occurrence and during the continuance of an Event of Default which is not waived in writing by the Required Lenders, (a) each Credit Party does hereby irrevocably make, constitute and appoint the Administrative Agent or any of its officers or designees its true and lawful attorney-in-fact with full power in the name of the Administrative Agent, such other Person or such Credit Party to receive, open and dispose of all mail addressed to any Credit Party, and to endorse any notes, checks, drafts, money orders or other evidences of payment relating to the Collateral that may come into the possession of the Administrative Agent with full power and right to cause the mail of such Persons to be transferred to the Administrative Agent's own offices or otherwise, and to do any and all other acts necessary or proper to carry out the intent of this Credit Agreement and the grant of the security interests hereunder and under the Fundamental Documents, and each Credit Party hereby ratifies and confirms all that the Administrative Agent or its substitutes shall properly do by virtue hereof; (b) each Credit Party does hereby further irrevocably make, constitute and appoint the Administrative Agent or any of its officers or designees its true and lawful attorney-in-fact in the name of the Administrative Agent or any Credit Party (i) to enforce all of such Credit Party's rights under and pursuant to all agreements with respect to the Collateral, all for the sole benefit of the Administrative Agent for the benefit of the Administrative Agent, the Issuing Bank and the Lenders and to enter into such other agreements as may be necessary or appropriate in the judgment of the Administrative Agent to complete the production, distribution or exploitation of any item of Product which is included in the Collateral, (ii) to enter into and perform such agreements as may be necessary in order to carry out the terms, covenants and conditions of the Fundamental Documents that are required to be observed or performed by any Credit Party, (iii) to execute such other and further mortgages, pledges and assignments of the Collateral, and related instruments or agreements, as the Administrative Agent may reasonably require for the purpose of perfecting, protecting, maintaining or enforcing the security interests granted to the Administrative Agent for the benefit of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Fundamental Documents, and
(iv) to do any and all other things necessary or proper to carry out the intention of this Credit Agreement and the grant of the security interests hereunder and under the other Fundamental Documents. Each of the Credit Parties hereby ratifies and confirms in advance all that the Administrative Agent as such attorney-in-fact or its substitutes shall properly do by virtue of this power of attorney.

         SECTION 8.9 Financing Statements, Direct Payments. Each Credit Party hereby authorizes the Administrative Agent to file UCC and PPSA financing statements and any amendments thereto or continuations thereof, any Copyright Security Agreement, any Copyright Security Agreement Supplement, any Trademark Security Agreement, any Hypothec and any other appropriate security documents or instruments and to give any notices necessary or desirable to perfect the Lien of the Administrative Agent for the benefit of itself, the Issuing Bank and the Lenders on the Collateral, in all cases without the signature of any Credit Party or to execute such items as attorney-in-fact for any Credit Party; provided, that the Administrative Agent shall provide copies of any such documents or instruments to the Borrowers. Each Credit Party further authorizes the Administrative Agent to notify any account debtors that all sums payable to any Credit Party relating to the Collateral shall be paid directly to the Administrative Agent.

         SECTION 8.10 Further Assurances. Upon the request of the Administrative Agent, each Credit Party hereby agrees to duly and promptly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be necessary or proper, in the reasonable judgment of the Administrative Agent, to carry out the provisions and purposes of this Article 8 or to perfect and preserve the Liens of the Administrative Agent for the benefit of itself, the Issuing Bank, Canadian Agent and the Lenders hereunder and under the Fundamental Documents, in the Collateral or any portion thereof.

         SECTION 8.11 Termination and Release. The security interests granted under this Article 8 shall terminate when all Obligations have been indefeasibly fully paid and performed and the Commitments shall have terminated and all Letters of Credit shall have expired or been terminated or canceled. Upon request by the Credit Parties (and at the sole expense of the Credit Parties) after such termination, the Administrative Agent will take all reasonable action and do all things reasonably necessary, including, without limitation, executing UCC termination statements, Pledgeholder Agreement terminations, termination letters to account debtors and copyright releases, to terminate the security interest granted to it (for the benefit of the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders) hereunder.

         SECTION 8.12 Remedies Not Exclusive. The remedies conferred upon or reserved to the Administrative Agent in this Article 8 are intended to be in addition to, and not in limitation of, any other remedy or remedies available to the Administrative Agent. Without limiting the generality of the foregoing, the Administrative Agent, the Issuing Bank and the Lenders shall have all rights and remedies of a secured creditor under Article 9 of the UCC and under any other Applicable Law.

         SECTION 8.13 Quiet Enjoyment. The Administrative Agent, the Issuing Bank and the Lenders acknowledge and agree that their security interest hereunder is subject to the rights of Quiet Enjoyment (as defined below) of parties (which are not Affiliates of any Credit Party) to Distribution Agreements, whether existing on the date hereof or hereafter executed. For the purpose hereof, "Quiet Enjoyment" shall mean in connection with the rights of a licensee (which is not an Affiliate of any Credit Party) under a Distribution Agreement, the Administrative Agent, the Issuing Bank and the Lenders' agreement that their rights under this Credit Agreement and the other Fundamental Documents and in the Collateral are subject to the rights of such licensee to distribute, exhibit and/or to exploit the item of Product licensed to them under such Distribution Agreement, and to receive prints or tapes or have access to preprint material or master tapes in connection therewith and that even if the Lenders shall become the owner of the Collateral in case of an Event of Default, the Lenders' ownership rights shall be subject to the rights of said parties under such agreement, provided, however, that no default under the relevant Distribution Agreement shall be continuing which would entitle the licensor to terminate such Distribution Agreement. The Administrative Agent agrees that, upon the reasonable request of a Credit Party, it will provide written confirmation (in form reasonably acceptable to the Administrative Agent) of such rights of Quiet Enjoyment to licensees under the Distribution Agreements. None of the foregoing constitutes an agreement by the Administrative Agent, the Issuing Bank or the Lenders to the granting of any security interest to any Person under any Distribution Agreement, except as otherwise permitted pursuant to Section 6.2.

         SECTION 8.14 Continuation and Reinstatement. Each Credit Party further agrees that the security interest granted hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment or any part thereof of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, the Issuing Bank or the Lenders upon the bankruptcy or reorganization of any Credit Party or otherwise.

9.       GUARANTY

         SECTION 9.1 Guaranty. (a) Each Guarantor unconditionally and irrevocably guarantees to the Administrative Agent, the Canadian Agent, Issuing Bank and the Lenders the due and punctual payment by, and performance of, the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the obligor whether or not post filing interest is allowed in such proceeding). Each Guarantor further agrees that the Obligations may be increased, extended or renewed, in whole or in part, without notice or further assent from it (except as may be otherwise required herein), and it will remain bound upon this Guaranty notwithstanding any extension or renewal of any Obligation. Notwithstanding the foregoing and for purposes of clarification, Cinepix Films Inc. does not guarantee, in any manner, any obligations of, or in relation to, Lions Gate Films Corp.

                  (b) Each Guarantor waives presentation to, demand for payment from and protest to, as the case may be, any Credit Party or any other guarantor of any of the Obligations, and also waives notice of protest for nonpayment, notice of acceleration and notice of intent to accelerate. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of the Administrative Agent, the Canadian Agent, the Issuing Bank or the Lenders to assert any claim or demand or to enforce any right or remedy against any Borrower or any Guarantor or any other guarantor under the provisions of this Credit Agreement or any other agreement or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) the failure of the Administrative Agent, the Canadian Agent, the Issuing Bank or the Lenders to obtain the consent of the Guarantor with respect to any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of this Credit Agreement, the Notes or of any other agreement; (iv) the release, exchange, waiver or foreclosure of any security held by the Administrative Agent for the Obligations or any of them; (v) the failure of the Administrative Agent, the Canadian Agent, the Issuing Bank or the Lenders to exercise any right or remedy against any other Guarantor or any other guarantor of the Obligations; (vi) any bankruptcy, reorganization, liquidation, dissolution or receivership proceeding or case by or against either Borrower or other Credit Party, any change in the corporate existence, structure, ownership or control of either Borrower or other Credit Party (including any of the foregoing arising from any merger, consolidation, amalgamation, reorganization or similar transaction); or (vii) the release or substitution of any Guarantor or any other guarantor of the Obligations. Without limiting the generality of the foregoing or any other provision hereof (including, without limitation, Section 13.6 hereof), to the extent permitted by applicable law, each Guarantor hereby expressly waives any and all benefits which might otherwise be available to it under California Civil Code Sections 2799, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845, 2848, 2849, 2850, 2899 and 3433.

                  (c) Each Guarantor further agrees that this Guaranty is a continuing guaranty, shall secure the Obligations and any ultimate balance thereof, notwithstanding that the Borrowers or others may from time to time satisfy the Obligations in whole or in part and thereafter incur further Obligations, and that this Guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Administrative Agent, the Canadian Agent, the Issuing Bank or any Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Administrative Agent, the Canadian Agent, the Issuing Bank or any Lender in favor of any Borrower or any Guarantor, or to any other Person.

                  (d) Each Guarantor hereby expressly assumes all responsibilities to remain informed of the financial condition of the Borrowers, the Guarantors and any other guarantors of the Obligations and any circumstances affecting the Collateral or the Pledged Securities or the ability of the Borrowers to perform under this Credit Agreement.

                  (e) Each Guarantor's obligations under the Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations, the Notes or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. The Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders make no representation or warranty with respect to any such circumstances and have no duty or responsibility whatsoever to any Guarantor in respect to the management and maintenance of the Obligations or any collateral security for the Obligations.

         SECTION 9.2 No Impairment of Guaranty, etc. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (except payment and performance in full of the Obligations), including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent, the Canadian Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy under this Credit Agreement or any other agreement, by any waiver or modification of any provision hereof or thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law, unless and until the Obligations are paid in full, the Commitments have terminated and each outstanding Letter of Credit has expired or otherwise been terminated.

         SECTION 9.3 Continuation and Reinstatement, etc. Each Guarantor further agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, the Canadian Agent, the Issuing Bank or the Lenders upon the bankruptcy or reorganization of a Borrower or a Guarantor, or otherwise. In furtherance of the provisions of this Article 9, and not in limitation of any other right which the Administrative Agent, the Canadian Agent, the Issuing Bank or the Lenders may have at law or in equity against a Borrower, a Guarantor or any other Person by virtue hereof, upon failure of the Borrowers to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Administrative Agent on behalf of itself, the Canadian Agent, the Issuing Bank and/or the Lenders, forthwith pay or cause to be paid to the Administrative Agent for the benefit of itself, the Canadian Agent, the Issuing Bank and/or the Lenders (as applicable) in cash an amount equal to the unpaid amount of all the Obligations with interest thereon at a rate of interest equal to the rate specified in Section 2.9(a) hereof, and thereupon the Administrative Agent shall assign such Obligation, together with all security interests, if any, then held by the Administrative Agent in respect of such Obligation, to the Guarantors making such payment; such assignment to be subordinate and junior to the rights of the Administrative Agent on behalf of itself, the Canadian Agent, the Issuing Bank and the Lenders with regard to amounts payable by the Borrowers in connection with the remaining unpaid Obligations and to be pro tanto to the extent to which the Obligation in question was discharged by the Guarantor or Guarantors making such payments.

                  (a) All rights of a Guarantor against the Borrowers, arising as a result of the payment by such Guarantor of any sums to the Administrative Agent for the benefit of the Administrative Agent, the Canadian Agent, the Issuing Bank and/or the Lenders or directly to the Lenders hereunder by way of right of subrogation or otherwise, shall in all respects be subordinated and junior in right of payment to, and shall not be exercised by such Guarantor until and unless, the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to such Guarantor for the account of the Borrowers, such amount shall be held in trust for the benefit of the Administrative Agent, the Canadian Agent, segregated from such Guarantor's own assets, and shall forthwith be paid to the Administrative Agent on behalf of the Administrative Agent, the Canadian Agent, the Issuing Bank and/or the Lenders to be credited and applied to the Obligations, whether matured or unmatured.

         SECTION 9.4 Limitation on Guaranteed Amount etc. (a) Notwithstanding any other provision of this Article 9, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations under this Article 9 shall not be subject to avoidance under Section 548 of the Bankruptcy Code or to being set aside or annulled under any Applicable Law relating to fraud on creditors. In determining the limitations, if any, on the amount of any Guarantor's obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation or contribution which such Guarantor may have under this Article 9, any other agreement or Applicable Law shall be taken into account.

                  (b) Notwithstanding anything to the contrary contained herein, the Guaranty from any Credit Party that is a direct Subsidiary of LGEC and is incorporated under the Canada Business Corporations Act shall be deemed to be a Guaranty of the Obligations of LGEC.

10.      PLEDGE

         SECTION 10.1 Pledge. Each Pledgor, as security for the due and punctual payment of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of a Borrower whether or not post filing interest is allowed in such proceeding) in the case of the Borrowers and as security for its obligations under Article 9 hereof in the case of a Pledgor which is a Guarantor, hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Administrative Agent for the benefit of itself, the Canadian Agent, the Issuing Bank and the Lenders, a security interest in all Pledged Collateral now owned or hereafter acquired by it. On the Closing Date, the Pledgors shall deliver to the Administrative Agent the definitive instruments (if any) representing all Pledged Securities, accompanied by undated stock powers, duly endorsed or executed in blank by the appropriate Pledgor, and such other instruments or documents as the Administrative Agent or its counsel shall reasonably request.

         SECTION 10.2 Covenant. Each Pledgor covenants that as a stockholder of each of its respective Subsidiaries it will not take any action to allow any additional shares of common stock, preferred stock or other equity securities of any of its respective Subsidiaries or any securities convertible or exchangeable into common or preferred stock of such Subsidiaries to be issued, or grant any options or warrants, unless such securities are pledged to the Administrative Agent (for the benefit of itself, the Canadian Agent, the Issuing Bank and the Lenders) as security for the Obligations.

         SECTION 10.3 Registration in Nominee Name; Denominations. The Administrative Agent shall have the right (in its sole and absolute discretion) to hold the certificates representing any Pledged Securities (a) in its own name (on behalf of the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders) or in the name of its nominee or (b) in the name of the appropriate Pledgor, endorsed or assigned in blank or in favor of the Administrative Agent. The Administrative Agent shall have the right to exchange the certificates representing any of the Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Credit Agreement.

         SECTION 10.4 Voting Rights; Dividends; etc. (a) The appropriate Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Pledged Securities being pledged by it hereunder or any part thereof for any purpose not inconsistent with the terms hereof, at all times, except as expressly provided in paragraph (c) below.

                  (a) All dividends or distributions of any kind whatsoever (other than cash dividends or distributions paid while no Event of Default is continuing) received by a Pledgor, whether resulting from a subdivision, combination, or reclassification of the outstanding capital stock of the issuer or received in exchange for Pledged Securities or any part thereof or as a result of any merger, consolidation, acquisition, or other exchange of assets to which the issuer may be a party, or otherwise, shall be and become part of the Pledged Securities pledged hereunder and shall immediately be delivered to the Administrative Agent to be held subject to the terms hereof. All dividends and distributions which are received contrary to the provisions of this subsection
(b) shall be received in trust for the benefit of the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders, segregated from such Pledgor's own assets, and shall be delivered to the Administrative Agent.

                  (b) Upon the occurrence and during the continuance of an Event of Default and notice from the Administrative Agent of the transfer of such rights to the Administrative Agent, all rights of a Pledgor (i) to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to this Section and (ii) to receive and retain cash dividends and distributions shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and receive such cash dividends and distributions until such time as such Event of Default has been cured.

         SECTION 10.5 Remedies Upon Default. If an Event of Default shall have occurred and be continuing, the Administrative Agent, on behalf of itself, the Canadian Agent, the Issuing Bank and the Lenders, may sell the Pledged Securities, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate subject to the terms hereof or as otherwise provided in the UCC. The Administrative Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict to the full extent permitted by Applicable Law the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Securities for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale, the Administrative Agent shall have the right to assign, transfer, and deliver to the purchaser or purchasers thereof the Pledged Securities so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor. The Administrative Agent shall give the Pledgors ten (10) days' written notice of any such public or private sale, or sale at any broker's board or on any such securities exchange, or of any other disposition of the Pledged Securities. Such notice, in the case of public sale, shall state the time and place for such sale and, in the case of sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Securities, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and shall state in the notice of such sale. At any such sale, the Pledged Securities, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of the Pledged Securities if it shall determine not to do so, regardless of the fact that notice of sale of the Pledged Securities may have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Securities is made on credit or for future delivery, the Pledged Securities so sold shall be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Securities so sold and, in case of any such failure, such Pledged Securities may be sold again upon like notice. At any sale or sales made pursuant to this Section 10.5, the Administrative Agent (on behalf of itself, the Canadian Agent, the Issuing Bank and/or the Lenders) may bid for or purchase, free from any claim or right of whatever kind, including any equity of redemption, of the Pledgors, any such demand, notice, claim, right or equity being hereby expressly waived and released, any or all of the Pledged Securities offered for sale, and may make any payment on the account thereof by using any claim for moneys then due and payable to the Administrative Agent, the Canadian Agent, the Issuing Bank (to the extent it consents) or any consenting Lender by any Credit Party as a credit against the purchase price; and the Administrative Agent, the Canadian Agent, upon compliance with the terms of sale, may hold, retain and dispose of the Pledged Securities without further accountability therefor to any Pledgor or any third party (other than the Issuing Bank and/or the Canadian Agent and/or the Lenders). The Administrative Agent shall in any such sale make no representations or warranties with respect to the Pledged Securities or any part thereof, and shall not be chargeable with any of the obligations or liabilities of the Pledgors with respect thereto. Each Pledgor hereby agrees (i) it will indemnify and hold the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders harmless from and against any and all claims with respect to the Pledged Securities asserted before the taking of actual possession or control of the Pledged Securities by the Administrative Agent pursuant to this Credit Agreement, or arising out of any act of, or omission to act on the part of, any Person prior to such taking of actual possession or control by the Administrative Agent (whether asserted before or after such taking of possession or control), or arising out of any act on the part of any Pledgor, its agents or Affiliates before or after the commencement of such actual possession or control by the Administrative Agent and (ii) the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders shall have no liability or obligation arising out of any such claim. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and Pledged Securities under this Credit Agreement and to sell the Pledged Securities, or any portion thereof, pursuant to a judgment or decree of a court or courts having competent jurisdiction.

         SECTION 10.6 Application of Proceeds of Sale and Cash. The proceeds of sale of the Pledged Securities sold pursuant to Section 10.5 hereof shall be applied by the Administrative Agent on behalf of itself, the Issuing Bank and the Lenders as follows:

                           (i)      to the payment of all reasonable
out-of-pocket costs and expenses paid or incurred by the Administrative Agent in connection with such sale, including, without limitation, all court costs and the reasonable fees and expenses of counsel for the Administrative Agent in connection therewith, and the payment of all reasonable out-of-pocket costs and expenses paid or incurred by the Administrative Agent in enforcing this Credit Agreement, in realizing or protecting any Collateral and in enforcing or collecting any Obligations or any Guaranty thereof, including, without limitation, court costs and the reasonable attorney's fees and expenses incurred by the Administrative Agent in connection therewith;

                           (ii)     to satisfy or provide cash collateral for
all Obligations relating to the Letters of Credit; and

                           (iii)    to the indefeasible payment in full of the
Obligations in accordance with Section 12.2(b) hereof;

provided, however, that the Administrative Agent may in its discretion apply funds comprising the Collateral to pay the cost (i) of completing any item of Product owned in whole or in part by any Credit Party in any stage of production and (ii) of making delivery to the distributors of such item of Product. Any amounts remaining after such indefeasible payment in full shall be remitted to the appropriate Pledgor, or as a court of competent jurisdiction may otherwise direct.

         SECTION 10.7 Securities Act, etc. In view of the position of each Pledgor in relation to the Pledged Securities pledged by it, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as amended, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being hereinafter called the "Federal Securities Laws"), with respect to any disposition of the Pledged Securities permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws may very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Securities, and may also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities may dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or any part of the Pledged Securities under applicable Blue Sky or other state securities laws, or similar laws analogous in purpose or effect.

Under Applicable Law, in the absence of an agreement to the contrary, the Administrative Agent may perhaps be held to have certain general duties and obligations to a Pledgor to make some effort towards obtaining a fair price even though the Obligations may be discharged or reduced by the proceeds of a sale at a lesser price. Each Pledgor waives to the fullest extent permitted by Applicable Law any such general duty or obligation to it, and the Pledgors and/or the Credit Parties will not attempt to hold the Administrative Agent responsible for selling all or any part of the Pledged Securities at an inadequate price, even if the Administrative Agent shall accept the first offer received or does not approach more than one possible purchaser. Without limiting the generality of the foregoing, the provisions of this Section 10.7 would apply if, for example, the Administrative Agent were to place all or any part of the Pledged Securities for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Pledged Securities for its own account, or if the Administrative Agent placed all or any part of the Pledged Securities privately with a purchaser or purchasers.

         SECTION 10.8 Continuation and Reinstatement. Each Pledgor further agrees that its pledge hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, the Issuing Bank or the Lenders upon the bankruptcy or reorganization of any Pledgor or otherwise.

         SECTION 10.9 Termination. The pledge referenced herein shall terminate when all Obligations shall have been indefeasibly fully paid and performed and the Commitments shall have terminated, and all L/C Exposure shall have expired or been terminated or canceled, at which time the Administrative Agent shall assign and deliver to the appropriate Pledgor, or to such Person or Persons as such Pledgor shall designate, against receipt, such of the Pledged Securities (if any) as shall not have been sold or otherwise applied by the Administrative Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be free and clear of all Liens, arising by, under or through the Administrative Agent but shall otherwise be without recourse upon or warranty by the Administrative Agent and at the expense of the Pledgors.

11.      CASH COLLATERAL

         SECTION 11.1 Cash Collateral Accounts. On or prior to the Closing Date, there shall be established (i) with the Administrative Agent, a collateral account in the name of the Administrative Agent (the "U.S. Dollar Cash Collateral Account"), into which the appropriate Credit Parties shall from time to time deposit U.S. Dollars and (ii) with the Canadian Agent, a collateral account at the Canadian Agent in the name of the Administrative Agent (the "Canadian Dollar Cash Collateral Account" and together with the U.S. Dollar Cash Collateral Account, the "Cash Collateral Accounts") into which the appropriate Credit Parties shall deposit Canadian Dollars, in each case pursuant to the express provisions of this Credit Agreement requiring or permitting such deposits. Except to the extent otherwise provided in this Article 11, the Cash Collateral Accounts shall be under the sole dominion and control of the Administrative Agent and the Canadian Agent.

         SECTION 11.2 Investment of Funds. (a) The Administrative Agent and the Canadian Agent are hereby authorized and directed to invest and reinvest the funds from time to time transferred or deposited into the Cash Collateral Accounts, so long as no Event of Default has occurred and is continuing, on the instructions of the Borrowers (provided that any such instructions given verbally shall be confirmed promptly in writing) or, if the Borrowers shall fail to give such instructions upon delivery of any such funds, in the sole discretion of the Administrative Agent or the Canadian Agent, as applicable, provided that in no event may the Borrowers give instructions to the Administrative Agent or the Canadian Agent to, or may the Administrative Agent or the Canadian Agent in its discretion, invest or reinvest funds in the Cash Collateral Accounts in other than Cash Equivalents.

                  (b) Any net income or gain on the investment of funds from time to time held in the Cash Collateral Accounts, shall be promptly reinvested by the Administrative Agent or the Canadian Agent, as applicable, as a part of the applicable Cash Collateral Account; and any net loss on any such investment shall be charged against the applicable Cash Collateral Account.

                  (c) None of the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders shall be a trustee for any of the Credit Parties, or shall have any obligations or responsibilities, or shall be liable for anything done or not done, in connection with the Cash Collateral Accounts, except as expressly provided herein. The Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders shall not have any obligation or responsibility and shall not be liable in any way for any investment decision made in accordance with this Section 11.2 or for any decrease in the value of the investments held in the Cash Collateral Account.

         SECTION 11.3 Grant of Security Interest. For value received and to induce the Issuing Bank to issue Letters of Credit and the Lenders to make Loans to the Borrowers and to acquire participations in Letters of Credit from time to time as provided for in this Credit Agreement, as security for the payment of all of the Obligations, each of the Credit Parties hereby assigns to the Administrative Agent (for the benefit of itself, the Canadian Agent, the Issuing Bank and the Lenders) and grants to the Administrative Agent (for the benefit of itself, the Canadian Agent, the Issuing Bank and the Lenders), a first and prior Lien upon all of such Credit Party's rights in and to the Cash Collateral Accounts, all cash, documents, instruments and securities from time to time held therein, and all rights pertaining to investments of funds in the Cash Collateral Accounts and all products and proceeds of any of the foregoing. All cash, documents, instruments and securities from time to time on deposit in the Cash Collateral Accounts, and all rights pertaining to investments of funds in the Cash Collateral Accounts shall immediately and without any need for any further action on the part of any of the Credit Parties, the Issuing Bank, the Canadian Agent, any Lender or the Administrative Agent, become subject to the Lien set forth in this Section 11.3, be deemed Collateral for all purposes hereof and be subject to the provisions of this Credit Agreement.

         SECTION 11.4 Remedies. At any time during the continuation of an Event of Default, the Administrative Agent may sell any documents, instruments and securities held in the Cash Collateral Account and may immediately apply the proceeds thereof and any other cash held in the Cash Collateral Account in accordance with Section 11.2.

12.      THE ADMINISTRATIVE AGENT, THE CANADIAN AGENT AND THE ISSUING BANK

         SECTION 12.1 Administration by the Administrative Agent. (a) The general administration of the Fundamental Documents and any other documents contemplated by this Credit Agreement or any other Fundamental Document shall be by the Administrative Agent or its designees. Except as otherwise expressly provided herein, each of the Lenders hereby irrevocably authorizes the Administrative Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Fundamental Documents, the Notes and any other documents contemplated by this Credit Agreement or any other Fundamental Document as are expressly delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except as set forth in the Fundamental Documents.

                  (b) The Lenders hereby authorize the Administrative Agent (in its sole discretion):

                           (i)      in connection with the sale or other
disposition of any asset included in the Collateral or the capital stock of any Guarantor, to the extent undertaken in accordance with the terms of this Credit Agreement, to release a Lien granted to it (for the benefit of the Administrative Agent, the Issuing Bank and the Lenders) on such asset or capital stock and/or to release such Guarantor from its obligations hereunder;

                           (ii)     to determine that the cost to the Borrowers
or another Credit Party is disproportionate to the benefit to be realized by the Administrative Agent, the Issuing Bank and the Lenders by perfecting a Lien in a given asset or group of assets included in the Collateral (other than any item which is to be included in the Borrowing Base) and that the Borrowers or other Credit Party should not be required to perfect such Lien in favor of the Administrative Agent (for the benefit of itself, the Issuing Bank and the Lenders);

                           (iii)    to appoint subagents to be the holder of
record of a Lien to be granted to the Administrative Agent (for the benefit of the Administrative Agent, the Issuing Bank and the Lenders);

                           (iv)     to confirm in writing the right of Quiet
Enjoyment of licensees pursuant to the terms of Section 8.13;

                           (v)      in connection with an item of Product being
produced by a Credit Party, the principal photography of which is being done outside the United States, to approve arrangements with such Credit Party as shall be satisfactory to the Administrative Agent with respect to the temporary storage of the original negative film, the original sound track materials or other Physical Materials of such item of Product in a production laboratory located outside the United States;

                           (vi)     to approve the terms and conditions of any
sale and leaseback or other tax benefit transaction pursuant to Section 6.1 hereof;

                           (vii)    to enter into and perform its obligations
under the other Fundamental Documents;

                           (viii)   to enter into intercreditor and/or
subordination agreements on terms acceptable to the Administrative Agent with
(A) the unions and/or the guilds with respect to the security interests in favor of such unions and/or guilds required pursuant to the terms of the collective bargaining agreements or (B) with Persons who have been granted Liens which are permitted pursuant to Section 6.2(f) hereof or (C) any licensee or licensor or co-producer having any rights to any item of Product or (D) Persons providing any services in connection with any item of Product; and

                           (ix)     to enter into an agreement with the Sellers
substantially in the form of Exhibit O hereto regarding the Excluded Assets and Box Office Contingent Payments on behalf of the Lenders.

         SECTION 12.2 Advances and Payments. (a) On the date of each Loan, (x) the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the U.S. Dollar Lenders, the amount of the U.S. Dollar Loan to be made by it in accordance with its Percentage hereunder and (y) the Canadian Agent shall be authorized (but not obligated) to advance, for the account of each of the Canadian Dollar Lenders the amount of the Canadian Dollar Loan to be made by it in accordance with its Percentage hereunder. Each of the Lenders hereby authorizes and requests the Administrative Agent and the Canadian Agent, as applicable, to advance for its account, pursuant to the terms hereof, the amount of the Loan to be made by it, and each of the Lenders agrees forthwith to reimburse the Administrative Agent and the Canadian Agent, as applicable, in immediately available funds for the amount so advanced on its behalf by the Administrative Agent or the Canadian Agent, as applicable. If any such reimbursement is not made in immediately available funds on the same day on which the Administrative Agent or the Canadian Agent, as applicable, shall have made any such amount available on behalf of any Lender, such Lender shall pay interest to the Administrative Agent or the Canadian Agent, as applicable, at a rate per annum equal to (x) in the case of the Administrative Agent, the Administrative Agent's cost of obtaining overnight funds in the New York Federal Funds Market for the first three days following the time when the Lender fails to make the required reimbursement, and thereafter at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin for Alternate Base Rate Loans and (y) in the case of the Canadian Agent, the cost of obtaining overnight funds as stated by the Canadian Agent which is applicable to the currency in which such advance is to be denominated in accordance with market practice. If and to the extent that any such reimbursement shall not have been made to the Administrative Agent or the Canadian Agent, as applicable, the Borrowers agree to repay to the Administrative Agent or the Canadian Agent, as applicable, forthwith on demand a corresponding amount with interest thereon for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent or the Canadian Agent, as applicable, in the case of an Alternate Base Rate Loan, at the Alternate Base Rate plus the Applicable Margin for Alternate Base Rate Loans, in the case of a Eurodollar Loan, at the LIBO Rate plus the Applicable Margin for Eurodollar Loans, and in the case of a Canadian Prime Rate Loan, at the Canadian Prime Rate plus the Applicable Margin for Canadian Prime Rate Loans.

                  (b) As between the Administrative Agent and the Canadian Agent on one hand and the Lenders on the other hand, any amounts received by the Administrative Agent and the Canadian Agent in connection with the Fundamental Documents, the application of which is not otherwise provided for, shall be applied, first, to pay the accrued but unpaid Commitment Fees in accordance with each Lender's Percentage, second, to pay accrued but unpaid interest on the Term Notes in accordance with the amount of outstanding Term Loans owed to each U.S. Dollar Lenders, third, to pay the principal balance outstanding on the Term Notes (with amounts payable on the principal balance outstanding on the Term Notes in accordance with each Lender's percentage) fourth, to pay accrued but unpaid interest on the Revolving Credit Notes in accordance with the amount of outstanding Revolving Credit Loans owed to each Lender, fifth, to pay the principal balance outstanding on the Revolving Credit Notes (with amounts payable on the principal balance outstanding on the Revolving Credit Notes in accordance with the amount of outstanding Revolving Credit Loans owed to each Lender), amounts then due in respect of outstanding Bankers' Acceptances and unreimbursed draws under the Letter of Credit, sixth, amounts outstanding under Currency Agreements and Interest Rate Protection Agreements, and seventh, to pay any other amounts then due under this Credit Agreement. All amounts to be paid to any Lender by the Administrative Agent or the Canadian Agent, as applicable, shall be credited to that Lender, after collection by the Administrative Agent or the Canadian Agent, as applicable, in immediately available funds either by wire transfer or deposit in such Lender's correspondent account with the Administrative Agent or the Canadian Agent, as applicable, or as such Lender and the Administrative Agent or the Canadian Agent, as applicable, shall from time to time agree.

         SECTION 12.3 Sharing of Setoffs, Cash Collateral and Sharing Events.
(a) Each of the Lenders agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Credit Party (including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law) or otherwise, obtain payment in respect of its Obligations as a result of which the unpaid portion of its Obligations is proportionately less than the unpaid portion of Obligations of any of the other Lenders (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lenders a participation in the Obligations of such other Lenders, so that the aggregate unpaid principal amount of each of the Lender's Obligations and its participation in Obligations of the other Lenders shall be in the same proportion to the aggregate unpaid amount of all remaining Obligations as the amount of its Obligations prior to the obtaining of such payment was to the amount of all Obligations prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro rata. If all or any portion of such excess payment is thereafter recovered from the Lender which originally received such excess payment, such purchase (or portion thereof) shall be canceled and the purchase price restored to the extent of such recovery. The Credit Parties expressly consent to the foregoing arrangements and agree that any Lender or Lenders holding (or deemed to be holding) a participation in a Note, Bankers' Acceptance or Letter of Credit may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by either of the Borrowers to such Lender or Lenders as fully as if such Lender or Lenders held a Note and was the original obligee thereon or was the issuer of the Letter of Credit or had accepted such Bankers' Acceptance, in the amount of such participation.

                  (b) Each of the Lenders agrees that if at any time while a Sharing Event is continuing and an Lender's outstanding Credit Exposure is proportionately less than its Percentage of the aggregate Commitments hereunder it shall promptly purchase at par for cash (and shall be deemed to have thereupon purchased) from such other Lenders a pro rata participation in the outstanding Credit Exposure of such other Lenders, so that its Credit Exposure and its participations in the Credit Exposure of the other Lenders shall be equal to its Percentage of the aggregate Commitments; provided, however, that with regard to any portion of the Credit Exposure of such other Lenders attributable to BA Exposure and/or L/C Exposure, the Lender purchasing any pro rata participations shall be deemed to have purchased a participation in such portion of the Credit Exposure without providing cash for such portion until any such Letter of Credit is drawn and/or the maturity date applicable to any such Bankers' Acceptances.

                  (c) Once a Sharing Event shall have occurred, it shall continue in existence (notwithstanding a cure of the underlying Event of Default upon which such Sharing Event was based) unless terminated by written agreement of all the Lenders holding outstanding Credit Exposure (including participations bought in the Credit Exposure of other Lenders pursuant to Section 12.3(b).

         SECTION 12.4 Notice to the Lenders. Upon receipt by the Administrative Agent, the Canadian Agent or the Issuing Bank from any of the Credit Parties of any communication calling for an action on the part of the Lenders, or upon notice to the Administrative Agent of any Event of Default, the Administrative Agent, the Canadian Agent or the Issuing Bank will in turn immediately inform the other Lenders in writing (which shall include facsimile communications) of the nature of such communication or of the Event of Default, as the case may be.

         SECTION 12.5 Liability of the Administrative Agent, Canadian Agent, Issuing Bank and Syndication Agent. (a) The Administrative Agent, Canadian Agent, or the Issuing Bank, when acting on behalf of the Lenders, may execute any of its duties under this Credit Agreement or the other Fundamental Documents by or through its officers, agents, or employees and neither the Administrative Agent, Canadian Agent, the Issuing Bank nor their respective officers, agents or employees shall be liable to the Lenders or any of them for any action taken or omitted to be taken in good faith, nor be responsible to the Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Administrative Agent, Canadian Agent, the Issuing Bank and their respective directors, officers, agents, and employees shall in no event be liable to the Lenders or to any of them for any action taken or omitted to be taken by it pursuant to instructions received by it from the Required Lenders or in reliance upon the advice of counsel selected by it with reasonable care. The Syndication Agent and its directors, officers, agents and employees shall in no event be liable to the Lenders or to any of them for any reason whatsoever in connection with this Agreement. Without limiting the foregoing, neither the Administrative Agent, the Canadian Agent, the Issuing Bank, the Syndication Agent nor any of their respective directors, officers, employees, or agents shall be responsible to any of the Lenders for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, or for the perfection of any security interest contemplated by, this Credit Agreement, any other Fundamental Document or any related agreement, document or order, or for freedom of any of the Collateral or any of the Pledged Securities from prior Liens or security interests, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Credit Party of any of the terms, conditions, covenants, or agreements of this Credit Agreement, any other Fundamental Document, or any related agreement or document.

                  (b) None of the Administrative Agent, Canadian Agent, Syndication Agent (each in its capacity as agent for the Lenders), the Issuing Bank or any of their respective directors, officers, employees, or agents shall have any responsibility to the Borrowers or any other Credit Party on account of the failure or delay in performance or breach by any of the Lenders of any of such Lender's obligations under this Credit Agreement, the other Fundamental Documents or any related agreement or document or in connection herewith or therewith. No Lender nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower or any other Credit Party on account of the failure or delay in performance or breach by any other Lender of such other Lender's obligations under this Credit Agreement, the other Fundamental Documents or any related agreement or document or in connection herewith or therewith.

                  (c) The Administrative Agent, the Canadian Agent, each as agent for the Lenders hereunder and the Issuing Bank in such capacity, shall be entitled to rely on any communication, instrument, or document believed by it to be genuine or correct and to have been signed or sent by a Person or Persons believed by it to be the proper Person or Persons, and it shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by it.

         SECTION 12.6 Reimbursement and Indemnification. Each of the Lenders agrees (i) to reimburse the Administrative Agent and the Canadian Agent for such Lender's Pro Rata Share of any expenses and fees incurred for the benefit of the Lenders under the Fundamental Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by or on behalf of the Borrower, (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees, or agents, on demand, in accordance with such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, it or any of them in any way relating to or arising out of any Completion Guaranty, the Fundamental Documents or any related agreement or document, or any action taken or omitted by it or any of them under any Completion Guaranty, the Fundamental Documents or any related agreement or document, to the extent not reimbursed by or on behalf of the Borrowers or any other Credit Party (except such as shall result from its gross negligence or willful misconduct), (iii) in the case of the U.S. Lenders only, to indemnify and hold harmless the Issuing Bank and any of its directors, officers, employees, or agents, on demand, in the amount of its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of the issuance of any Letters of Credit or the failure to issue Letters of Credit if such failure or issuance was at the direction of the Required Revolving Credit Lenders (except as shall result from the gross negligence or willful misconduct of the Person to be reimbursed, indemnified or held harmless, as applicable, (iv) in the case of the Canadian Dollar Lenders only, to indemnify and hold harmless the Canadian Agent and any of its directors, officers, employees, or Canadian Agents, on demand, in accordance with each Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of the Fundamental Documents or any action taken or omitted by it or any of them under the Fundamental Documents to the extent not reimbursed by the Borrowers or any other Credit Party (except such as shall result from its gross negligence or willful misconduct). To the extent indemnification payments made by the Lenders pursuant to this Section 12.6 are subsequently recovered by the Administrative Agent, the Canadian Agent or the Issuing Bank from a Credit Party, the Administrative Agent or the Canadian Agent, as the case may be, will promptly refund such previously paid indemnity payments to the Lenders.

         SECTION 12.7 Rights of Administrative Agent and Canadian Agent. It is understood and agreed that each of the Administrative Agent and the Canadian Agent shall have the same duties, rights and powers as a Lender hereunder (including the right to give such instructions) as any of the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with any Credit Party or Affiliate thereof, as though it were not the Administrative Agent or the Canadian Agent of the Lenders under this Credit Agreement and the other Fundamental Documents.

         SECTION 12.8 Independent Investigation by Lenders. Each of the Lenders acknowledges that it has decided to enter into this Credit Agreement and the other Fundamental Documents and to make the Loans and participate in the Letters of Credit hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Credit Parties and agrees that neither the Administrative Agent nor the Issuing Bank shall bear any responsibility therefor.

         SECTION 12.9 Agreement of Required Lenders. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Lenders, action shall be taken by the Administrative Agent for and on behalf of, or for the benefit of, all Lenders upon the direction of the Required Lenders and any such action shall be binding on all Lenders. No amendment, modification, consent or waiver shall be effective except in accordance with the provisions of Section 13.11 hereof.

         SECTION 12.10 Notice of Transfer. The Administrative Agent, the Canadian Agent and the Issuing Bank may deem and treat any Lender which is a party to this Credit Agreement as the owner of such Lender's respective portions of the Loans and participations in Letters of Credit for all purposes, unless and until a written notice of the assignment or transfer thereof executed by any such Lender shall have been received by the Administrative Agent and become effective in accordance with Section 13.3 hereof.

         SECTION 12.11 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers, but such resignation shall not become effective until acceptance by a successor agent of its appointment pursuant hereto. Upon any such resignation, the retiring Administrative Agent shall promptly appoint a successor agent from among the U.S. Dollar Lenders which successor shall be experienced and sophisticated in entertainment industry lending, provided that such replacement is reasonably acceptable (as evidenced in writing) to the Required Lenders and the Borrowers; provided, however, that such approval by the Borrowers shall not be required at any time when a Default or Event of Default is continuing. If no successor agent shall have been so appointed by the retiring Administrative Agent and shall have accepted such appointment, within 30 days after the retiring agent's giving of notice of resignation, the Borrowers may appoint a successor agent (which successor may be replaced by the Required Lenders; provided that such successor is experienced and sophisticated in entertainment industry lending and reasonably acceptable to the Borrowers), which shall be either a Lender or a commercial bank organized, licensed, carrying on business under the laws of the United States of America or of any State thereof and shall have a combined capital and surplus of at least US$500,000,000 and shall be experienced and sophisticated in entertainment industry lending. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor agent, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Credit Agreement, the other Fundamental Documents and any other credit documentation. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 12 and Article 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.

         SECTION 12.12 Successor Issuing Bank. The Issuing Bank may resign at any time by giving prior written notice thereof to the Lenders and the Borrowers, but such resignation shall not become effective until acceptance by a successor Issuing Bank of its appointment pursuant hereto. Upon any such resignation, the retiring Issuing Bank shall promptly appoint a successor Issuing Bank from among the Lenders, provided that such replacement is reasonably acceptable (as evidenced in writing) to the Required Lenders and the Borrowers and has a credit rating at least as high as that of the Issuing Bank; provided, however, that such approval by the Borrowers shall not be required at any time when a Default or Event of Default is continuing. If no successor Issuing Bank shall have been so appointed by the retiring Issuing Bank and shall have accepted such appointment, within 30 days after the retiring Issuing Bank's giving of notice of resignation, the Borrowers may appoint a successor Issuing Bank (which successor may be replaced by the Required Lenders; provided that such successor is reasonably acceptable to the Borrowers), which shall be either a Lender or a commercial bank organized, licensed, carrying on business under the laws of the United States of America or of any State thereof and shall have a combined capital and surplus of at least US$500,000,000. Upon the acceptance of any appointment as Issuing Bank hereunder by a successor Issuing Bank, such successor Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Issuing Bank, and the retiring Issuing Bank shall be discharged from its duties and obligations under this Credit Agreement, the other Fundamental Documents and any other credit documentation, except with respect to Letters of Credit which are outstanding at the time of the resignation unless the successor Issuing Bank replaces the retiring Issuing Bank as the issuing bank on such Letters of Credit. The Borrowers and each Lender hereby agrees that each will use its commercially reasonable efforts to replace any such outstanding Letters of Credit issued by the retiring Issuing Bank. After any retiring Issuing Bank's resignation hereunder as Issuing Bank, the provisions of this Article 12 and Article 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Issuing Bank under this Credit Agreement.

         SECTION 12.13 Successor Canadian Agent. The Canadian Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers, but such resignation shall not become effective until acceptance by a successor agent of its appointment pursuant hereto. Upon any such resignation, the retiring Canadian Agent shall promptly appoint a successor agent from among the Canadian Dollar Lenders which successor shall be experienced and sophisticated in entertainment industry lending, provided that such replacement is reasonably acceptable (as evidenced in writing) to the Required Lenders and the Borrowers; provided, however, that such approval by the Borrowers shall not be required at any time when a Default or Event of Default is continuing. If no successor agent shall have been so appointed by the retiring Canadian Agent and shall have accepted such appointment, within 30 days after the retiring agent's giving of notice of resignation, the Borrowers may appoint a successor agent (which successor may be replaced by the Required Lenders; provided that such successor is experienced and sophisticated in entertainment industry lending and reasonably acceptable to the Borrowers), which shall be either a Lender or a commercial bank organized under the laws of Canada and carrying on business in Canada and shall have a combined capital and surplus of at least US$500,000,000 and shall be experienced and sophisticated in entertainment industry lending. Upon the acceptance of any appointment as Canadian Agent hereunder by a successor agent, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Canadian Agent, and the retiring Canadian Agent shall be discharged from its duties and obligations under this Credit Agreement, the other Fundamental Documents and any other credit documentation. After any retiring Canadian Agent's resignation hereunder as Canadian Agent, the provisions of this Article 12 and Article 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Canadian Agent under this Credit Agreement.

         SECTION 12.14 Quebec Power of Attorney. For the purposes of holding any security granted by any of the Credit Parties pursuant to the laws of the Province of Quebec, the Administrative Agent shall be the holder of an irrevocable power of attorney for itself, the Canadian Agent and the Issuing Bank, and all present and future lenders. By executing an Assignment and Acceptance, any future Lender shall be deemed to ratify the power of attorney granted to the Administrative Agent hereunder. The Lenders, the Canadian Agent, the Issuing Bank, JPMorgan Chase Bank and the other Banking Service Providers (herein acting through The Chase Manhattan Bank), and the Credit Parties agree that notwithstanding Section 32 of the Act respecting the Special Powers of Legal Persons (Quebec), the Administrative Agent may, as the person holding the power of attorney of the Lenders, the Canadian Agent, the Issuing Bank and the Banking Service Providers, acquire any debentures or other title of indebtedness secured by any hypothec granted by any of the Credit Parties to the Administrative Agent pursuant to the laws of the Province of Quebec.

13.      MISCELLANEOUS

         SECTION 13.1 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or if by facsimile communications equipment, delivered by such equipment) addressed, (a) if to the Administrative Agent, the Issuing Bank or JPMorgan Chase Bank, to it at 1166 Avenue of the Americas, 17th floor, New York, New York 10136-2708, Attn: Garrett Verdone, Facsimile No.: (212) 899-2893 with a copy to JPMorgan Chase Securities Inc., 1999 Avenue of the Stars, 27th floor, Los Angeles, California 90067, Attn:
Christa Thomas, Facsimile No.: (310) 860-7200, and to JPMorgan Chase Bank, Loans and Agency Services Group, 1111 Fannin, 10th Floor, Houston, Texas 77002, Attn.:
Pearl Esparza, Facsimile No.: 713-750-2358, or (b) if to any Credit Party to it at Lions Gate Entertainment Corp., 4553 Glencoe Avenue, Suite 200, Marina Del Ray, CA, 90293, Attn: Wayne Levin, Facsimile No.: 310-452-8934, or (c) if to the Canadian Agent to it at Royal Bank Plaza, South Tower, Toronto, M5J 2J2, Canada,
Attn: Christine Chan, Facsimile No.: (416) 981-9138, or (d) if to a Lender, to it at its address set forth on the signature pages hereto, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. Any failure of the Administrative Agent, the Canadian Agent or a Lender giving notice pursuant to this Section 13.1, to provide a courtesy copy to a party as provided herein, shall not affect the validity of such notice. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or upon receipt by such party, if by any telegraphic or facsimile communications equipment, in each case addressed to such party as provided in this Section 13.1 or in accordance with the latest unrevoked written direction from such party.

         SECTION 13.2 Survival of Agreement, Representations and Warranties, etc. All warranties, representations and covenants made by any of the Credit Parties herein, in any other Fundamental Document or in any certificate or other instrument delivered by it or on its behalf in connection with this Credit Agreement or any other Fundamental Document shall be considered to have been relied upon by the Administrative Agent, Canadian Agent, Syndication Agent, Issuing Bank and the Lenders and, except for any terminations, amendments, modifications or waivers thereof in accordance with the terms hereof, shall survive the making of the Loans and the issuance of the Letters of Credit herein contemplated and the execution and delivery to the Administrative Agent of the Notes regardless of any investigation made by the Administrative Agent, Canadian Agent, Syndication Agent, Issuing Bank or the Lenders or on their behalf and shall continue in full force and effect so long as any Obligation is outstanding and unpaid and so long as any Letter of Credit remains outstanding and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Credit Parties hereunder.

         SECTION 13.3 Successors and Assigns; Syndications; Loan Sales; Participations.

                  (a) Whenever in this Credit Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; provided, however, that neither any Borrower nor any other Credit Party may assign its rights hereunder without the prior written consent of the Administrative Agent, the Canadian Agent, the Issuing Bank and all of the Lenders, and all covenants, promises and agreements by or on behalf of any of the Credit Parties which are contained in this Credit Agreement shall inure to the benefit of the successors and assigns of the Administrative Agent, the Issuing Bank and the Lenders.

                  (b) Each of the Lenders may (but only with the prior written consent of the Administrative Agent, the Canadian Agent (with respect to the Canadian Dollar Lenders only) and the Issuing Bank, which consent shall not be unreasonably withheld or delayed) assign all or a portion of its interests, rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitment and the same portion of all Loans at the time owing to it and the Notes held by it and its obligations and rights with regard to Letters of Credit); provided, however, that (i) each assignment shall be of a constant, and not a varying, percentage of the assigning Lender's interests, rights and obligations under this Credit Agreement, (ii) each assignment shall be in a minimum Commitment amount (or at any time after the Commitment Termination Date, minimum Loan amount) of at least US$5,000,000 for Revolving Credit Commitments and US$1,000,000 for Term Loan Commitments unless, in either case, each of the Borrowers and the Administrative Agent otherwise consent, provided that no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the assigning Lender's original Note and a processing and recordation fee of US$3,500 to be paid to the Administrative Agent (or to the Canadian Agent with respect to assignments by the Canadian Dollar Lenders) by the assigning Lender or the assignee prior to an Event of Default hereunder, such an assignment shall be (x) to an Eligible U.S. Assignee in the case of an assignment by a U.S. Dollar Lender and (y) to an Eligible Canadian Assignee in the case of an assignment by a Canadian Dollar Lender. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall not (unless otherwise agreed to by the Administrative Agent) be earlier than five Business Days after the date of acceptance and recording by the Administrative Agent, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Fundamental Documents and shall be bound by the provisions hereof and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Credit Agreement except that, notwithstanding such assignment, any rights and remedies available to the Borrowers for any breaches by such assigning Lender of its obligations hereunder while a Lender shall be preserved after such assignment and such Lender shall not be relieved of any liability to the Borrowers due to any such breach. In the case of an Assignment and Acceptance covering all or the remaining portion of the assigning Lender's rights and obligations under this Credit Agreement, such assigning Lender shall cease to be a party hereto.

                  (c) Each Lender may at any time make an assignment of its interests, rights and obligations under this Credit Agreement, without the consent of the Administrative Agent, the Issuing Bank or the Credit Parties, to
(i) any Affiliate of such Lender or (ii) any other Lender hereunder; provided that after giving effect to such assignment, the assignee's Percentage shall not exceed 10% of the aggregate amount of all Commitments then outstanding hereunder. Any such assignment to any Affiliate of the assigning Lender or any other Lender hereunder shall not be subject to the requirements of Section 13.3(b) that (x) that the amount of the Commitment (or Loans if applicable) of the assigning Lender subject to each assignment be in a minimum principal amount of US$5,000,000 for Revolving Credit Commitments and US$1,000,000 for Term Loan Commitments and (y) the payment of a processing and recordation fee and any such assignment to any Affiliate of the assigning Lender shall not release the assigning Lender of its remaining obligations hereunder, if any.

                  (d) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby and that such interest is free and clear of any adverse claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or any other Fundamental Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Fundamental Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Credit Parties or the performance or observance by any of the Credit Parties of any of their obligations under the Fundamental Documents or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.1(a) and 5.1(b) (or if none of such financial statements shall have then been delivered, then copies of the financial statements referred to in Section 3.5 hereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee agrees that it will, independently and without reliance upon the assigning Lender, the Administrative Agent, the Issuing Bank or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement or any other Fundamental Document; (v) such assignee appoints and authorizes the Administrative Agent, the Canadian Agent, and the Issuing Bank to take such action as the agent on its behalf and to exercise such powers under this Credit Agreement as are delegated to the Administrative Agent, the Canadian Agent, or the Issuing Bank by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will be bound by the provisions of this Credit Agreement and will perform in accordance with their terms all of the obligations which by the terms of this Credit Agreement are required to be performed by it as a Lender.

                  (e) The Administrative Agent shall maintain at its address at which notices are to be given to it pursuant to Section 13.1 a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Credit Parties, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Fundamental Documents. The Register shall be available for inspection by any Credit Party or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (f) Subject to the foregoing, upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with the assigning Lender's original Note and the processing and recordation fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in the form of Exhibit J hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrowers. Within five (5) Business Days after receipt of the notice, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note, a new Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and if the assigning Lender has retained a Commitment hereunder a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Note and shall otherwise be in substantially the form of Exhibit A-1 or Exhibit A-2, as applicable. In addition the Credit Parties will promptly, at their own expense, execute such amendments to the Fundamental Documents to which each is a party and such additional documents, and take such other actions as the Administrative Agent or the assignee Lender may reasonably request in order to give such assignee Lender the full benefit of the Liens contemplated by the Fundamental Documents.

                  (g) Each of the Lenders may, without the consent of any of the Credit Parties or the Administrative Agent or the other Lenders, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it and the Note or Notes held by it and its participation in Letters of Credit); provided, however, that (i) any such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such participant shall not be granted any voting rights or any right to control the vote of such Lender under this Credit Agreement, except with respect to proposed changes to interest rates, amount of Commitments, final maturity of any Loan, releases of all or substantially all the Collateral and fees (as applicable to such participant), (iii) any such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participating banks or other entities shall be entitled to the cost protection provisions contained in Sections 2.12, 2.13, 2.14 and 12.3 hereof but a participant shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the Lender granting such participation would have been entitled to receive and (v) the Credit Parties, the Administrative Agent the Canadian Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's and its participants' rights and obligations under this Credit Agreement.

                  (h) A Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to any of the Credit Parties furnished to the Administrative Agent or such Lender by or on behalf of the Borrowers; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree, by executing a confidentiality letter substantially in the form of Exhibit O hereto to preserve the confidentiality of any confidential information relating to any of the Credit Parties received from such Lender.

                           (i)      Any assignment pursuant to paragraph (b) or
(c) of this Section 13.3 shall constitute an amendment of the Schedule of Commitments as of the effective date of such assignment.

                           (j)      The Credit Parties consents that any Lender
may at any time and from time to time pledge or otherwise grant a security interest in any Loan or in any Note evidencing the Loans (or any part thereof) to any Federal Reserve Bank.

         SECTION 13.4 Expenses; Documentary Taxes. Whether or not the transactions hereby contemplated shall be consummated, the Borrowers agree to pay (a) all reasonable out-of-pocket expenses incurred by the Administrative Agent or JPMorgan Securities Inc. in connection with, or growing out of, the performance of due diligence, the syndication of the credit facility contemplated hereby, the negotiation, preparation, execution, delivery, waiver or modification and administration of this Credit Agreement and any other documentation contemplated hereby, the making of the Loans and the issuance of the Letters of Credit, the Collateral, the Pledged Securities, any Fundamental Document or any Completion Guaranty for an item of Product, including but not limited to, the reasonable out-of-pocket costs and internally allocated charges of audit or field examinations of the Administrative Agent in connection with the administration of this Credit Agreement, the verification of financial data and the transactions contemplated hereby, and the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, counsel for the Administrative Agent and the Issuing Bank and any other counsel that the Administrative Agent or the Issuing Bank shall retain, and (b) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Canadian Agent, the Issuing Bank or the Lenders in the enforcement or protection (as distinguished from administration) of the rights and remedies of the Issuing Bank or the Lenders in connection with this Credit Agreement, the other Fundamental Documents, the Letters of Credit or the Notes, or as a result of any transaction, action or non-action arising from any of the foregoing, including but not limited to, the reasonable fees and disbursements of any counsel for the Administrative Agent, the Canadian Agent, the Issuing Bank or the Lenders. Such payments shall be made on the date this Credit Agreement is executed by the Borrowers and thereafter on demand. The Borrowers agree that they shall indemnify the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Credit Agreement or the Notes or the issuance of the Letters of Credit. The obligations of the Borrowers under this Section shall survive the termination of this Credit Agreement, the payment of the Loans and/or the expiration of any Letter of Credit.

         SECTION 13.5 Indemnification of the Administrative Agent, the Issuing Bank and the Lenders. The Borrowers agree (a) to indemnify and hold harmless the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders and their respective directors, officers, employees, trustees and agents (each, an "Indemnified Party") (to the full extent permitted by Applicable Law) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever nature, and (b) to pay to the Indemnified Parties an amount equal to the amount of all costs and expenses, including reasonable legal fees and disbursements, and with regard to both (a) and (b) growing out of or resulting from any litigation, investigation or other proceedings relating to the Collateral, this Credit Agreement, the other Fundamental Documents and the Letters of Credit, the making of the Loans, any attempt to audit, inspect, protect or sell the Collateral, or the administration and enforcement or exercise of any right or remedy granted to the Administrative Agent, the Canadian Agent, the Issuing Bank or Lenders hereunder or thereunder but excluding therefrom all claims, demands, losses, judgments, liabilities, costs and expenses arising out of or resulting from (i) the gross negligence or willful misconduct of an Indemnified Party, (ii) litigation or claims among Indemnified Parties in connection with the Fundamental Documents or in any way relating to the transactions contemplated hereby and (iii) claims asserted or litigation commenced against any of the any Indemnified Party by a Credit Party in which the Credit Party is the prevailing party. The foregoing indemnity agreement includes any reasonable costs incurred by any Indemnified Party in connection with any action or proceeding which may be instituted in respect of the foregoing by any Indemnified Party, or by any other Person either against the Lenders or in connection with which any officer, director, agent or employee of any Indemnified Party is called as a witness or deponent, including, but not limited to, the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, counsel to the Administrative Agent and the Issuing Bank, and any out-of-pocket costs incurred by any Indemnified Party in appearing as a witness or in otherwise complying with legal process served upon them. Except as otherwise required by Applicable Law which may not be waived, the Lenders shall not be liable to the Borrowers for any matter or thing in connection with this Credit Agreement other than their express obligations hereunder, including obligations to make Loans and account for moneys actually received by them in accordance with the terms hereof.

                  Whenever the provisions of this Credit Agreement or any other Fundamental Document provide that, if any Credit Party shall fail to do any act or thing which it has covenanted to do hereunder, the Administrative Agent, or the Canadian Agent, may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach and if the Administrative Agent does the same or causes it to be done, there shall be added to the Obligations hereunder the cost or expense incurred by the Administrative Agent or the Canadian Agent in so doing, and any and all amounts expended by the Administrative Agent or the Canadian Agent in taking any such action shall be repayable to it upon its demand therefor and shall (x) for advances made by the Administrative Agent, bear interest at 2% in excess of the Alternate Base Rate and (y) for advances made by the Canadian Agent bear interest at 2% in excess of the Canadian Prime Rate, from time to time in effect from the date advanced to the date of repayment.

                  All indemnities contained in this Section 13.5 shall survive the expiration or earlier termination of this Credit Agreement and shall inure to the benefit of any Person who was a Lender notwithstanding such Person's assignment of all its Loans and Commitments as to any actions taken or omitted to be taken by it while it was a Lender.

                  SECTION 13.6 CHOICE OF LAW. THIS CREDIT AGREEMENT AND THE NOTES SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND, IN THE CASE OF PROVISIONS RELATING TO INTEREST RATES, ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OR

RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500 AS ADOPTED OR AMENDED FROM TIME TO TIME (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 13.7 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS CREDIT AGREEMENT, THE SUBJECT MATTER HEREOF, ANY OTHER FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH OTHER PARTIES HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS CREDIT AGREEMENT AND ANY OTHER FUNDAMENTAL DOCUMENT. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13.7 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

                  SECTION 13.8 WAIVER WITH RESPECT TO DAMAGES. EACH CREDIT PARTY ACKNOWLEDGES THAT NEITHER THE ADMINISTRATIVE AGENT, THE CANADIAN AGENT, THE ISSUING BANK NOR ANY LENDER HAS ANY FIDUCIARY RELATIONSHIP WITH, OR FIDUCIARY DUTY TO, ANY CREDIT PARTY ARISING OUT OF OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OTHER FUNDAMENTAL DOCUMENT AND THE RELATIONSHIP BETWEEN THE ADMINISTRATIVE AGENT, THE CANADIAN AGENT, THE ISSUING BANK AND THE LENDERS, ON THE ONE HAND, AND THE CREDIT PARTIES, ON THE OTHER HAND, IN CONNECTION THEREWITH IS SOLELY THAT OF DEBTOR AND CREDITOR. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO CREDIT PARTY SHALL ASSERT, AND EACH CREDIT PARTY HEREBY WAIVES, ANY CLAIMS AGAINST THE ADMINISTRATIVE AGENT, THE ISSUING BANK, THE CANADIAN AGENT, AND THE LENDERS ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS CREDIT AGREEMENT, ANY FUNDAMENTAL DOCUMENT, ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         SECTION 13.9 No Waiver. No failure on the part of the Administrative Agent, the Canadian Agent, or any Lender or the Issuing Bank to exercise, and no delay in exercising, any right, power or remedy hereunder, under the Notes or any other Fundamental Document or with regard to any Letter of Credit shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         SECTION 13.10 Extension of Payment Date. Except as otherwise specifically provided in Article 2 hereof, should any payment or prepayment of principal of or interest on the Notes or any other amount due hereunder, become due and payable on a day other than a Business Day, the due date of such payment or prepayment shall be extended to the next succeeding Business Day and, in the case of a payment or prepayment of principal, interest shall be payable thereon at the rate herein specified during such extension.

         SECTION 13.11 Amendments, etc. No modification, amendment or waiver of any provision of this Credit Agreement or any other Fundamental Document, and no consent to any departure by the Borrowers herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification, waiver, consent or amendment shall, without the written consent of (a) each affected Lender, (i) change the Commitment of such Lender,
(ii) reduce the interest payable on such Lender's Loans, (iii) alter the principal amount of any Loan, (iv) reduce the rate at which the Commitment Fees are payable to such Lender or (v) reduce the fees payable with respect to Letters of Credit issued hereunder as set forth in Section 2.6(f)(i) or (vi) reduce the Acceptance Fee payable hereunder; (b) all Lenders, (i) amend or modify any provision of this Credit Agreement, if any, which expressly provides for the unanimous consent or approval of the Lenders, (ii) release a substantial portion of the Collateral or any of the Pledged Securities (except as contemplated herein) or release any Guarantor from its obligations hereunder,
(iii) extend the Maturity Date, (iv) amend the definition of "Required Lenders,"
(v) amend the definition of "Collateral" (and defined terms used in the definition of Collateral), (vi) amend or modify Section 2.1(c), 2.2, 2.3(b), 2.13(d), 2.6(a)(i), 2.6(i) or this Section 13.11 and (vii) increase the advance rates of any components or add any new components to the Borrowing Base; and (c) all the Required Revolving Credit Lenders, amend or modify the definition of "Required Revolving Credit Lenders". No such amendment or modification may adversely affect the rights and obligations of the Administrative Agent hereunder without its prior written consent or the rights and obligations of the Issuing Bank without its prior written consent. No notice to or demand on the Borrowers shall entitle the Borrowers to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by any holder of a Note shall bind any Person subsequently acquiring such Note, whether or not such
Note is so marked.

         SECTION 13.12 Severability. Any provision of this Credit Agreement or of the Notes which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 13.13 SERVICE OF PROCESS. EACH PARTY HERETO (EACH A "SUBMITTING PARTY") HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS CREDIT AGREEMENT (INCLUDING, BUT NOT LIMITED TO, THE LETTERS OF CREDIT), THE SUBJECT MATTER HEREOF, ANY OTHER FUNDAMENTAL DOCUMENT AND THE SUBJECT MATTER THEREOF. EACH SUBMITTING PARTY TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN THE ABOVE-NAMED COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS CREDIT AGREEMENT, THE SUBJECT MATTER HEREOF, THE OTHER FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF (AS APPLICABLE) MAY NOT BE ENFORCED IN OR BY SUCH COURT, (B) HEREBY WAIVES THE RIGHT TO REMOVE ANY SUCH ACTION, SUIT OR PROCEEDING INSTITUTED BY THE ADMINISTRATIVE AGENT OR A LENDER IN STATE COURT TO FEDERAL COURT, AND (C) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. EACH SUBMITTING PARTY HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT THE ADDRESS TO WHICH NOTICES ARE TO BE GIVEN TO IT PURSUANT TO SECTION 13.1 HEREOF. EACH SUBMITTING PARTY AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF EACH OF THE OTHER SUBMITTING PARTIES. FINAL JUDGMENT AGAINST ANY SUBMITTING PARTY IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE SUBMITTING PARTY THEREIN DESCRIBED OR (Y) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED, HOWEVER, THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR A LENDER MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST A SUBMITTING PARTY OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE SUBMITTING PARTY OR SUCH ASSETS MAY BE FOUND.

         SECTION 13.14 Headings. Section headings used herein and the Table of Contents are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Credit Agreement.

         SECTION 13.15 Execution in Counterparts. This Credit Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

         SECTION 13.16 Subordination of Intercompany Indebtedness, Receivables and Advances. (a) Each Credit Party hereby agrees that any intercompany Indebtedness or other intercompany receivables or intercompany advances of any other Credit Party, directly or indirectly, in favor of such Credit Party of whatever nature at any time outstanding shall be completely subordinate in right of payment to the prior payment in full of the Obligations, and that no payment on any such Indebtedness, receivable or advance shall be made (i) except intercompany receivables and intercompany advances permitted pursuant to the terms hereof may be repaid and intercompany Indebtedness permitted pursuant to the terms hereof may be repaid, in each case so long as no Default or Event of Default, shall have occurred and be continuing and (ii) except as specifically consented to by all the Lenders in writing, until the prior payment in full of all the Obligations and termination of the Commitments.

                  (b) In the event that any payment on any such Indebtedness shall be received by such Credit Party other than as permitted by
Section 13.17(a) before payment in full of all Obligations and termination of the Commitments, such Credit Party shall receive such payments and hold the same in trust for, segregate the same from its own assets and shall immediately pay over to, the Administrative Agent on behalf of itself, the Issuing Bank and the Lenders all such sums to the extent necessary so that the Administrative Agent, the Issuing Bank and the Lenders shall have been paid all Obligations owed or which may become owing.

         SECTION 13.17 Entire Agreement. This Credit Agreement (including the Exhibits and Schedules hereto) represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between any of the parties hereto (other than the Fee Letter) prior to the execution of this Credit Agreement which relate to Loans to be made or the Letters of Credit to be issued hereunder shall be replaced by the terms of this Credit Agreement.

         SECTION 13.18 Transition. Each of the Lenders whose name appears on the Schedule of Commitments attached hereto as Schedule 1 acknowledges and agrees that, upon execution of this Credit Agreement, each of the Lenders who was a party to the Existing Credit Agreement but is not listed on the Schedule of Commitments hereto shall (i) be paid the full amount of principal and interest outstanding on its Loans and (ii) relinquish its rights and be released from its obligations under this Credit Agreement. The parties hereto confirm that this Existing Credit Agreement shall not constitute novation of the Existing Credit Agreement and all hypothecs, debentures, debenture pledge agreements, guarantees and all other Security interests granted in favour of the Administrative Agent and the Lenders pursuant to the Existing Credit Agreement shall continue to remain in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and the year first written.

                                    BORROWERS:

                                    LIONS GATE ENTERTAINMENT CORP.

                                    By _________________________________________
                                        Name:
                                        Title:

                                    LIONS GATE ENTERTAINMENT INC.

                                    By _________________________________________
                                        Name:
                                        Title:

                                    GUARANTORS:

                                    408376 B.C. LIMITED
                                    AM PSYCHO PRODUCTIONS, INC.
                                    ATTRACTION PRODUCTIONS LLC
                                    BLUE PRODUCTIONS INC.
                                    CINEPIX ANIMATION INC./ANIMATION CINEPIX
                                      INC.
                                    CINEPIX FILMS INC./FILMS CINEPIX INC.
                                    CONFIDENCE PRODUCTIONS, INC.
                                    COVEN PRODUCTIONS CORP.
                                    CUBE FORWARD PRODUCTIONS CORP.
                                    DEAD ZONE PRODUCTION CORP.
                                    FINAL CUT PRODUCTIONS CORP.
                                    FIVE DAYS PRODUCTIONS CORP.
                                    FRAILTY PRODUCTIONS, INC.
                                    HIGH CONCEPT PRODUCTIONS INC.
                                    HYPERCUBE PRODUCTIONS CORP.
                                    KING OF THE WORLD PRODUCTIONS LLC
                                    LG PICTURES INC.
                                    LIONS GATE FILMS CORP.
                                    LIONS GATE FILMS DEVELOPMENT CORP.
                                    LIONS GATE FILMS INC.
                                    LIONS GATE FILMS PRODUCTIONS
                                      CORP./PRODUCTIONS FILMS LIONS GATE
                                      S.A.R.F.
                                    LIONS GATE MUSIC CORP.
                                    LIONS GATE RECORDS, INC.
                                    LIONS GATE STUDIO MANAGEMENT LTD.
                                    LIONS GATE TELEVISION CORP.
                                    LIONS GATE TELEVISION (ONTARIO) CORP.
                                    LIONS GATE TELEVISION DEVELOPMENT LLC
                                    LIONS GATE TELEVISION INC.
                                    LUCKY 7 PRODUCTIONS CORP.
                                    MISSING PRODUCTIONS CORP.
                                    MISSING PRODUCTIONS I CORP.
                                    M WAYS PRODUCTIONS CORP.
                                    M WAYS II PRODUCTIONS CORP.
                                    PLANETARY PRODUCTIONS, LLC
                                    PRESSURE PRODUCTIONS CORP.
                                    PRISONER OF LOVE PRODUCTIONS CORP.
                                    PROFILER PRODUCTIONS CORP.
                                    PSYCHO PRODUCTIONS SERVICES CORP.
                                    SHUTTERSPEED PRODUCTIONS CORP.
                                    TERRESTRIAL PRODUCTIONS CORP.
                                    VOID PRODUCTIONS CORP.

                                    WRITERS ON THE WAVE
                                    3F SERVICES, INC.
                                    ARIMA INC.
                                    ARTISAN ENTERTAINMENT INC.
                                    ARTISAN FILMED PRODUCTIONS, INC.
                                    ARTISAN HOME ENTERTAINMENT INC.
                                    ARTISAN MUSIC INC.
                                    ARTISAN PICTURES INC.
                                    ARTISAN RELEASING INC.
                                    ARTISAN TELEVISION INC.
                                    BD OPTICAL MEDIA, INC.
                                    BL DISTRIBUTION CORP.
                                    CAVE PRODUCTIONS, INC.
                                    FHCL, LLC
                                    FILM HOLDINGS CO.
                                    FUSION PRODUCTIONS, INC.
                                    LANDSCAPE ENTERTAINMENT CORP.
                                    POST PRODUCTION, INC.
                                    PUNISHER PRODUCTIONS, INC.
                                    SCREENING ROOM, INC.
                                    SILENT DEVELOPMENT CORP.
                                    VESTRON INC.

                                    By: ________________________________________
                                        Name:
                                        Title:

                                    BLAIR WITCH FILM PARTNERS LTD.
                                    By:  Artisan Filmed Productions Inc.
                                    Its: General Partner

                                             By: _______________________________
                                             Name:
                                             Title:

                                    LENDERS:

                                    JPMORGAN CHASE BANK,
                                    individually and as Administrative Agent

                                    By: ________________________________________
                                        Name:
                                        Title:
                                        Address:   1166 Avenue of the Americas,
                                                   17th floor New York,
                                                   NY 10136-2708
                                        Attention: Garrett Verdone
                                        Facsimile: (212) 899-2893

                                  Schedule 1.1

                             Schedule of Commitments

                                  Schedule 1.2

                      Acceptable Obligors/Allowable Amounts

                                  Schedule 1.3

                                   Guarantors

                                  Schedule 1.4

                             Pay Television Formula

SHOWTIME DEAL

For Qualifying Pictures:

- $300,000 in U.S. direct media costs qualifies for $350,000 minimum license fee*

- All Qualifying Pictures must meet a minimum of $5,000,000 in U.S. P&A costs (including a minimum of $3,000,000 in U.S. direct media costs) to qualify for license fees above the minimum, according to the schedule below.

- Up to 6 Qualifying Pictures per year, as designated by Lions Gate, will be exempted from the $5,000,000 P&A requirement for earning license fees above the minimum provided the Pictures meet the required spend of $300,000 in U.S. direct media costs.

DOMESTIC THEATRICAL RENTALS                    LICENSE FEE FORMULA
$            0 - 466,667                            $350,000
$      466,668 - 5,000,000                  75% of U.S. film rentals
$    5,000,000 - 10,000,000                 65% of U.S. film rentals
$   10,000,001 - 15,000,000                 45% of U.S. film rentals
$   15,000,001 - 30,000,000                 25% of U.S. film rentals
$   30,000,001 - 53,076,920                 13% of U.S. film rentals
$        53,076,920 plus                          $16,000,000

* Minimum license fee for DV pictures (shot in digital video) is $175,000 unless production

                                  Schedule 1.5

                               Home Video Formula

                              LIONS GATE VIDEO GRID

           Box Office Level                            Credit
---------------------------------------------------------------
          -                $   999,000              $   250,000
$ 1,000,000                $ 2,499,000              $ 1,000,000
$ 2,500,000                $ 4,999,000              $ 1,500,000
$ 5,000,000                $ 9,999,000              $ 2,500,000
$10,000,000                $14,999,000              $ 4,000,000
$15,000,000                $19,999,000              $ 6,000,000
$20,000,000                $29,999,000              $ 7,000,000
$30,000,000                $39,999,000              $ 8,000,000
$40,000,000                $59,999,000              $10,000,000
$60,000,000                $79,999,000              $12,000,000
$80,000,000            plus                         $15,000,000

                                 Schedule 3.1(a)

                              List of Jurisdictions

                                 Schedule 3.7(a)

                        Credit Parties/Pledged Securities

                                 Schedule 3.7(b)

                              Beneficial Interests

                                 Schedule 3.7(c)

                              Inactive Subsidiaries

                                 Schedule 3.7(d)

                            Unrestricted Subsidiaries

                               Schedule 3.8(a)(i)

                              All Items of Product

                             Schedule 3.8(a)(i)(ii)

                          Items of Product: Copyrights

                                 Schedule 3.8(b)

                                   Trademarks

                                  Schedule 3.9

                                Fictitious Names

                                 Corporate Name

                                 Fictitious Name

                                  Schedule 3.11

           Chief Executive Office, Location of Collateral and Records

                                  Schedule 3.12

                                   Litigation

                                  Schedule 3.17

                                   Agreements

                                  Schedule 3.18

             Filing Offices for UCC-1 and PPSA Financing Statements

                                  Schedule 3.22

                     Outstanding Right re Pledged Securities

                                  Schedule 3.24

                                 Real Properties

                                  Schedule 6.1

                              Existing Indebtedness

                                  Schedule 6.2

                                 Existing Liens

                                  Schedule 6.3

                               Existing Guaranties

                                  Schedule 6.4

                              Existing Investments

                                  Schedule 6.26

                                  Bank Accounts